      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 1995
                                                         REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             SILICON GRAPHICS, INC.
           (EXACT NAME OF THE REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                      3573                 94-2789662
    (STATE OR OTHER            (PRIMARY STANDARD        (I.R.S. EMPLOYER
    JURISDICTION OF                INDUSTRIAL         IDENTIFICATION NO.)
    INCORPORATION OR          CLASSIFICATION CODE
     ORGANIZATION)                  NUMBER)

                         2011 NORTH SHORELINE BOULEVARD
                      MOUNTAIN VIEW, CALIFORNIA 94043-1389
                                 (415) 960-1980
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                WILLIAM M. KELLY
      VICE PRESIDENT, BUSINESS DEVELOPMENT, GENERAL COUNSEL AND SECRETARY
                             SILICON GRAPHICS, INC.
                         2011 NORTH SHORELINE BOULEVARD
                      MOUNTAIN VIEW, CALIFORNIA 94043-1389
                                 (415) 960-1980
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
          MICHAEL J. KENNEDY                         ALAN AUSTIN
         SHEARMAN & STERLING              WILSON, SONSINI, GOODRICH & ROSATI
        555 CALIFORNIA STREET                  PROFESSIONAL CORPORATION
   SAN FRANCISCO, CALIFORNIA 94104                650 PAGE MILL ROAD
            (415) 616-1100                 PALO ALTO, CALIFORNIA 94304-1050
                                                    (415) 493-9300

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the Registration Statement becomes effective and certain other conditions under the Merger Agreement are met or waived.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                 PROPOSED       PROPOSED
 TITLE OF EACH CLASS OF                          MAXIMUM         MAXIMUM      AMOUNT OF
    SECURITIES TO BE           AMOUNT TO      OFFERING PRICE    AGGREGATE    REGISTRATION
     REGISTERED(1)           BE REGISTERED     PER SHARE(1)  OFFERING PRICE      FEE
- -----------------------------------------------------------------------------------------
Common Stock, $0.001 par
 value (including
 associated Preferred
 Share Purchase Rights)..  4,292,727 Shares(2)   $35.46(3)    $152,220,099(3)  $25,385(3)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(1) This Registration Statement relates to securities of the Registrant issuable to holders of Common Stock of Wavefront Technologies, Inc., a California corporation ("Wavefront"), in the proposed merger of Wavefront with a wholly owned subsidiary of the Registrant.
(2) Represents the maximum number of shares of the Common Stock of the Registrant which may be issued to shareholders of Wavefront pursuant to the Merger described herein.
(3) Pursuant to Rule 457(f), the registration fee was computed on the basis of the average of the high and low prices of Wavefront Common Stock on the Nasdaq National Market on May 5, 1995. Pursuant to Rule 457(b), the registration fee has been reduced by the $27,105 paid under Section 14(g) of the Securities Exchange Act of 1934 in connection with the filing of preliminary proxy materials on March 8, 1995. Therefore, the registration fee payable upon the filing of this Registration Statement is $25,385.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K
                 SHOWING THE LOCATION IN THE PROSPECTUS OF THE
                   INFORMATION REQUIRED BY PART I OF FORM S-4

        S-4 ITEM NUMBER AND CAPTION                      PROSPECTUS

A. INFORMATION ABOUT THE TRANSACTION

 1. Forepart of the Registration Statement
       and Outside Front Cover Page of
       Prospectus;..........................  Facing Page; Cross Reference
                                              Sheet; Outside Front Cover Page
                                              of Proxy Statement/Prospectus

 2. Inside Front and Outside Back Cover
       Pages of Prospectus .................  Table of Contents; Available
                                              Information; Incorporation of
                                              Certain Documents by Reference


 3. Risk Factors, Ratio of Earnings to
       Fixed Charges and Other Information..  Summary; Selected Historical and
                                              Pro Forma Financial Data;
                                              Comparative Per Share Data;
                                              Market Price and Dividend
                                              Information; Pro Forma Combined
                                              Condensed Financial Information;
                                              Risk Factors; The Merger; The
                                              Merger Agreement and Related
                                              Agreements; Wavefront
                                              Technologies, Inc.


 4. Terms of the Transaction................  Summary; The Merger; The Merger
                                              Agreement and Related
                                              Agreements; Comparison of
                                              Shareholders' Rights

 5. Pro Forma Financial Information.........  Selected Historical and Pro
                                              Forma Financial Data; Pro Forma
                                              Combined Condensed Financial
                                              Information

 6. Material Contacts with the Company
       Being Acquired.......................  Summary; The Merger; The Merger
                                              Agreement and Related Agreements


 7. Additional Information Required for Re-
       Offering by Persons and Parties
       Deemed to be Underwriters............    *


 8. Interests of Named Experts and Counsel..    *

 9. Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities..........................    *

B. INFORMATION ABOUT THE REGISTRANT

10. Information with Respect to S-3
      Registrants...........................  Available Information;
                                              Incorporation of Certain
                                              Documents by Reference; Summary;
                                              The Merger; The Merger Agreement
                                              and Related Agreements; Market
                                              Price and Dividend Information;
                                              The Arrangement

        S-4 ITEM NUMBER AND CAPTION                      PROSPECTUS

                                              and the Acquisition Agreement;
                                              Selected Historical and Pro
                                              Forma Financial Data; Pro Forma
                                              Combined Condensed Financial
                                              Information

11. Incorporation of Certain Information by
       Reference............................  Incorporation of Certain
                                              Documents by Reference

12. Information with Respect to S-2 or S-3
       Registrants..........................    *

13. Incorporation of Certain Information by
       Reference............................    *

14. Information with Respect to Registrants
       Other Than S-3 or S-2 Registrants....    *

C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15. Information with Respect to S-3
      Companies.............................    *

16. Information with Respect to S-2 or S-3
       Companies............................    *

17. Information with Respect to Companies
       Other Than S-2 or S-3 Companies .....  Summary; The Merger; Wavefront
                                              Technologies, Inc.; Selected
                                              Historical and Pro Forma
                                              Financial Data; Market Price and
                                              Dividend Information; Pro Forma
                                              Combined Condensed Financial
                                              Information; Index to Financial
                                              Statements

D. VOTING AND MANAGEMENT INFORMATION

18. Information if Proxies, Consents or
       Authorizations are to be Solicited...  Facing Page; Outside Front Cover
                                              Page of Proxy
                                              Statement/Prospectus; Summary;
                                              The Special Meeting; The Merger;
                                              The Merger Agreement and Related
                                              Agreements; Adoption and
                                              Approval of Employee Stock
                                              Purchase Plan; Comparison of
                                              Shareholders' Rights; Wavefront
                                              Technologies, Inc.; Shareholder
                                              Proposals

19. Information if Proxies, Consents or
       Authorizations are not to be
       Solicited or in an Exchange Offer....    *

- --------
  * Omitted because inapplicable or answer is negative.

                          WAVEFRONT TECHNOLOGIES, INC.
                           530 EAST MONTECITO STREET
                            SANTA BARBARA, CA 93103

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            To Be Held June 12, 1995

TO: THE SHAREHOLDERS OF WAVEFRONT TECHNOLOGIES, INC.

  NOTICE IS HEREBY GIVEN that a special meeting of shareholders of WAVEFRONT TECHNOLOGIES, INC., a California corporation ("Wavefront"), will be held at 10:00 a.m., local time, on June 12, 1995, at The Red Lion, 633 East Cabrillo Boulevard, Santa Barbara, California 93103 (the "Special Meeting"), to consider and vote upon the following proposals:

    1. To approve and adopt the Agreement and Plan of Merger and Reorganization (as amended, the "Merger Agreement"), dated as of February 6, 1995, by and among Silicon Graphics, Inc. ("SGI"), S Acquisition Corporation ("Merger Sub") and Wavefront, and to approve the merger (the "Merger") of Merger Sub with and into Wavefront pursuant to the Merger Agreement. As a result of the Merger, Wavefront will become a wholly owned subsidiary of SGI and each share of common stock of Wavefront will be converted into and exchanged for 0.49 shares of SGI common stock. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement/Prospectus accompanying this Notice.

    2. To approve and adopt Wavefront's Employee Stock Purchase Plan. A copy of the Employee Stock Purchase Plan is attached as Annex B to the Proxy Statement/Prospectus accompanying this Notice.

    3. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

  The Board of Directors has fixed the close of business on May 9, 1995 as the record date for the determination of the holders of Wavefront common stock entitled to notice of, and to vote at, the Special Meeting. Accordingly, only shareholders of record at the close of business on such date are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. The affirmative vote of a majority of the outstanding shares of Wavefront common stock entitled to vote thereon is necessary for approval and adoption of the Merger Agreement and approval of the Merger. The affirmative vote of a majority of the shares of Wavefront common stock present (in person or by proxy) at the Special Meeting and entitled to vote thereon is necessary for approval and adoption of the Purchase Plan.

  Details of the proposed Merger and other important information concerning SGI and Wavefront are more fully described in the accompanying Proxy
Statement/Prospectus. Please give this material your careful attention.

  All shareholders are cordially invited to attend the Special Meeting in person; however, to ensure your representation at the Special Meeting you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose.

  YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. ANY SHAREHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                   Sincerely,

                                    Michael S. Noling
                                    President and
                                    Chief Executive Officer


Santa Barbara, California
May 10, 1995

                          WAVEFRONT TECHNOLOGIES, INC.
                           530 EAST MONTECITO STREET
                            SANTA BARBARA, CA 93103

                                                                    May 10, 1995

TO: THE SHAREHOLDERS OF WAVEFRONT TECHNOLOGIES, INC.

Dear Shareholder:

  You are cordially invited to attend a special meeting of the shareholders of Wavefront Technologies, Inc. ("Wavefront") to be held at 10:00 a.m. local time, on June 12, 1995, at the Red Lion, 633 East Cabrillo Boulevard, Santa Barbara, California 93103 (the "Special Meeting").

  At the Special Meeting you will be asked to consider and vote on the following proposals:

    1. To approve and adopt the Agreement and Plan of Merger and Reorganization (as amended, the "Merger Agreement"), dated as of February 6, 1995, by and among Silicon Graphics, Inc. ("SGI"), S Acquisition Corporation ("Merger Sub") and Wavefront, and to approve the merger (the "Merger") of Merger Sub with and into Wavefront pursuant to the Merger Agreement. As a result of the Merger, Wavefront will become a wholly owned subsidiary of SGI and each share of common stock of Wavefront will be converted into and exchanged for 0.49 shares of SGI common stock.

    2. To approve and adopt Wavefront's Employee Stock Purchase Plan (the "Purchase Plan").

    3. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

  WAVEFRONT'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF WAVEFRONT AND ITS SHAREHOLDERS. AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE MERGER AND FOR APPROVAL AND ADOPTION OF THE PURCHASE PLAN.

  Details of the proposed Merger and other important information concerning SGI and Wavefront are more fully described in the accompanying Proxy
Statement/Prospectus. Please give this material your careful attention.

  Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement/Prospectus at any time before it has been voted at the Special Meeting. If you attend the Special Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                    Sincerely,

                                    Michael S. Noling
                                    President and Chief Executive Officer

[Logo of Silicon Graphics, Inc.                [Logo of Wavefront
 appears here]                                  Technologies, Inc. appears here]

                          WAVEFRONT TECHNOLOGIES, INC.

                                PROXY STATEMENT

                               ----------------

                             SILICON GRAPHICS, INC.

                                   PROSPECTUS

                               ----------------

  This Proxy Statement/Prospectus is being furnished to holders of common stock, no par value ("Wavefront Common Stock"), of Wavefront Technologies, Inc., a California corporation ("Wavefront"), in connection with the solicitation of proxies by the board of directors of Wavefront for use at a special meeting of Wavefront shareholders (the "Special Meeting") to be held at 10:00 a.m. local time, on June 12, 1995, at the Red Lion, 633 Cabrillo Boulevard, Santa Barbara, California 93103, and at any adjournment or postponement thereof for the purposes set forth herein and in the accompanying Notice of Special Meeting of Wavefront Shareholders.

  This Proxy Statement/Prospectus constitutes a prospectus of Silicon Graphics, Inc., a Delaware corporation ("SGI"), with respect to the issuance and delivery of shares of common stock, par value $.001 per share, of SGI ("SGI Common Stock") in connection with the merger (the "Merger"), pursuant to the Agreement and Plan of Merger and Reorganization, dated as of February 6, 1995, by and among SGI, S Acquisition Corporation, a California corporation and wholly owned subsidiary of SGI ("Merger Sub"), and Wavefront (as amended, the "Merger Agreement"). A condition to each of SGI's and Wavefront's obligation to consummate the Merger is the consummation of an arrangement (the "Arrangement" and, together with the Merger, the "Transactions") under Section 182 of the Business Corporations Act (Ontario) pursuant to which SGI will acquire Alias, subject to the terms and conditions of the Amended and Restated Agreement and Plan of Acquisition and Arrangement, dated as of February 6, 1995, by and among SGI, 1103707 Ontario Inc., an Ontario corporation ("Amalgamation Sub"), Silicon Graphics Manufacturing S.A., a Swiss corporation ("Holdco"), and Alias Research Inc., an Ontario corporation ("Alias") (the "Acquisition Agreement" and, together with the Merger Agreement, the "Agreements").

  SEE "RISK FACTORS" FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE SECURITIES REFERRED TO HEREIN.

 THE SECURITIES TO BE ISSUED  PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE
  NOT BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES AND EXCHANGE COMMISSION
   OR  ANY STATE SECURITIES COMMISSION  NOR HAS THE SECURITIES  AND EXCHANGE
     COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  PASSED  UPON   THE
      ACCURACY  OR  ADEQUACY  OF  THIS  PROXY  STATEMENT/PROSPECTUS.  ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of Wavefront on or about May 12, 1995.

          The date of this Proxy Statement/Prospectus is May 10, 1995.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION.....................................................   1
ALIAS ACCOUNTING PRINCIPLES...............................................   1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   1
TRADEMARKS................................................................   2
SUMMARY...................................................................   3
  Business of SGI.........................................................   3
  Business of Wavefront...................................................   3
  Business of Alias.......................................................   4
  Date and Place of Wavefront Special Meeting.............................   4
  The Merger; Purpose of the Special Meeting; The Arrangement.............   4
  Shareholders Entitled to Vote...........................................   5
  Vote Required...........................................................   5
  Dissenters' Rights......................................................   5
  Recommendation; Fairness Opinion........................................   6
  Effective Time of the Merger............................................   6
  Conditions to the Merger................................................   6
  Termination.............................................................   6
  Surrender of Certificates...............................................   6
  Accounting Treatment....................................................   7
  Certain Federal Income Tax Consequences.................................   7
  Regulatory Matters......................................................   7
  Interests of Certain Persons in the Merger..............................   7
  Operations Following the Merger.........................................   7
MARKET PRICE AND DIVIDEND INFORMATION.....................................   8
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA..........................   9
COMPARATIVE PER SHARE DATA................................................  12
RISK FACTORS..............................................................  13
  Risks Relating to the Transactions......................................  13
  Risks Relating to SGI...................................................  14
THE SPECIAL MEETING.......................................................  16
  General.................................................................  16
  Matters to Be Considered at the Special Meeting.........................  16
  Record Date; Voting at the Special Meeting; Vote Required...............  17
  Proxies.................................................................  17
THE MERGER................................................................  18
  General.................................................................  18
  The Arrangement.........................................................  18
  Background of the Merger................................................  19
  Wavefront's Reasons for the Merger; Recommendation of the Wavefront
   Board..................................................................  21
  SGI's Reasons for the Merger............................................  21
  Operations Following the Merger.........................................  22
  Opinion of Wavefront's Financial Advisor................................  22
  Certain Federal Income Tax Consequences.................................  25
  Accounting Treatment....................................................  26
  Interests of Certain Persons in the Merger..............................  27
  Regulatory Matters......................................................  28
  Rights of Dissenting Shareholders.......................................  28

                                                                           PAGE
                                                                           ----
THE MERGER AGREEMENT AND RELATED AGREEMENTS...............................  29
  Effective Time of the Merger............................................  30
  Conversion of Shares....................................................  30
  Treatment of Wavefront Common Stock Options and Employee Stock Purchase
   Plan...................................................................  30
  Business of Wavefront Pending the Merger................................  31
  Solicitation of Alternative Transactions................................  32
  Business of SGI Pending the Merger......................................  32
  Corporate Structure and Related Matters After the Merger................  32
  Certain Covenants.......................................................  32
  Conditions to the Merger................................................  33
  Termination; Amendment..................................................  34
  Fees and Expenses.......................................................  34
  Confidentiality Agreement...............................................  35
  Agreements of Wavefront Affiliates......................................  36
THE ARRANGEMENT AND THE ACQUISITION AGREEMENT.............................  36
  General.................................................................  36
  The Acquisition Agreement and Related Agreements........................  37
PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION........................  37
WAVEFRONT TECHNOLOGIES, INC...............................................  46
  General.................................................................  46
  Business................................................................  47
  Properties..............................................................  57
  Selected Consolidated Financial Data of Wavefront.......................  57
  Wavefront's Management's Discussion and Analysis of Financial Conditions
   and Results of Operations..............................................  58
  Executive Compensation..................................................  64
  Security Ownership of Certain Beneficial Owners and Management..........  70
COMPARISON OF SHAREHOLDERS' RIGHTS........................................  71
  Vote Required for Extraordinary Transactions............................  71
  Cumulative Voting.......................................................  71
  Classification of Board of Directors....................................  72
  Amendment to Governing Documents........................................  72
  Dissenters' Rights......................................................  72
  Derivative Action.......................................................  73
  Shareholder Consent in Lieu of Meeting..................................  73
  Fiduciary Duties of Directors...........................................  73
  Indemnification of Officers and Directors...............................  73
  Director Liability......................................................  74
  Anti-Takeover Provisions and Interested Stockholder Transactions........  74
  Rights Plan.............................................................  75
ADOPTION AND APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN.....................  76
  Vote Required...........................................................  76
  Summary of Purchase Plan................................................  76
  Tax Information.........................................................  78
  Participation in Purchase Plan..........................................  79
EXPERTS...................................................................  79
LEGAL MATTERS.............................................................  80
OTHER MATTERS.............................................................  80
SHAREHOLDER PROPOSALS.....................................................  80
INDEX TO FINANCIAL STATEMENTS............................................. F-1
ANNEX A AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
ANNEX B EMPLOYEE STOCK PURCHASE PLAN
ANNEX C OPINION OF VOLPE, WELTY & COMPANY
ANNEX D CALIFORNIA APPRAISAL RIGHTS PROVISION

                             AVAILABLE INFORMATION

  SGI, Alias and Wavefront are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. In addition, material filed by SGI can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and material filed by Wavefront and Alias can be inspected at the offices of The Nasdaq Stock Market, Reports Section, 1735 K Street N.W., Washington, D.C. 20006.

  SGI has filed with the Commission a Registration Statement on Form S-4 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities to be issued by SGI to holders of Wavefront Common Stock. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                          ALIAS ACCOUNTING PRINCIPLES

  The financial statements of Alias incorporated by reference in this Proxy Statement/Prospectus are reported in United States dollars and, unless otherwise indicated, have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"), which conform in all material respects with accounting principles generally accepted in the United States ("GAAP"), except as described in Note 12 to the consolidated financial statements of Alias included herein. The selected historical and pro forma financial data for Alias are prepared in accordance with GAAP as discussed in Note 4 to the SGI, Wavefront and Alias Pro Forma Combined Condensed Financial Statements included herein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by SGI with the Commission are incorporated by reference in this Proxy Statement/Prospectus:

    1. SGI's Annual Report on Form 10-K for the fiscal year ended June 30,
  1994.

    2. SGI's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994.

    3. SGI's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1994.

    4. SGI's Current Report on Form 8-K filed on February 13, 1995.

    5. The description of SGI's capital stock contained in SGI's Registration Statement on Form 8-B filed on March 16, 1990.

    6. The description of SGI's Preferred Share Purchase Rights contained in SGI's amendment on Form 8 to Registration Statement on Form 8-A, filed November 12, 1992.


  The following documents filed by Alias with the Commission are incorporated by reference in this Proxy Statement/Prospectus:

    1. Alias' Annual Report on Form 10-K for the fiscal year ended January 31, 1995.

    2. Alias' Current Report on Form 8-K filed on February 13, 1995.

  All documents filed by SGI or Alias pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (WITHOUT EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST. REQUESTS FOR SGI DOCUMENTS SHOULD BE DIRECTED TO SILICON GRAPHICS, INC., 2011 NORTH SHORELINE BOULEVARD, MOUNTAIN VIEW, CALIFORNIA 94043-1389, ATTENTION: INVESTOR RELATIONS, MAIL STOP 645 (TELEPHONE:
(415) 390-2607). REQUESTS FOR ALIAS DOCUMENTS SHOULD BE DIRECTED TO ALIAS RESEARCH INC., 110 RICHMOND STREET EAST, TORONTO, CANADA M5C 1P1 (TELEPHONE:
(416) 362-9181). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY REQUEST SHOULD BE MADE PRIOR TO JUNE 1, 1995.

                               ----------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE MATTERS REFERRED TO HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN SO AUTHORIZED BY SGI, WAVEFRONT OR ALIAS. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ----------------

                                   TRADEMARKS

  Silicon Graphics, the Silicon Graphics logo and Indigo are registered trademarks of SGI, and Challenge, Indy, Indigo/2/, Onyx, POWER Challenge and POWER Onyx are trademarks of SGI. MIPS is a registered trademark and R10000 is a trademark of MIPS Technologies, Inc. ("MIPS"), a wholly owned subsidiary of SGI. EXPLORE, 3DESIGN and IPR are registered trademarks of Wavefront, and COMPOSER, DATA VISUALIZER, DYNAMATION, GAMEWARE, KINEMATION, VISUALIZER and VISUALIZER PAINT are unregistered trademarks of Wavefront. This Proxy Statement/Prospectus also contain trademarks of companies other than SGI, MIPS and Wavefront.

                                    SUMMARY

  The following is a summary of certain information about SGI, Wavefront, the Merger Agreement and the Merger and is qualified in its entirety by reference to the full text of this Proxy Statement/Prospectus, the exhibits hereto and the documents incorporated by reference herein. Shareholders are urged to read this Proxy Statement/Prospectus and the accompanying exhibits in their entirety. See "Risk Factors" for certain information that should be considered by the shareholders of Wavefront.

BUSINESS OF SGI

  SGI is a leading supplier of visual computing systems, which provide users with the ability to interact with their work in real-time, color, three-dimensions ("3D"), motion, sound and video. Through its family of workstations, servers and supercomputers, SGI delivers interactive 3D graphics, digital media and multiprocessing supercomputing technologies to technical, scientific, corporate and creative professionals. Since its founding in 1982, SGI has been committed to defining new classes of visual computing and transforming these computing processes into cost-effective solutions for a variety of industries.

  At the heart of visual computing are SGI's four core technologies: (i) real-time 3D color graphics; (ii) symmetric multiprocessing, which optimizes the performance of the system through multiple-CPU design; (iii) digital media technology, to integrate sound and video capability; and (iv) Reduced Instruction Set Computing ("RISC") microprocessor technology, a key to system performance. Through its investment in these four key technologies, SGI is well-positioned in one of the fastest growing sectors of the computer industry--a sector that comprises visual computing, open systems, client-server computing, RISC computing and digital media.

  SGI's graphics computer systems range from the Indigo (R) family of desktop workstations, including the Indy (TM) and Indigo2 (TM), to the Onyx (TM) and POWER Onyx (TM) systems, a family of advanced graphics supercomputers. The Challenge (TM) and POWER Challenge (TM) family ranges from entry-level single processor network resource servers to enterprise-wide symmetric multiprocessing supercomputers.

  SGI workstations include display, graphics and computational capabilities. Server models are general purpose computers with the same computational performance as their workstation counterparts, but without the graphics capabilities. Depending on their application, servers may also have higher levels of data storage and/or communications capabilities than comparable workstations. The high-end multiprocessor supercomputer systems are meant to replace or augment aging mainframe computers in compute intensive engineering, animation and scientific environments. SGI systems generally are binary-compatible, meaning that software applications run without modification across the entire product line.

  SGI's products all use the MIPS (R) RISC microprocessors developed by MIPS, a subsidiary of SGI. The MIPS RISC microprocessors and related devices designed by SGI are manufactured and sold under license by selected semiconductor manufacturing companies, including Integrated Device Technology, Inc., LSI Logic Corporation, NEC Corporation, NKK Corporation, Philips Semiconductors, Siemens AG, and Toshiba Corporation (the "Semiconductor Partners"). Sales of MIPS RISC microprocessors by the Semiconductor Partners are principally to the computer systems and embedded control markets, for use in such products as disk drives, laser printers and smart terminals.

  SGI has extended the reach of its core technologies by forging alliances with entertainment industry leaders and other companies at the forefront of the developing market for interactive computing. Among SGI's partners in these alliances are Time Warner Cable, Nintendo Co., Ltd., Walt Disney Company, AT&T Corp. and NTT Corporation.

  SGI is a Delaware corporation. Its principal executive offices are located at 2011 North Shoreline Boulevard, Mountain View, California 94043-1389, and its telephone number is (415) 960-1980.

BUSINESS OF WAVEFRONT

  Wavefront develops, markets and supports a line of workstation-based 3D and 2D computer graphics imaging and animation software products for professional users in the entertainment and industrial design industries. Substantially all of Wavefront's products are designed to operate on SGI workstations. Wavefront's entertainment customers use its software to create images and special effects for movies, television programming, advertising and electronic and CD-ROM games. Industrial customers use Wavefront's visualization software to create images for enhancing and marketing products through visualization of design appearance and function, presentation of complex project concepts and illustration of engineering or scientific phenomena that would otherwise be difficult to understand. Wavefront's software was used in the production (including special effects, scene planning, motion creation, character animation and image layering) of recent films including Clear and Present Danger, Drop Zone, Speed, Stargate, Star Trek Generations and True Lies. Wavefront's software was also used to create advertisements for Budweiser's Bud Bowl Series, logos for NBA and NFL program introductions and visuals for theme park attractions.

  Wavefront's product line includes two core animation systems and a set of interoperable special purpose product modules. From these components, Wavefront packages industry-specific solutions which address specific steps of the computer graphics imaging process. By delivering innovative and industry-specific computer graphics software packages, Wavefront enables professional users to generate images that meet their individual needs quickly and at reduced cost. Wavefront's products enable customers to focus on the creative process rather than on the technical aspects of digital image creation. Wavefront believes its modular and open architecture development approach allows it to bring innovative technology to market more rapidly. This development approach also permits customers to customize Wavefront's products or use them on a stand-alone basis or with other computer graphics products.

  Worldwide, Wavefront has more than 4,000 active licenses at over 1,600 companies and educational institutions. Wavefront's customers include CBS, NBC, Sony, Walt Disney Pictures & Television, Warner Brothers, Boeing, Ford Motor Company, Hyundai, Kodak, Lockheed Martin, McDonnell Douglas, NASA, Renault and Rubbermaid, each of which are active users of its products and (i) have a significant number of licenses or (ii) depend on Wavefront products to a large extent in their business. Wavefront sells its products through its sales force, systems integrators, dealers and distributors. Its animation systems range in price from $5,000 to $60,000. See "Wavefront Technologies, Inc.--Business."

  Wavefront was incorporated in the state of California in June 1984. Wavefront's principal executive offices are located at 530 East Montecito Street, Santa Barbara, California 94103, and its telephone number is (805) 962-8117. Unless the context otherwise requires, the term "Wavefront" as used herein refers to Wavefront Technologies, Inc. and its wholly owned subsidiaries. In the second quarter of 1994 Wavefront changed the name of one of its wholly owned subsidiaries, Thomson Digital Image, to Wavefront Technologies, SA, which is referred to throughout this Proxy Statement/Prospectus as "TDI."

BUSINESS OF ALIAS

  Alias develops, markets and supports a family of advanced computer graphics software products which are used by creative professionals in the industrial design and entertainment industries to create, edit, manipulate and animate "digital media"--2D digital images and 3D models. Alias' products are based on common core technologies that enable artists, designers, animators and film makers, including those without previous computer experience, to rapidly create more innovative digital media content. Alias products operate primarily on SGI workstations, and certain of its products also run on IBM RISC System/6000 workstations and the Apple Macintosh family of personal computers.

DATE AND PLACE OF THE WAVEFRONT SPECIAL MEETING

  The Special Meeting will be held on June 12, 1995 at 10:00 a.m., local time, at the Red Lion, 633 East Cabrillo Boulevard, Santa Barbara, California 93103.

THE MERGER; PURPOSE OF THE SPECIAL MEETING; THE ARRANGEMENT

  THE MERGER. As a result of the Merger, each outstanding share of Wavefront Common Stock will be converted into the right to receive 0.49 (the "Exchange Ratio") shares of SGI Common Stock. Upon consummation of the Merger, each then-outstanding option to purchase Wavefront Common Stock (a "Wavefront Option") will be assumed by SGI and will automatically be converted into an option to purchase that number of shares of SGI Common Stock equal to the product of the number of shares of Wavefront Common Stock such option was exercisable for at the time of the Merger multiplied by the Exchange Ratio at an exercise price equal to the quotient of the per share exercise price of the Wavefront Option at the time of the Merger divided by the Exchange Ratio. Subject to the consummation of the Merger and due approval and adoption of the Employee Stock Purchase Plan (the "Purchase Plan") by the Wavefront shareholders at the Special Meeting, on the last trading day prior to the Effective Time (the "Final Purchase Date"), Wavefront will apply the funds then credited to each Purchase Plan participant's payroll withholding account to the purchase of whole shares of Wavefront Common Stock. See "The Merger Agreement and Related Agreements-- Conversion of Shares" and "--Treatment of Wavefront Common Stock Options and Employee Stock Purchase Plan."

  THE SPECIAL MEETING. At the Special Meeting, the shareholders of Wavefront will consider and vote upon proposals (i) to approve and adopt the Merger Agreement and to approve the Merger, (ii) to approve and adopt the Purchase Plan and (iii) to transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof. See "The Special Meeting--Matters to Be Considered at the Special Meeting."

  THE ARRANGEMENT. A condition to each of SGI's and Wavefront's obligation to consummate the Merger is the consummation of the Arrangement. As a result of the Arrangement, the holder of each outstanding share of common stock of Alias ("Alias Common Stock") will be entitled to receive 0.90 (the "Alias Exchange Ratio") shares of SGI Common Stock or that number of Non-Voting Exchangeable Shares of New Alias (the "Exchangeable Shares") equal to the Alias Exchange Ratio. The surviving corporation in the amalgamation of Alias and a subsidiary of SGI is referred to herein as "New Alias." While the Exchangeable Shares will generally have no voting rights with respect to New Alias (other than limited statutory voting rights with respect to New Alias, including the right to receive notice of and vote at any meeting relating to the limitation or elimination of rights, privileges, restrictions or conditions of the Exchangeable Shares), the Exchangeable Shares will possess voting, liquidation and dividend rights functionally equivalent to those of SGI Common Stock. One of the conditions to each of SGI's and Alias' obligation to consummate the Arrangement is the consummation of the Merger. See "The Arrangement and the Acquisition Agreement."

SHAREHOLDERS ENTITLED TO VOTE

  The close of business on May 9, 1995 is the record date for determination of holders of Wavefront Common Stock entitled to vote at the Special Meeting. At that date, 8,464,933 shares of Wavefront Common Stock were outstanding, held by approximately 174 holders of record. As of such date, directors and executive officers of Wavefront and their affiliates may be deemed to be the beneficial owners of shares of Wavefront Common Stock representing approximately 5.9% of the outstanding voting power of Wavefront. See "The Special Meeting--Record Date; Voting at the Special Meeting; Vote Required."

  The directors and executive officers of Wavefront have indicated that they intend to vote the shares of Wavefront Common Stock held by them for approval and adoption of the Merger Agreement and approval of the Merger and for approval and adoption of the Purchase Plan.

VOTE REQUIRED

  Approval and adoption of the Merger Agreement and approval of the Merger will require the affirmative vote of the holders of a majority of the outstanding shares of Wavefront Common Stock entitled to vote thereon. Approval and adoption of the Purchase Plan will require the affirmative vote of the holders of a majority of the shares of Wavefront Common Stock present (in person or by proxy) at the Special Meeting and entitled to vote thereon. See "The Special Meeting--Record Date; Voting at the Special Meeting; Vote Required."

DISSENTERS' RIGHTS

  Shareholders of Wavefront who vote against the Merger may be entitled to certain dissenters' rights under California law. See "The Merger--Rights of Dissenting Shareholders."

RECOMMENDATION; FAIRNESS OPINION

  THE BOARD OF DIRECTORS OF WAVEFRONT (THE "WAVEFRONT BOARD") HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT HOLDERS OF WAVEFRONT COMMON STOCK VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. VOLPE, WELTY & COMPANY ("VOLPE, WELTY") HAS DELIVERED TO THE WAVEFRONT BOARD ITS WRITTEN OPINION DATED AS OF FEBRUARY 6, 1995 TO THE EFFECT THAT, BASED UPON AND SUBJECT TO THE VARIOUS CONSIDERATIONS SET FORTH IN SUCH OPINION, AS OF THE DATE OF SUCH OPINION, THE EXCHANGE RATIO IS FAIR TO THE HOLDERS OF WAVEFRONT COMMON STOCK FROM A FINANCIAL POINT OF VIEW.

  A copy of the opinion of Volpe, Welty, which sets forth the assumptions made, procedures followed, matters considered and scope of review, is attached to this Proxy Statement/Prospectus as Annex C and should be read carefully in its entirety. See "The Merger--Opinion of Wavefront's Financial Advisor," which contains a discussion of the fees to be paid to Volpe, Welty and the conditions under which such fees are payable. Volpe, Welty assisted in negotiating the Exchange Ratio, but the Exchange Ratio was established by SGI and Wavefront. Certain portions of the fees to be paid to Volpe, Welty are contingent upon consummation of the Merger. See "The Merger--Opinion of Wavefront's Financial Advisor."

EFFECTIVE TIME OF THE MERGER

  As promptly as practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreement, the parties thereto will file a certified agreement of merger with the Secretary of State of California. The Merger will become effective upon such filing (the "Effective Time"), which, assuming all conditions are met, is anticipated to occur shortly after the Special Meeting. See "The Merger Agreement and Related Agreements--Effective Time of the Merger."

CONDITIONS TO THE MERGER

  Consummation of the Merger is subject to the satisfaction of a number of conditions, including but not limited to: (i) the approval and adoption of the Merger Agreement by the requisite vote of the shareholders of Wavefront; (ii) the consummation of the Arrangement; (iii) the absence of any restrictive court orders or any other legal restraints or prohibitions, preventing or making illegal the consummation of the Merger; (iv) the continuing accuracy in all material respects of the representations and warranties made by each of Wavefront and SGI in the Merger Agreement on and as of the Effective Time; and
(v) the receipt by SGI and Wavefront of certain opinions regarding tax and accounting matters. See "The Merger Agreement and Related Agreements-- Conditions to the Merger" and "The Arrangement and the Acquisition Agreement."

  If the Arrangement is not consummated, the Merger will occur only if SGI and Wavefront agree to proceed and the other conditions to the consummation of the Merger have been satisfied or waived. See "The Merger Agreement and Related Agreements--Conditions to the Merger" and "--Fees and Expenses." If such an agreement is reached after approval of the Merger by the holders of Wavefront Common Stock, then Wavefront intends to resolicit its shareholders prior to consummation of the Merger.

TERMINATION

  The Merger Agreement may be terminated and the Merger may be abandoned prior to the Effective Time notwithstanding approval by the shareholders of Wavefront under the circumstances specified in the Merger Agreement, including, without limitation, by mutual written agreement of SGI and Wavefront and by either party if the Merger is not consummated by August 31, 1995.

  Under certain circumstances either SGI or Wavefront may be required to pay the other a termination fee if the Merger Agreement is terminated. See "The Merger Agreement and Related Agreements--Fees and Expenses."

SURRENDER OF CERTIFICATES

  If the Merger becomes effective, SGI will mail a letter of transmittal with instructions to all holders of record of Wavefront Common Stock as of the Effective Time for use in surrendering their stock certificates in exchange for certificates representing SGI Common Stock and a cash payment in lieu of fractional shares. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED.

ACCOUNTING TREATMENT

  The Merger is expected to be accounted for as a pooling of interests, and it is a condition to SGI's obligation to consummate the Merger that SGI and Wavefront shall have received opinions of Ernst & Young LLP and Arthur Andersen LLP to the effect that such accounting treatment is appropriate. See "The Merger--Accounting Treatment." SGI does not intend to waive this condition. If this condition is waived by either SGI or Wavefront after approval of the Merger by the holders of Wavefront Common Stock, then Wavefront intends to resolicit its shareholders prior to consummation of the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The Merger is expected to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, holders of Wavefront Common Stock will not recognize gain or loss for federal income tax purposes by reason of the conversion of Wavefront Common Stock into SGI Common Stock, except for cash received in lieu of fractional shares or cash received by dissenting shareholders. It is a condition to SGI's and Wavefront's obligations to consummate the Merger that they shall have received opinions from their tax counsel that the Merger will qualify as a tax-free reorganization under Section 368 of the Code. See "The Merger--Certain Federal Income Tax Consequences." Neither SGI nor Wavefront intends to waive this condition. If this condition is waived by SGI after approval of the Merger by the holders of Wavefront Common Stock, then Wavefront intends to resolicit its shareholders prior to consummation of the Merger.

REGULATORY MATTERS

  Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder, the Merger may not be consummated until notifications have been given and certain information has been furnished to the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Justice Department (the "Antitrust Division"), and specified waiting period requirements have been satisfied. The required waiting periods for the Transactions under the HSR Act were extended by Requests for Additional Information and Documentary Material issued by the FTC to SGI, Alias and Wavefront on March 31, 1995 (the "Requests"). SGI, Wavefront and Alias are all in the process of complying with the Requests. The waiting periods for the Merger and the Arrangement will expire at 11:59 p.m. on the twentieth day following the day on which the last of SGI and Wavefront and SGI and Alias, respectively, substantially comply with the Requests unless such waiting periods are terminated early or extended by mutual agreement. At any time before or after the Effective Time, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or the Arrangement or seeking the divestiture of Wavefront or Alias by SGI, in whole or in part, or the divestiture or compulsory licensing of substantial assets of SGI, Wavefront, Alias or their respective subsidiaries. See "The Merger-- Regulatory Matters."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the Wavefront Board with respect to the Merger, shareholders should be aware that certain directors and officers of Wavefront have interests in the Merger that present them with potential conflicts of interest. See "The Merger--Interests of Certain Persons in the Merger."

OPERATIONS FOLLOWING THE MERGER

  Following the Transactions, SGI plans to combine the businesses of Wavefront and Alias into a single organization focused on developing a new generation of advanced tools for the creation of digital content in the entertainment and creative design industries. The combined business will continue to develop, market and support the existing Alias and Wavefront product lines to a wide range of creative professionals, including 3D animators for film and video, game and multimedia developers, automotive stylists, industrial designers and graphic artists.

                     MARKET PRICE AND DIVIDEND INFORMATION

  The following table sets forth, for the periods indicated, the range of high and low sale prices for SGI Common Stock in the New York Stock Exchange Composite Transactions Tape (as reported in published financial sources) giving effect to a two-for-one stock split effective December 15, 1993. The closing price for SGI Common Stock on the New York Stock Exchange on February 6, 1995, the last trading day prior to the public announcement of the Merger, was $31.63 and on May 9, 1995, the latest practicable trading day before the printing of this Proxy Statement/Prospectus, was $37.00.

      FISCAL YEARS ENDED JUNE 30                                   HIGH   LOW
      --------------------------                                  ------ ------
      1993
      First Quarter.............................................. $12.00 $ 8.19
      Second Quarter.............................................  14.63   8.81
      Third Quarter..............................................  16.50  13.56
      Fourth Quarter.............................................  19.25  11.75
      1994
      First Quarter.............................................. $22.50 $16.06
      Second Quarter.............................................  24.75  19.81
      Third Quarter..............................................  26.88  21.50
      Fourth Quarter.............................................  25.88  18.75
      1995
      First Quarter.............................................. $26.75 $21.50
      Second Quarter.............................................  32.75  24.88
      Third Quarter..............................................  38.00  29.13
      Fourth Quarter (through May 9, 1995).......................  39.00  33.75

  Wavefront Common Stock has been traded on the Nasdaq National Market since Wavefront's initial public offering on June 2, 1994. The following table sets forth the range of high and low sale prices reported on the Nasdaq National Market for Wavefront Common Stock for the fiscal periods indicated. The closing price for Wavefront Common Stock on the Nasdaq National Market on February 6, 1995, the last trading day prior to the public announcement of the Merger, was $14.13 and on May 9, 1995, the latest practicable trading day before the printing of this Proxy Statement/Prospectus, was $17.00. The equivalent market price per share of Wavefront Common Stock, based upon the Exchange Ratio, would have been $15.50 and $18.13, respectively.

      FISCAL YEARS ENDED DECEMBER 31                               HIGH   LOW
      ------------------------------                              ------ ------
      1994
      Second Quarter............................................. $ 7.25 $ 5.75
      Third Quarter..............................................  13.50   6.00
      Fourth Quarter.............................................  13.75   9.75
      1995
      First Quarter.............................................. $17.88 $10.25
      Second Quarter (through May 9, 1995).......................  18.50  15.00

  As of May 9, 1995, SGI and Wavefront had approximately 4,964 and 174 holders of record, respectively. Neither SGI nor Wavefront has paid any dividends on their common stock. Each of SGI and Wavefront currently intends to retain earnings for use in their respective businesses and does not anticipate paying cash dividends on their common stock in the foreseeable future. In addition, the Merger Agreement prohibits the payment of any dividends by Wavefront prior to the Effective Time, and the Agreements each prohibit the payment of any dividends by SGI prior to consummation of the Merger or the Arrangement, as applicable. Covenants governing SGI's 8.98% Senior Notes due February 1, 1996 restrict the payment of dividends, except for dividends on currently outstanding preferred stock.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

  The following selected historical financial information of SGI, Wavefront and Alias has been derived from their respective historical consolidated financial statements, and should be read in conjunction with such consolidated financial statements and the notes thereto, certain of which are incorporated by reference or included in this Proxy Statement/Prospectus. The selected pro forma financial information of SGI and Wavefront and the selected pro forma financial information of SGI, Wavefront and Alias are derived from the pro forma combined condensed financial statements of SGI and Wavefront and SGI, Wavefront and Alias, respectively, and should be read in conjunction with such pro forma statements and notes thereto which are included in this Proxy Statement/Prospectus.

  For SGI and Wavefront pro forma purposes, SGI's historical condensed consolidated statements of operations for each of the three years in the period ended June 30, 1994 and SGI's unaudited condensed consolidated statements of operations for the six months ended December 31, 1994 and 1993 have been combined with the unaudited condensed consolidated statements of operations of Wavefront for each of the three twelve-month periods in the period ended June 30, 1994 and the unaudited condensed consolidated statements of operations of Wavefront for the six months ended December 31, 1994 and 1993, respectively. For SGI, Wavefront and Alias pro forma purposes, SGI's historical condensed consolidated statements of operations for each of the three years in the period ended June 30, 1994 have been combined with Wavefront's unaudited condensed consolidated statements of operations for each of the three twelve-month periods in the period ended June 30, 1994 and the unaudited condensed consolidated statements of operations of Alias for each of the three twelve-month periods in the period ended July 31, 1994. Also for SGI, Wavefront and Alias pro forma purposes, SGI's and Wavefront's unaudited condensed consolidated statements of operations for the six months ended December 31, 1994 and 1993 have been combined with the unaudited condensed consolidated statements of operations of Alias for the six months ended January 31, 1995 and 1994, respectively.

  The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if only the Merger had been consummated (in the case of the SGI and Wavefront pro forma information) or if both the Transactions had been consummated (in the case of the SGI, Wavefront and Alias pro forma information), nor is it necessarily indicative of future operating results or financial position. No pro forma information reflecting the combination of SGI and Alias has been presented because such information would not be relevant to any transaction involving Wavefront.

                       SELECTED HISTORICAL FINANCIAL DATA

                                                                                    SIX MONTHS
                                                                                ENDED DECEMBER 31,
                                        YEAR ENDED JUNE 30,                         (UNAUDITED)
                         ----------------------------------------------------- ---------------------
                            1994       1993      1992          1991     1990      1994       1993
                         ---------- ---------- ---------     -------- -------- ---------- ----------
                                        (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
SGI
Statement of Operations
 Data:
 Net revenue............ $1,481,602 $1,091,200 $ 866,593     $698,488 $520,531 $  951,389 $  672,032
 Operating income
  (loss)................    193,142    125,086  (108,570)(a)   46,064   56,057    139,243     83,272
 Net income (loss)......    140,674     87,691   (78,063)(a)   36,098   33,967     95,723     62,080
 Net income (loss) per
  share................. $     0.91 $     0.60 $   (0.74)(a) $   0.31 $   0.34 $     0.61 $     0.41
 Shares used to compute
  net income (loss) per
  share.................    154,486    146,132   112,944      118,598  109,840    158,216    152,698
Balance Sheet Data:
 Working capital........ $  668,087 $  418,366 $ 376,252     $469,695 $332,605 $  868,082 $  533,545
 Total assets...........  1,518,783  1,013,027   845,320      839,293  538,510  1,794,433  1,324,538
 Long-term obligations..    241,243     44,893    61,304       40,333   54,935    280,603    245,364
 Stockholders' equity...    921,261    687,696   544,960      651,219  379,894  1,047,891    771,875

                                   YEAR ENDED DECEMBER 31,
                         -------------------------------------------------------
                           1994     1993        1992         1991         1990
                         -------- --------    --------     --------     --------
                          (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
WAVEFRONT
Statement of Operations
 Data:
 Net revenue............ $ 27,714 $ 17,858    $ 14,737     $ 12,045     $ 14,665
 Operating income
  (loss)................    3,857  (2,983)(c)    1,488       (7,622)(d)      543
 Net income (loss)......    3,838  (3,027)(c)    1,557       (7,571)(d)      888
 Pro forma net income
  (loss) per share(b)... $   0.52 $ (0.63)(c) $    --      $    --      $    --
 Shares used to compute
  net income (loss) per
  share(b)..............    6,950    5,176         --           --           --
Balance Sheet Data:
 Working capital........ $ 16,050 $  2,255    $  3,451     $    968     $  7,440
 Total assets...........   32,716   16,812      10,449        9,843       15,749
 Long-term debt.........      --     2,884         --           --           --
 Redeemable preferred
  stock.................      --     8,518      11,939       10,609        9,987
 Convertible preferred
  stock.................    2,467    3,800       3,800        3,800          --
 Shareholders' equity
  (deficit).............   20,352   (4,978)     (6,022)      (6,301)       1,485
                                    YEAR ENDED JANUARY 31,
                         -------------------------------------------------------
                           1995     1994        1993         1992         1991
                         -------- --------    --------     --------     --------
                          (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
ALIAS (U.S. GAAP)
Statement of Operations
 Data:
 Net revenue............ $ 55,182 $ 38,306    $ 26,932     $ 28,075     $ 22,801
 Operating income (loss)
  from continuing
  operations............    9,702    3,670      (6,603)(f)  (19,903)(h)    3,562
 Net income (loss)......    9,824    4,167(e)  (15,708)(g)  (17,624)(h)    2,824
 Income (loss) per share
  from continuing
  operations(i)......... $   0.86 $   0.42    $  (0.79)(f) $  (3.29)(h) $   0.58
 Net income (loss) per
  share(i)..............     0.86     0.46(e)    (1.92)(g)    (3.26)(h)     0.58
 Shares used to compute
  above per share
  amounts(i)............   11,399    9,030       8,164        5,406        4,889
Balance Sheet Data:
 Working capital........ $ 49,097 $ 10,453    $  4,825     $  3,097     $ 14,737
 Total assets...........   74,024   26,307      19,668       32,360       29,095
 Long-term obligations..      --       --          --           --         1,743
 Shareholders' equity...   57,635   15,736       9,825       18,408       20,897

- --------
(a) Includes MIPS merger related expenses of approximately $110 million ($0.68 per share) and restructuring costs of approximately $23.4 million ($0.15 per share).

(b) Net income (loss) per share for the years ended December 31, 1994 and 1993 has been computed on a pro forma basis, giving effect to the conversion into Wavefront Common Stock of Series C, D, 1-1 and 40,323 shares of Series 1-2 preferred stock at the beginning of the period. Historical earnings per share are not presented for all periods since such amounts are not meaningful in light of such conversions.

(c) Includes a charge of approximately $5.2 million for research in process purchased in connection with the acquisition of TDI.

(d) Includes restructuring costs of approximately $2.3 million.

(e) Includes recovery on discontinued Sonata Product Division of $400,000 or $0.04 per share.

(f) Includes restructuring costs of approximately $650,000, or $0.08 per share.

(g) Includes loss from operations and loss on discontinuance of Sonata Product Division of approximately $9.3 million or $1.13 per share.

(h) Includes restructuring costs of approximately $3.2 million.

(i) Reflects the fully diluted number of shares using the Treasury Stock
    Method.

                       SELECTED PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                  SIX MONTHS
                                 YEAR ENDED JUNE 30,          ENDED DECEMBER 31,
                          --------------------------------- -----------------------
                             1994       1993       1992        1994         1993
                          ---------- ---------- ----------- -----------  ----------
SGI AND WAVEFRONT
Statement of Operations
 Data: (a)
  Net revenue...........  $1,505,787 $1,105,862  $880,075   $  965,615   $  682,729
  Operating income
   (loss)...............     190,915    126,874  (111,735)     141,588       79,533
  Net income (loss).....     138,267     89,497   (81,091)      98,175       58,287
  Net income (loss) per
   share................  $     0.88 $     0.60  $  (0.76)  $     0.61   $     0.37
  Shares used to compute
   net income (loss) per
   share................     157,187    148,085   114,362      161,824      155,262
                                        DECEMBER 31, 1994
                          ---------------------------------------------
                             SGI     WAVEFRONT  ADJUSTMENTS  COMBINED
                          ---------- ---------- ----------- -----------
Balance Sheet Data: (a)
  Working capital.......  $  868,082 $   16,050  $(30,000)  $  854,132
  Total assets..........   1,794,433     32,716       --     1,827,149
  Long-term obligations.     280,603        --        --       280,603
  Stockholders' equity..   1,047,891     20,352   (30,000)   1,038,243
                                                                  SIX MONTHS
                                 YEAR ENDED JUNE 30,          ENDED DECEMBER 31,
                          --------------------------------- -----------------------
                             1994       1993       1992        1994         1993
                          ---------- ---------- ----------- -----------  ----------
SGI, WAVEFRONT AND ALIAS
Statement of Operations
 Data: (a)
  Net revenue...........  $1,551,582 $1,135,583  $905,492   $  998,074   $  705,801
  Operating income
   (loss) from
   continuing
   operations...........     196,804    121,779  (133,706)     148,413       82,545
  Net income (loss).....     144,385     76,638  (101,481)     104,939       61,345
  Income (loss) per
   share from continuing
   operations...........  $     0.87 $     0.54  $  (0.89)  $     0.61   $     0.37
  Net income (loss) per
   share................        0.87       0.49     (0.90)        0.61         0.37
  Shares used to compute
   net income (loss) per
   share................     166,210    155,539   120,397      172,902      163,975
                                             DECEMBER 31, 1994
                          ---------------------------------------------------------
                             SGI     WAVEFRONT   ALIAS(B)   ADJUSTMENTS   COMBINED
                          ---------- ---------- ----------- -----------  ----------
Balance Sheet Data: (a)
  Working capital.......  $  868,082 $   16,050  $ 49,097   $  (35,000)  $  898,229
  Total assets..........   1,794,433     32,716    74,024          --     1,901,173
  Long-term obligations.     280,603        --        --           --       280,603
  Stockholders' equity..   1,047,891     20,352    57,635      (35,000)   1,090,878

- --------
(a) It is expected that following the Transactions, SGI will incur a substantial charge to operations, currently estimated to be in the range of $30 million to $35 million to reflect the combination of SGI, Wavefront and Alias, including the elimination of duplicative facilities, severance costs and the write-off of certain intangibles, property and equipment and transaction costs. This range is management's best current estimate of the full charge for the combination. For pro forma purposes, reductions to retained earnings and increases to other accrued liabilities have been reflected in the above pro forma balance sheet data. See SGI and Wavefront and SGI, Wavefront and Alias Pro Forma Combined Condensed Financial Information and the accompanying notes thereto.

(b) Balance sheet data at January 31, 1995.

                           COMPARATIVE PER SHARE DATA

  The following table sets forth certain historical per share data of SGI, Wavefront and Alias and combined per share data on an unaudited pro forma basis after giving effect to the Merger or the Transactions on a pooling of interests basis assuming that .49 of a share of SGI Common Stock is issued in exchange for each share of Wavefront Common Stock in the Merger and that .90 of a share of SGI Common Stock is issued in exchange for each share of Alias Common Stock in the Arrangement. This data should be read in conjunction with the selected financial data, the pro forma combined condensed financial statements and the separate historical financial statements of SGI, Wavefront and Alias and the notes thereto, incorporated in or included elsewhere in the Proxy Statement/Prospectus. The unaudited pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the Merger or the Transactions been in effect as of the beginning of the periods presented and should not be construed as representative of future operations.

                                                             SIX MONTHS ENDED
                                    YEAR ENDED JUNE 30,        DECEMBER 31,
                                 --------------------------  -----------------
                                  1994     1993      1992      1994     1993
                                 ------- --------  --------  -------- --------
Historical--SGI
  Income (loss) from continuing
   operations................... $  0.91 $   0.60  $  (0.74) $   0.61 $   0.41
  Book value....................   $6.37 $   4.96  $   4.13  $   7.07 $   5.45
                                  YEAR ENDED DECEMBER 31,
                                 --------------------------
                                  1994     1993      1992
                                 ------- --------  --------
Pro Forma--Wavefront
  Income (loss) from continuing
   operations(a)................ $  0.52 $  (0.63)      --
  Book value(b)................. $  2.42 $  (1.21) $  (2.04)


                                  YEAR ENDED JANUARY 31,
                                 --------------------------
                                  1995     1994      1993
                                 ------- --------  --------
Historical--Alias (U.S. GAAP)
  Income (loss) from continuing
   operations................... $  0.86 $   0.42  $  (0.79)
  Book value.................... $  5.26 $   1.86  $   1.20
                                                             SIX MONTHS ENDED
                                    YEAR ENDED JUNE 30,        DECEMBER 31,
                                 --------------------------  -----------------
                                  1994     1993      1992      1994     1993
                                 ------- --------  --------  -------- --------
SGI AND WAVEFRONT
Pro Forma Combined--Per SGI
 Share:
  Income (loss) from continuing
   operations................... $  0.88 $   0.60  $  (0.76) $   0.61 $   0.37
  Book value(c)................. $  6.28                     $   6.81
Equivalent Pro Forma Combined--
 Per Wavefront Share:
  Income (loss) from continuing
   operations................... $  0.43 $   0.29  $  (0.37) $   0.30 $   0.18
  Book value(c)................. $  3.08                     $   3.34
SGI, WAVEFRONT AND ALIAS
Pro Forma Combined--Per SGI
 Share:
  Income (loss) from continuing
   operations................... $  0.87 $   0.54  $  (0.89) $   0.61 $   0.37
  Book value(c)................. $  6.20                     $   6.72
Equivalent Pro Forma Combined--
 Per Wavefront Share:
  Income (loss) from continuing
   operations................... $  0.42 $   0.26  $  (0.43) $   0.30 $   0.18
  Book value(c)................. $  3.04                     $   3.29

(a) Income (loss) from continuing operations per share for the years ended December 31, 1994 and 1993 has been computed on a pro forma basis, giving effect to the conversion into Wavefront Common Stock of Series C, D, 1-1 and 40,323 shares of Series 1-2 preferred stock at the beginning of the period. Historical earnings per share are not presented for all periods since such amounts are not meaningful in light of such conversions.

(b) Book value per share for the years ended December 31, 1994, 1993 and 1992 has been computed assuming the conversion of outstanding convertible preferred stock into approximately 418,000, 774,000 and 774,000 shares, respectively, of Wavefront Common Stock.
(c) Book value per share for the six months ended December 31, 1994 has been computed on the basis of the pro forma combined condensed balance sheet, which reflects an estimated charge to operations of $30 million to $35 million relating to the proposed Transactions. See note 9 to the SGI and Wavefront and the SGI, Wavefront and Alias Pro Forma Combined Condensed Financial Statements.

                                  RISK FACTORS

  The following risk factors should be considered by holders of Wavefront Common Stock in evaluating whether to approve the Merger Agreement and the Merger and thereby become holders of SGI Common Stock. Certain of these factors relate directly to the Merger while others are present in SGI's general business environment independent of the Merger. These factors should be considered in conjunction with the other information included and incorporated by reference in this Proxy Statement/Prospectus.

RISKS RELATING TO THE TRANSACTIONS

  INTEGRATION OF OPERATIONS. SGI, Wavefront and Alias have entered into the Agreements with the expectation that the Transactions will result in beneficial synergies. These include the combination of the companies' technologies to create better, more cost-effective products, the combined business' ability to offer integrated solutions, and some anticipated savings. Achieving these anticipated benefits will depend in part on whether the operations of Wavefront and Alias can be integrated with each other and with SGI's business in an efficient and effective manner. There is no assurance that this will occur. The combination of the companies will require, among other things, integration of the companies' respective product offerings and coordination of the three companies' sales and marketing and research and development efforts. The success of this process will be significantly influenced by the ability of the combined business to retain key management, sales and research and development personnel. There is no assurance that this integration will be accomplished smoothly or successfully. The integration of operations following the Transactions will require the dedication of management resources, which may temporarily distract attention from the day-to-day business of the combined business. The inability of management to successfully integrate the operations of the companies could have an adverse effect on the business and results of operations of the combined business.

  MANAGEMENT OF APPLICATIONS SOFTWARE BUSINESS. Management of the combined business will involve several challenges for SGI. These challenges include the management of a significant software tools business with a dedicated sales force and the integration of a number of geographically separated research and development centers. To date, SGI has developed and marketed directly only a very limited set of applications software and has concentrated its research and development efforts at its corporate headquarters in Mountain View, California. There can be no assurance that SGI will be successful in coordinating the efforts of the combined business.

  NEW AND RAPIDLY CHANGING INDUSTRY. The computer graphics software industry is relatively new and is characterized by rapid growth and technological change and changes in customer requirements. The near-term success of the combined business in this industry will depend in part on the continued acceptance of its current products and its ability to enhance and support those products. The future sales of the combined business will depend substantially on its ability to create an effective, integrated organization to develop and introduce new products that address changing customer needs on a timely basis, and to establish and maintain effective distribution channels for its products. There can be no assurance that the combined business will be successful in developing new or enhanced products that respond to technological advances by others, or that its products will continue to adequately address the changing needs of the marketplace. The future growth of the combined business also depends in part on sustained growth in the demand for interactive media applications, which in turn depends on a number of factors including product acceptance, price point sensitivities, consumer demand for content and the proliferation of cable television, interactive media, arcade and theme park attractions. There can be no assurance that the demand for these applications will develop at the pace or in the direction anticipated by the combined business.

  COMPETITION. The environment in which Wavefront's and Alias' products are sold is highly dynamic, characterized by ever-increasing customer demand for technological innovation. Certain current and potential competitors of Wavefront and Alias benefit from greater general market recognition and have substantially greater financial, product development and marketing resources. For example, Microsoft Corporation, which acquired SOFTIMAGE in June 1994 and RenderMorphics Ltd. in February 1995, is a significant competitor, as are a number of other companies. Numerous computer and software companies, such as Autodesk, Inc., offer solutions that compete with those offered by Wavefront or Alias. As the trend towards more powerful personal computers ("PCs") accelerates, software suppliers are increasingly likely to introduce improved products for PCs with enhanced graphics and price/performance capabilities. The ability of the combined business to compete successfully will depend on elements both within and outside its control, including the success and timing of new solutions developed and introduced by it and its competitors, the price/performance characteristics of those solutions, distribution and customer support. The life cycle of a product is dependent in part on timely updates to keep pace with technological advances and the needs of customers. Wavefront seeks to enhance its software products typically on an annual basis. There can be no assurance that the combined business will be able to compete successfully.

  CUSTOMERS. There is no assurance that the present and potential customers of Wavefront and Alias will continue their current buying patterns without regard to the Transactions, and any significant delay or reduction in orders could have an adverse effect on the near-term business and results of operations of the combined business.

RISKS RELATING TO SGI

  As is true for technology companies generally, SGI operates in a rapidly changing environment that involves a number of risks, some of which are beyond its control. The following discussion highlights some of these risks.

  PERIOD-TO-PERIOD FLUCTUATIONS. SGI has experienced substantial revenue growth in recent years, and it plans its operating expenses, many of which are relatively fixed in the short term, on the basis that its revenues will continue to grow. As a result it may not be possible for management to quickly adjust expense levels in response to revenue shortfalls. Further, because of short delivery cycles SGI generally does not have a large order backlog, which makes the forecasting of revenue inherently less certain. This uncertainty is compounded because each quarter's revenue results predominantly from orders received and shipments made during the last month of the quarter, with a disproportionate amount occurring in the latter half of that month. This pattern sharply limits SGI's ability to react to revenue shortfalls within a particular quarter. Accordingly, even relatively minor shipment disruptions, which could result from factors such as supply constraints, delays in the availability of new products, an unanticipated change in product mix, transit interruptions or natural disasters, may cause a particular period's results to be substantially below expectations.

  SGI's results have followed a seasonal pattern, with stronger second and fourth fiscal quarters and weaker first and third fiscal quarters, reflecting the buying patterns of SGI's customers. A variety of other factors may cause period-to-period fluctuations in revenues and profitability, including changes in the mix of high-end and desktop products, the mix of configurations within a product line, the geographic mix of sales, the mix between direct and indirect channels of distribution, the level of SGI's product discounts, and the percentage of revenues derived from services and non-recurring engineering contracts during any fiscal period.

  INTERNATIONAL SALES. Because approximately half of SGI's revenue is derived from sales outside the United States, and many key components for its products are produced outside the United States, SGI's results could be negatively affected by such factors as changes in foreign currency exchange rates, trade protection measures, generally longer accounts receivable collection patterns for foreign customers, and changes in regional or worldwide economic or political conditions, or natural disasters. For example, a marked appreciation in the value of the U.S. dollar relative to the Japanese yen could have an adverse impact on the Company's short-term results, which have been affected in recent quarters by the relative weakness of the U.S. dollar. SGI's sales to foreign customers also are subject to export regulations, with sales of some of SGI's high-end products requiring clearance and export licenses from the U.S. Department of Commerce. SGI's export sales would be adversely affected if such regulations were tightened, or if they are not modified over time to reflect the increasing performance of SGI's products.

  Sales in foreign countries are generally priced in local currencies and therefore are subject to the effects of currency exchange fluctuations. Changes in foreign currency exchange rates can have either a positive or negative effect on revenue and/or net income in any given period. SGI attempts to reduce the impact of currency fluctuations on net income primarily through the use of forward exchange contracts and foreign currency options that hedge foreign currency denominated receivables between the parent and its international subsidiaries. SGI has generally not hedged capital expenditures, investments in subsidiaries, inventory purchases or the anticipated sales or net income of its international subsidiaries, although it periodically evaluates its hedging practices.

  STOCK PRICE VOLATILITY OF SGI COMMON STOCK. SGI's stock price, like that of other technology companies, is subject to significant volatility. If revenues or earnings in any quarter fail to meet expectations of the investment community, there could be an immediate impact on SGI's stock price. In addition, SGI's stock price may be affected by broader market trends that may be unrelated to SGI's performance.

  PRODUCT DEVELOPMENT AND INTRODUCTION. SGI has achieved revenue growth and profitability that are well above average within the computer industry because it has been able to develop and rapidly bring to volume production highly differentiated, technologically complex and innovative products. SGI's future results depend on its ability to sustain this competitive advantage. SGI continues to introduce new products, including products that will replace products in SGI's current product offering. A number of risks are inherent in this process.

  The process of developing new technology and incorporating it in SGI's products is increasingly complex and uncertain, which raises the potential for delays in new product introduction. The introduction of a new computer system requires close collaboration and continued technological advancement involving multiple hardware and software design and manufacturing teams within SGI as well as teams at outside suppliers of key components such as semiconductor and storage products. The failure of any one of these elements could cause SGI's new products to fail to meet specifications or to miss the aggressive timetables that SGI establishes. As the variety and complexity of SGI's product offering increases, the process of planning production and inventory levels also becomes more difficult.

  SGI generally has derived a substantial portion of its revenues in any fiscal period from its most recently introduced products. SGI's results could be adversely affected by such factors as development or manufacturing delays, variations in product costs, and delays in customer purchases of existing products in anticipation of the introduction of new products.

  SGI relies on the availability of key third-party applications software addressing a wide range of customer requirements and actively manages programs to promote the development of such applications. SGI remains strongly committed to these programs, but there is no assurance that all competitively important applications will be available for SGI's systems.

  DEVELOPMENT AND ACCEPTANCE OF MIPS RISC ARCHITECTURE. All of SGI's system products incorporate microprocessors based upon SGI's MIPS RISC microprocessor architecture. SGI licenses the manufacturing and distribution rights to these microprocessors to the Semiconductor Partners. SGI and the Semiconductor Partners generally have jointly funded the development of new MIPS RISC microprocessors, including the recently announced R10000(TM) microprocessor. Changes in the timing, level or availability of such funding could adversely affect the continued development of the MIPS RISC architecture or increase the portion of the development budget that is borne by SGI. SGI believes that the continued development and broad acceptance of the MIPS architecture are critical to its future success.

  NEW VENTURES. SGI has entered into several ventures with other companies to address new and emerging markets, including ventures with Time-Warner Cable, Nintendo Co., Ltd., Walt Disney Company, AT&T Corp. and NTT Corporation. While SGI believes that these new ventures are strategically important, there are substantial uncertainties associated with the development of new products and technologies for evolving markets. The success of these ventures will be determined not only by SGI's efforts, but also by those of its venture partners. Initial timetables for the development and introduction of new technologies, products or services may not be achieved, and price/performance targets may not prove feasible. External factors, such as the development of competitive alternatives or government regulation, may cause new markets to evolve in an unanticipated direction.

  In May 1995, Nintendo announced that the final chipset for its Ultra 64 (TM) home video game system has been completed by the Company and Nintendo, but that product shipments of the Ultra 64 system in North America and Europe have been deferred until April 1996. The Company does not expect to achieve material revenues from shipments of this product during fiscal 1996.

  MANAGEMENT INFORMATION SYSTEM. The Company is planning to replace its current information management systems with a comprehensive system that will be used to manage the entire revenue cycle, including manufacturing, order administration, billing and collection. The Company expects that this system will allow it to realize significant operational efficiencies and facilitate future growth, and it is devoting significant resources to system design and testing. The Company's operations could be disrupted, however, if the transition to the new system is not effected smoothly or if the system does not perform as expected. Initial implementation is currently scheduled for the second quarter of fiscal 1996.

  COMPETITION. The computer industry is highly competitive and is characterized by rapid technological advances in both hardware and software development, which results in steadily improving price/performance and shortening product life cycles. SGI continually enhances product families during their life cycle by adding features such as faster microprocessors and improved graphics components as they become available. SGI also periodically introduces new product families that replace older families or that target new market segments. The life cycle of a product family can generally be expected to be between eighteen and thirty-six months. SGI does not believe that any of its current product families that provide a material portion of revenues are in a terminal stage of their life cycle. As the segments in which SGI operates continue to grow faster than the industry as a whole, SGI is experiencing an increase in competition, and it expects this trend to continue. Many of SGI's competitors have substantially greater technical, marketing and financial resources than SGI, as well as a larger installed base of customers and a wider range of general purpose applications software available for their platforms. The strong competition faced throughout SGI's product line could result in significant discounting of sales prices which would decrease SGI's gross margins.

  BUSINESS DISRUPTION. SGI's corporate headquarters, including its research and development operations and most of its manufacturing facilities, are located in the Silicon Valley area of Northern California, a region known for seismic activity. While SGI's business has not been interrupted to date due to an earthquake, operating results could be materially affected by a significant earthquake. SGI is predominantly self-insured for losses and business interruptions of this kind.

                              THE SPECIAL MEETING

GENERAL

  This Proxy Statement/Prospectus is being furnished to holders of Wavefront Common Stock in connection with the solicitation of proxies by the Wavefront Board for use at the Special Meeting to be held at the Red Lion, 633 East Cabrillo Boulevard, Santa Barbara, California 93103 at 10:00 a.m., local time, on June 12, 1995, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Shareholders of Wavefront.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

  At the Special Meeting, shareholders of record of Wavefront as of the close of business on May 9, 1995, will be asked to consider and vote upon proposals
(i) to approve and adopt the Merger Agreement and to approve the Merger, (ii) to approve and adopt the Purchase Plan and (iii) to transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

  THE WAVEFRONT BOARD HAS DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF WAVEFRONT AND ITS SHAREHOLDERS AND HAS THEREFORE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, AND

RECOMMENDS A VOTE BY THE SHAREHOLDERS OF WAVEFRONT FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. THE WAVEFRONT BOARD HAS ALSO UNANIMOUSLY APPROVED THE PURCHASE PLAN AND RECOMMENDS A VOTE BY THE SHAREHOLDERS OF WAVEFRONT FOR APPROVAL AND ADOPTION OF THE PURCHASE PLAN.

RECORD DATE; VOTING AT THE SPECIAL MEETING; VOTE REQUIRED

  The Wavefront Board has fixed May 9, 1995 as the record date for the determination of the shareholders of Wavefront entitled to notice of and to vote at the Special Meeting. Only holders of record of Wavefront Common Stock on the record date will be entitled to notice of and to vote at the Special Meeting. As of May 9, 1995, there were 8,464,933 shares of Wavefront Common Stock outstanding and entitled to vote, which were held by approximately 174 holders of record. Each record holder of Wavefront Common Stock on the record date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the shareholders of Wavefront at the Special Meeting.

  The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Wavefront Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. The approval of the Merger Agreement and the Merger will require the affirmative vote of the holders of at least a majority of the outstanding shares of Wavefront Common Stock entitled to vote thereon. Approval and adoption of the Purchase Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Wavefront Common Stock present (in person or by proxy) at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes will not be counted, but will have the practical effect of a vote against the Merger Agreement and the Merger since they represent one less vote for approval.

  As of May 9, 1995, directors and executive officers of Wavefront and their affiliates may be deemed to be the beneficial owners of approximately 5.9% of the outstanding shares of Wavefront Common Stock. Each of the directors and executive officers of Wavefront plans to vote or direct the vote of all shares of Wavefront Common Stock over which he has voting control in favor of the Merger Agreement and the Merger and the Purchase Plan.

PROXIES

  This Proxy Statement/Prospectus is being furnished to holders of Wavefront Common Stock in connection with the solicitation of proxies by and on behalf of the Wavefront Board for use at the Special Meeting.

  All shares of Wavefront Common Stock that are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not duly and timely revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR approval and adoption of the Merger Agreement and approval of the Merger and FOR approval and adoption of the Purchase Plan.

  IF ANY OTHER MATTERS ARE PROPERLY PRESENTED FOR CONSIDERATION AT THE SPECIAL MEETING (OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF), INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF A MOTION TO ADJOURN OR POSTPONE THE SPECIAL MEETING TO ANOTHER TIME AND/OR PLACE (INCLUDING, WITHOUT LIMITATION, FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IF, FOR EXAMPLE, AN INSUFFICIENT NUMBER OF VOTES ARE CAST TO APPROVE THE MERGER AGREEMENT AND THE MERGER), THE PERSONS NAMED IN THE ENCLOSED FORMS OF PROXY AND VOTING THEREUNDER WILL HAVE DISCRETION TO VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Wavefront at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Wavefront before taking the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Wavefront Technologies, Inc., at 530 East Montecito Street, Santa Barbara, California 93103, Attention: Secretary, or hand-delivered to the Secretary of Wavefront at or before taking the vote at the Special Meeting.

  In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Wavefront in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Wavefront has retained Georgeson & Company at an estimated cost of $5,000, plus reimbursement of expenses, to assist in its solicitations of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Wavefront will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

              SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES
                            WITH THEIR PROXY CARDS.

                                   THE MERGER

GENERAL

  Under the Merger Agreement, Merger Sub will merge with and into Wavefront, which will continue as the surviving corporation. At the Effective Time of the Merger, (i) each outstanding share of Wavefront Common Stock (other than shares of Wavefront Common Stock to be cancelled and Dissenting Shares (as defined below)) will be converted into the right to receive 0.49 shares of SGI Common Stock, (ii) each treasury share of Wavefront and each share of Wavefront Common Stock owned by Merger Sub, SGI or any wholly owned subsidiary of SGI or Wavefront will be cancelled and (iii) each outstanding share of common stock of Merger Sub will be converted into one share of Wavefront Common Stock. No fractional shares of SGI Common Stock will be issued in the Merger. Wavefront will become a wholly owned subsidiary of SGI, and the shareholders of Wavefront will become shareholders of SGI. See "The Merger Agreement and Related Agreements--Conversion of Shares."

  Upon consummation of the Merger, each then-outstanding Wavefront Option will be assumed by SGI and will automatically be converted into an option to purchase that number of shares of SGI Common Stock that the holder of such Wavefront Option would have been entitled to receive pursuant to the Merger had such holder exercised such Wavefront Option in full immediately prior to the Effective Time. The per share exercise price for the SGI Common Stock issuable upon exercise of such assumed Wavefront Option will be equal to the quotient of the per share exercise price of such Wavefront Option at the Effective Time divided by the Exchange Ratio. SGI will file a Registration Statement on Form S-8 with the Commission with respect to the issuance of SGI Common Stock to be issued upon exercise of the assumed Wavefront Options. See "The Merger Agreement and Related Agreements--Treatment of Wavefront Common Stock Options and Employee Stock Purchase Plan."

  Subject to the consummation of the Merger and due approval of the Purchase Plan by the Wavefront shareholders at the Special Meeting, on the Final Purchase Date, Wavefront will apply the funds then credited to each Purchase Plan participant's payroll withholding account to the purchase of whole shares of Wavefront Common Stock. See "The Merger Agreement and Related Agreements-- Treatment of Wavefront Common Stock Options and Employee Stock Purchase Plan."

THE ARRANGEMENT

  A condition to each of SGI's and Wavefront's obligation to consummate the Merger is the consummation of the Arrangement. As a result of the Arrangement, each holder of a share of Alias common stock will be entitled to receive that number of shares of SGI Common Stock equal to the Alias Exchange Ratio or, subject to the number of Exchangeable Shares not exceeding 49% of the product of the Alias Exchange Ratio and the number of shares of Alias common stock outstanding immediately prior to the

Arrangement, that number of Exchangeable Shares equal to the Alias Exchange Ratio. The Exchangeable Shares will have voting, liquidation and dividend rights functionally equivalent to those of SGI Common Stock. A condition to each of SGI's and Alias' obligation to consummate the Arrangement is the consummation of the Merger. See "The Arrangement and the Acquisition Agreement." SGI and Alias and SGI and Wavefront have agreed in the Acquisition Agreement and the Merger Agreement, respectively, that the Merger and the Arrangement will be consummated substantially contemporaneously.

BACKGROUND OF THE MERGER

  Wavefront and Alias have been key application providers for SGI's workstations for many years. SGI has had a close working relationship with both companies through its support of their software development efforts and their roles as value-added resellers ("VARs") of SGI products. On December 30, 1994, Wavefront and SGI agreed to extend Wavefront's current VAR agreement through June 30, 1995.

  In July 1994, SGI formed its Silicon Studio, Inc. subsidiary to focus on enabling applications development for the emerging interactive digital media industries. In the Fall of 1994, SGI began to consider one or more acquisitions in the software tools industry as a complementary way of addressing increasing customer demand for integrated solutions in the entertainment market. SGI's familiarity with Alias and Wavefront, the complementary technological strengths of the two companies, the high regard that SGI has for the technical abilities of both companies' management and personnel and the relationships of both companies with key customers in the entertainment market led SGI to consider a strategic combination with both companies.

  The possibility of a strategic combination was first raised in general terms in several conversations in October and November 1994 between senior executives of SGI and Alias.

  On December 7, 1994, Michael Ramsay, President of Silicon Studio, met with Robert K. Burgess of Alias to indicate SGI's interest in pursuing exploratory discussions with both companies. On December 14, 1994, Mr. Ramsay met with Michael S. Noling, President and Chief Executive Officer of Wavefront, to raise the possibility of a merger with SGI, and advised him that SGI was considering a concurrent transaction with Alias. Each party indicated a willingness to consider further discussion in early January 1995.

  On December 27, 1994, the Wavefront Board met and established a committee (the "Wavefront Committee") comprised of Michael S. Noling, Martin H. Plaehn and Lawrence S. Barels. The Wavefront Committee's primary responsibility involved considering the potential strategic combination of Wavefront, SGI and Alias and keeping the Wavefront Board members informed of the status of negotiations.

  During the second week in January 1995, the parties agreed in a series of telephone conversations to meet in Mountain View for further discussion of the potential benefits of a strategic combination. In mid-January, Wavefront retained Volpe, Welty as its financial advisor in connection with the possible Merger. Volpe, Welty's role as a financial adviser included participation in discussions and subsequent negotiations relative to the proposed Merger.

  On January 16, 1995, several senior executives of SGI met with senior executives of Alias, and on January 17th, they met with senior executives of Wavefront. The discussions at these meetings focused on long-term business and product strategies and the possible synergies that could be realized through a business combination. On January 19, 1995, the board of directors of Alias (the "Alias Board") formed a committee (the "Alias Independent Committee") to negotiate the terms of any agreement with SGI. On January 19, 1995, SGI and Wavefront executed a nondisclosure agreement providing for the exchange of nonpublic information. Over the following two weeks, Wavefront and SGI each continued to conduct due diligence regarding each other. On January 26, 1995, SGI and Alias executed a nondisclosure agreement providing for the exchange of nonpublic information.

  On January 26 and 27, 1995, senior executives of SGI and Alias and their respective advisors met to discuss the basis for a possible business combination. Similar meetings were held separately on January 27th between senior executives of SGI and Wavefront and their respective financial and legal advisors. At each of these meetings, the management and financial advisors of Alias and Wavefront made presentations concerning their respective businesses.

  During the week of January 30, 1995, representatives of SGI, Wavefront and Alias, and their respective counsel, accountants and financial advisors conducted business, legal and financial due diligence and exchanged draft merger agreements.

  At the regular meeting of the Board of Directors of SGI (the "SGI Board") on February 1, 1995, the SGI Board authorized the acquisition of Wavefront and Alias and delegated to the Audit Committee of the SGI Board the authority to negotiate the final terms of, and definitive documentation relating to, the Merger and the Arrangement.

  Members of SGI's management and its financial advisors met separately with members of the Alias Independent Committee, management, and its financial advisors and with Wavefront's financial advisors on February 3, 1995 for a financial presentation and other discussions regarding SGI's business.

  On February 3, 1995, the Wavefront Board met and heard presentations from management and from its financial and legal advisors concerning the ongoing negotiations with SGI. Wavefront's financial advisor presented a preliminary evaluation of the proposed exchange ratio in the draft merger agreement and the Wavefront Board discussed various factors and alternatives to the proposed Merger. The Wavefront Board reviewed the terms of the draft merger agreement and related valuation issues. The Wavefront Board concluded that it was reasonable and appropriate for the Wavefront Committee to proceed with negotiations.

  Negotiations regarding the terms of the proposed merger agreements were held in separate sessions on Saturday, February 4, 1995 and continued through the weekend. The SGI Audit Committee met by telephone conference on the morning of February 5, 1995 with SGI's management and financial and legal advisors to review the results of SGI's due diligence investigation of Alias and Wavefront, the status of the negotiations and the terms of the proposed agreements and directed management to continue with negotiations. On February 5, 1995, the Wavefront Board met and reviewed the status of the negotiations with SGI, merger conditions, valuation of Wavefront, the terms of the proposed merger agreement and discussed various other factors regarding the proposed merger with its financial and legal advisors. The Wavefront Board directed the Wavefront Committee to continue its negotiations with SGI.

  On February 6, 1995, SGI reached preliminary agreement with Alias on the terms of the proposed Arrangement, including an exchange ratio of 0.90 shares of SGI Common Stock, or its equivalent, for each share of Alias Common Stock, and reached preliminary agreement with Wavefront on the terms of the proposed Merger, including an exchange ratio of 0.49 shares of SGI Common Stock for each share of Wavefront Common Stock, subject in each case to the approval of the respective boards of directors. The Merger and the Arrangement were unanimously approved at a telephone meeting of the SGI Audit Committee held at midday California time on February 6, 1995. At a meeting of the Wavefront Board on February 6, 1995, Volpe, Welty reviewed in detail its financial analysis of the proposed Merger. The Wavefront Board received an opinion from Volpe, Welty that the Exchange Ratio, as of February 6, 1995, was fair to the shareholders of Wavefront from a financial point of view. The Wavefront Board reviewed and fully discussed the terms of the Merger Agreement and then unanimously approved the Merger Agreement and the Merger. At a meeting of the Alias Board on February 6, 1995, the Alias Board received the recommendation of the Alias Independent Committee that the proposed transaction be consummated on the agreed terms and approved the Acquisition Agreement and the Arrangement.

  On the evening of February 6, 1995, SGI and Wavefront executed and delivered the Merger Agreement, and SGI and Alias executed and delivered the Acquisition Agreement. The Merger Agreement and the Acquisition Agreement were announced by the issuance of a joint press release at 7:50 a.m. New York time, on February 7, 1995.

  On May 9, 1995, SGI and Wavefront executed and delivered a technical amendment to the Merger Agreement.

WAVEFRONT'S REASONS FOR THE MERGER; RECOMMENDATION OF THE WAVEFRONT BOARD

  The Wavefront Board has unanimously approved the Merger and determined that the Merger is advisable and fair and in the best interests of Wavefront and its shareholders. The Wavefront Board unanimously recommends to Wavefront shareholders that they vote FOR the approval of the Merger and the approval and adoption of the Merger Agreement. The Wavefront Board based its approval of the Merger and its determination that the Exchange Ratio is fair to Wavefront and its shareholders upon a number of factors, including its views regarding the following.

    (i) The consideration to be received by Wavefront's shareholders in the Merger, including the fact that the Exchange Ratio represented a premium of 28% over the average of the closing market price of Wavefront Common Stock for the ten trading days prior to the execution of the Merger Agreement.

    (ii) The Merger will provide Wavefront shareholders with a security that has a significantly larger market float, greater liquidity and greater business diversification than Wavefront Common Stock.

    (iii) The Merger will create a combined business with significantly greater financial and business resources, a more diversified product line and greater sales and marketing capabilities than those of Wavefront alone and may enable the combined business to compete more effectively with competitors having greater resources and broader product offerings than Wavefront.

    (iv) The combination of Wavefront with SGI and Alias will provide Wavefront with additional financial and technological resources to meet Wavefront's commitment to an ongoing program of rapid technological innovation. With SGI's financial strength and Alias's complementary software technology, and the operational synergies that should result from the Transactions, the combined business will be better able to develop and market cutting edge products and product features such as real time 3D graphics, asset flow control and multimastering.

    (v) The Merger will result in the combined business having a highly complementary technology base allowing it to create and provide its customers with a complete graphics and animation solution resulting in improved productivity and ease of use.

  The Wavefront Board also considered the following information in concluding that the Merger and the Exchange Ratio are fair to Wavefront and its shareholders: (i) its knowledge of the business, operations, property, assets, financial condition, operating results and prospects of Wavefront, SGI and Alias; (ii) current industry, economic and market conditions and trends; (iii) the opinion of Volpe, Welty as to the fairness of the Exchange Ratio to the shareholders of Wavefront; (iv) the terms of the Merger Agreement; (v) the structure and accounting and tax treatment of the Transactions; (vi) the respective corporate cultures and strategies of Wavefront, SGI and Alias; and
(vii) Wavefront's alternatives.

  In its deliberations the Wavefront Board also considered the potential ef-fects on Wavefront in the event that SGI and Alias merged and Wavefront re-mained independent including the possible negative consequences of Wavefront not being a part of a combined business with greater financial, technical, man-ufacturing and marketing resources than Wavefront alone. These concerns were addressed by the inclusion in the Merger Agreement of a covenant to close the Arrangement and the Merger substantially contemporaneously and the condition to each of SGI's and Wavefront's obligation to close the Merger that the Arrange-ment has been consummated.

  In view of the variety of factors considered in connection with its evaluation of the Merger, the Wavefront Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

SGI'S REASONS FOR THE MERGER

  SGI believes that the Merger and the Arrangement will enhance its position as a leading technology supplier to the entertainment and industrial design industries, and will facilitate the creation of what SGI has termed the "digital studio for the 21st century." The entertainment industry, encompassing movies, film, animation, location-based entertainment, music and interactive entertainment, represents a large and fast-growing opportunity. SGI believes that the growth of this industry is likely to accelerate in the coming years with the increasing availability of powerful, cost-effective digital solutions that will replace the huge installed base of analog-based equipment. Integrated, high-performance digital media authoring solutions will be a key enabler for this anticipated growth.

  SGI believes that the combined business will be able to deliver tightly integrated, high-performance hardware and software solutions that will allow filmmakers and other entertainment authors to create multimedia content in less time, at lower costs, and in a format that can easily be deployed to other interactive media. For example, content developed for a feature film could also easily be used for interactive television programming, CD-ROMs, and location-based entertainment. SGI also expects significant benefits for industrial design users. For all users, the solution must be complete and integrated, allowing individuals as well as large computer graphics production departments to move fluidly through the entire process of turning ideas into images. As fast-growing companies with complementary established technological expertise, Alias and Wavefront are well-positioned to join SGI in pursuit of this objective.

OPERATIONS FOLLOWING THE MERGER

  Following the Transactions, SGI plans to combine the businesses of Wavefront and Alias into a single organization focused on developing a new generation of advanced tools for the creation of digital content by entertainment and creative design users. The combined business will continue to develop, market and support the existing Alias and Wavefront product lines to a wide range of creative professionals, including 3D animators for film and video, game and multimedia developers, automotive stylists, industrial designers and graphic artists.

OPINION OF WAVEFRONT'S FINANCIAL ADVISOR

  As described above under "--Background of the Merger", Wavefront retained Volpe, Welty to act as its financial advisor in connection with the Merger. As part of its engagement by Wavefront, Volpe, Welty rendered its oral opinion on February 6, 1995, which was confirmed in writing as of the same date, to the Wavefront Board, that, as of such date, the consideration to be received by the holders of Wavefront Common Stock in the Merger (the "Merger Consideration") was fair to such holders from a financial point of view. A copy of Volpe, Welty's opinion, dated February 6, 1995, which sets forth the assumptions made, matters considered, and the scope and limitations of the review undertaken by Volpe, Welty, is attached as Annex C to this Proxy Statement/Prospectus. Wavefront's shareholders are advised to read the opinion in its entirety. The following description of Volpe, Welty's opinion is qualified in its entirety by reference to the full text of such opinion. Volpe, Welty's opinion (i) addresses only the fairness of the Merger Consideration from a financial point of view to the holders of Wavefront Common Stock and (ii) speaks only as of the date of the opinion. Such opinion is not a recommendation to any shareholder of Wavefront as to how to vote at the Special Meeting.

  The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the application of those methods to particular circumstances, and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. The summary of the Volpe, Welty analyses set forth below does not purport to be a complete description of the presentation by Volpe, Welty to the Wavefront Board. In arriving at its opinion, Volpe, Welty did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Volpe, Welty believes that its analyses and the summary set forth below must be considered as a whole, and that considering any portion of such analyses and summary of the factors considered, without considering all such analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses set forth in the Volpe, Welty presentation to the Wavefront Board and to Volpe, Welty's opinion. In performing its analyses, Volpe, Welty made numerous assumptions with respect to industry performance, general business and other conditions and matters, many of which are beyond the control of Wavefront and SGI. In performing its analyses, Volpe, Welty relied, without assuming responsibility for verification, upon estimates by the managements of Wavefront and SGI of potential cost savings that may be achieved if the Merger and the Arrangement are consummated. The analyses performed by Volpe, Welty are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of assets or businesses do not purport to be appraisals thereof or to reflect the prices at which businesses or assets actually may be sold. Furthermore, Volpe, Welty did not express an opinion as to prices at which the SGI Common Stock that constitute the Merger Consideration may trade at any future date.

  In rendering its opinion, Volpe, Welty relied, without assuming responsibility for verification, upon the accuracy and completeness of all of the financial and other information reviewed by Volpe, Welty for purposes of its opinion. With respect to financial projections, estimates and analyses provided to Volpe, Welty by Wavefront and SGI, Volpe, Welty assumed that such projections, estimates and analyses were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Wavefront and SGI, respectively. With respect to SGI, Volpe, Welty relied on data derived by it and by Wavefront and its advisors from discussions with SGI management. Volpe, Welty was not provided with financial projections, estimates or analyses by Alias and did not engage in discussions with the management of Alias. In addition, Volpe, Welty did not make an independent evaluation or appraisal of any assets and liabilities (contingent or otherwise) of Wavefront, SGI or Alias or any of their respective subsidiaries and was not furnished with any such evaluation or appraisal, nor did Volpe, Welty conduct a physical inspection of the properties of Wavefront, SGI or Alias. Volpe, Welty assumed that the Arrangement will be consummated contemporaneously with the Merger and that in the Arrangement each issued and outstanding share of common stock of Alias will be converted into the right to receive no more that 0.90 shares of SGI
Common Stock. In its opinion, Volpe, Welty noted that, among other things, its opinion was necessarily based upon economic, monetary, market, and other conditions existing as of the date of its opinion. Shareholders are urged to read the opinion in its entirety for assumptions made, matters considered and limits of the review by Volpe, Welty.

  In conducting its analysis and arriving at its opinion, Volpe, Welty held discussions with the managements of Wavefront and SGI concerning the businesses, financial statements, operations and prospects of their respective companies and the prospects of a combined entity involving Wavefront, Alias and SGI. Volpe, Welty also reviewed and analyzed, among other things:

    (i) the Merger Agreement;

    (ii) the financial statements and other information of Wavefront, SGI and Alias filed with the Commission or distributed to their respective shareholders for recent years and interim periods up to the date of its opinion, as well as certain other publicly available information, including analyst reports, news articles, and product information, regarding Wavefront, SGI and Alias;

    (iii) certain internal historical and other relevant financial and operating data regarding Wavefront and SGI prepared by the managements of Wavefront and SGI, respectively;

    (iv) certain projected financial information derived from discussions with the managements of Wavefront and SGI, respectively;

    (v) the valuation of publicly traded companies Volpe, Welty deemed comparable to Wavefront and SGI;

    (vi) the financial terms, to the extent publicly available, of certain merger and acquisition transactions which Volpe, Welty deemed comparable and relevant to the Merger; and

    (vii) the recent reported prices and trading activity of the Wavefront Common Stock, SGI Common Stock and Alias Common Stock.

  Volpe, Welty also performed such other studies, analyses and inquiries and considered such other information as it considered relevant. In particular, in conducting its analysis and arriving at its opinion, Volpe, Welty performed and considered the following financial comparative analyses:

    (i) Premium Analysis. Volpe, Welty reviewed publicly available information for premiums paid over market prices in 15 pending and completed merger and acquisition transactions involving publicly traded computer hardware and software companies since January 1, 1993 (the "Selected Transactions"). The premiums were calculated based upon the transaction prices per share divided by the closing price per share one day and four weeks before announcement of the transaction. Volpe, Welty's analysis indicated a range of premiums to the targets' trading prices of 16.20% to 47.50% for the date one day prior to announcement of the transaction and 29.10% to 41.60% for the date four weeks prior to announcement of the transaction. Based upon the trading prices of Wavefront Common Stock on February 3, 1995 ($12.63 per share) and January 6, 1995 ($11.38 per share), the dates Volpe, Welty used as one day and four weeks prior to announcement of the Merger, the implied premiums to Wavefront's stock price to be paid by SGI were 21.22% and 34.53% for the day prior to and four weeks prior to the Merger, respectively. Volpe, Welty noted that the premiums to be paid in the Merger were within the range of the premiums of the Selected Transactions. In addition, Volpe, Welty reviewed the average moving premiums for such transactions occurring in 1994 based on stock prices 10 days, 20 days and 30 days before announcement of the transaction. Volpe, Welty regarded the conclusions with respect to such data as favorable to its opinion with respect to the fairness of the consideration to be received in the Merger.

    (ii) Comparable Transaction Analysis. Volpe, Welty reviewed publicly available information for 25 pending and completed merger and acquisition transactions involving computer hardware and software companies since January 1, 1993. Volpe, Welty compared the proposed consideration in the Merger to the following information in such other transactions (to the extent such information was publicly available): (a) multiples of the transaction price compared to revenues for the last twelve months (an average multiple of 2.9 times); (b) multiples of the transaction price compared to earnings before interest, taxes, depreciation and amortization for the last twelve months (an average multiple of 32.8 times); and (c) multiples of the transaction price compared to net income for the last twelve months (an average multiple of 49.7 times). These average multiples, when applied to Wavefront's historic financial results for comparable periods, resulted in a valuation range for Wavefront Common Stock of $13.35 to $17.95 per share. Volpe, Welty noted that the price contemplated by the Exchange Ratio for Wavefront Common Stock was within this range of values.

    (iii) Comparable Publicly Traded Companies Analysis. Volpe, Welty reviewed stock market prices of publicly traded multimedia tools companies that it deemed comparable to Wavefront: Adobe Systems, Alias Research, Autodesk, Avid Technology, Data Translation, Macromedia, Pinnacle and Sonic Solutions (the "Selected Companies"). Volpe, Welty compared the multiples of the stock prices of the Selected Companies to revenues, operating income and net income for the twelve months ended December 31, 1994, as well as December 31, 1995 and 1996 net income as projected by IBES. The range of multiples of revenues for the twelve months ended December 31, 1994 was 2.3 times to 3.2 times. The range of multiples of operating income for such period was 16.9 times to 22.9 times. The range of multiples of net income for such period was 25.9 times to 35.0 times. The ranges of multiples for projected net income for the years ended December 31, 1995 and 1996 were
  17.9 times to 24.2 times and 13.2 times to 17.9 times, respectively. Volpe, Welty also compared Wavefront's five-year projected growth rate (as estimated by Zack's Investment Research and IBES) and price-earnings multiples to those of the Selected Companies, yielding a range of price-earnings multiples to growth rate ratios of 60.5% to 90.5%. Volpe, Welty also included a control premium in this analysis based on the average control premium paid in 15 pending and completed merger and acquisition transactions involving publicly traded computer hardware and software companies since January 1, 1993. Based upon historical and projected financial results for Wavefront, the above analyses resulted in a range of $13.31 to $17.90 per share of Wavefront Common Stock. Volpe, Welty noted that the price per share of Wavefront Common Stock contemplated by the Exchange Ratio was within this range of values.

    (iv) Discounted Cash Flow Analysis. Volpe, Welty conducted a discounted cash flow analysis, relying on internal projections of future earnings, operating assumptions and capital requirements prepared by Wavefront's management for the years ending December 31, 1995 and 1996 and extrapolations of those projections for years 1997, 1998 and 1999, for the purpose of valuing Wavefront Common Stock. Volpe, Welty computed the terminal value of Wavefront using projected 1999 operating income multiplied by a range of multiples of operating income, which varied from
  10.0 times to 14.0 times. The terminal value of the business, as well as cash flows for the preceding years, were then discounted at a range of discount rates from 20.0% to 30.0%. This analysis indicated a range of values of Wavefront Common Stock of $14.19 to $16.83 per share. Volpe, Welty noted that the price contemplated by the Exchange Ratio for Wavefront Common Stock was within this range of values. The usefulness of a discounted cash flow analysis depends in part on the degree of reliability of the projections used in the analysis. Volpe, Welty concluded this analysis was less useful because of the lack of certainty associated with Wavefront projections due to the rapidly changing environment in which Wavefront operates.

  No company or transaction used in the above analyses is identical to Wavefront, SGI or Alias or the proposed transaction. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies or company to which they are compared.

  The foregoing description of Volpe, Welty's opinion is qualified in its entirety by reference to the full text of such opinion which is attached as Annex C to this Proxy Statement/Prospectus.

  Volpe, Welty is an investment banking firm. As part of its investment banking business, Volpe, Welty is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and other purposes. The Wavefront Board selected Volpe, Welty to serve as its financial advisor based on Volpe, Welty's qualifications, expertise and familiarity with Wavefront's business. The terms of Volpe, Welty's engagement to Wavefront are set forth in an engagement letter dated February 1, 1995. Volpe, Welty was not authorized to solicit and did not solicit interest from any party with respect to an acquisition of Wavefront. Volpe, Welty's role as financial advisor included participation in discussions and subsequent negotiations relative to the proposed Merger and rendering an opinion that the Exchange Ratio as of February 6, 1995 was fair to the shareholders of Wavefront from a financial point of view.

  Pursuant to the terms of the engagement letter, Wavefront paid Volpe, Welty a retainer fee of $25,000 upon execution of such letter and an additional fee of $300,000 upon delivery of its fairness opinion to the Wavefront Board. Wavefront has agreed to pay to Volpe, Welty an additional fee (against which the $325,000 in fees described above will be credited) based upon the aggregate market value of the Merger. Such fee is estimated to equal approximately $1,200,000 (based on a per share price of SGI Common Stock of $37.00 multiplied by the number of fully diluted shares of Wavefront Common Stock). Wavefront also has agreed to reimburse Volpe, Welty for its reasonable out-of-pocket expenses, including fees and expenses of counsel, and to indemnify Volpe, Welty against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of Volpe, Welty's engagement as financial advisor.

  Volpe, Welty acted as a co-managing underwriter for the initial public offering of the Wavefront Common Stock in June 1994 and subsequent public offering in December 1994 and received customary compensation for such services. In the ordinary course of business, Volpe, Welty acts as a market maker and broker in the publicly traded securities of Wavefront and Alias and receives customary compensation in connection therewith, and also provides published research coverage of Wavefront and Alias. In the ordinary course of business, Volpe, Welty may from time to time trade in the equity and derivative securities of Wavefront, SGI and Alias for its own account or the accounts of customers, and hold short or long positions in securities or options on securities of Wavefront, SGI and Alias.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion summarizes the material federal income tax consequences of the Merger to Wavefront and holders of Wavefront Common Stock and reflects the opinions of tax counsel attached as Exhibits 8.1 and 8.2 to Registration Statement of which this Proxy Statement/Prospectus is a part. Such tax opinions are based on certain assumptions noted in such opinions. The discussion is based on current law. The discussion does not address aspects of federal taxation other than income taxation, nor does it address all aspects of federal income taxation including, without limitation, aspects of federal income taxation that may be applicable to particular shareholders, such as shareholders who are dealers in securities, foreign persons or persons who acquired their Wavefront Common Stock in a compensation transaction. In addition, it does not address the state, local or foreign tax consequences of the Merger, if any.

  HOLDERS OF WAVEFRONT COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER.

  The principal federal income tax consequences of the Merger to Wavefront and holders of Wavefront Common Stock will be as follows:

    (a) the Merger will qualify as a reorganization within the meaning of
  Section 368 of the Code;

    (b) no gain or loss will be recognized by Wavefront, Merger Sub or SGI solely as a result of the Merger;

    (c) no gain or loss will be recognized by holders of Wavefront Common Stock upon their receipt of SGI Common Stock in exchange for their Wavefront Common Stock, except that holders of Wavefront Common Stock who receive cash proceeds in lieu of fractional shares of SGI Common Stock will recognize gain or loss equal to the difference, if any, between such proceeds and the tax basis of Wavefront Common Stock allocated to their fractional share interests (see, however, discussion of the treatment of dissenters in (h) below);

    (d) such gain or loss, if any, will constitute capital gain or loss if the fractional share interests exchanged are held as capital assets at the time of the Merger;

    (e) such capital gain or loss will be long-term capital gain or loss if the holding period for the fractional share interests (including the holding period of Wavefront Common Stock attributed thereto) exceeds one year at the Effective Time;

    (f) the tax basis of SGI Common Stock received by holders of Wavefront Common Stock will be the same as the tax basis of the Wavefront Common Stock exchanged therefor less the tax basis, if any, allocated to fractional share interests;

    (g) the holding period of SGI Common Stock in the hands of holders of Wavefront will include the holding period of their Wavefront Common Stock exchanged therefor, provided that such Wavefront Common Stock is held as a capital asset at the Effective Time;

    (h) in general, a dissenting holder of Wavefront Common Stock receiving solely cash in exchange therefor will recognize gain or loss equal to the difference, if any, between the cash received and the dissenting holder's tax basis of the Wavefront Common Stock;

    (i) such gain or loss, if any, will generally constitute capital gain or loss if the Wavefront Common Stock for which the dissenting shareholder receives cash is held as a capital asset at the Effective Time; and

    (j) such capital gain or loss will be long-term capital gain or loss if the dissenting holder has held the Wavefront Common Stock for more than one year at the Effective Time.

  It is a condition to SGI's and Wavefront's obligations to effect the Merger that SGI and Wavefront receive opinions (the "Tax Opinions") from Shearman & Sterling and Wilson, Sonsini, Goodrich & Rosati, respectively, to the effect that, on the basis of certain facts, including facts derived from officers' certificates delivered by SGI and Wavefront, and certain assumptions stated in the Tax Opinions, the Merger will be treated as a reorganization within the meaning of Section 368 of the Code. Neither SGI nor Wavefront intends to waive this condition. If this condition is waived by either SGI or Wavefront after approval of the Merger by the holders of Wavefront Common Stock, then Wavefront intends to resolicit its shareholders prior to consummation of the Merger.

  No ruling has been or will be obtained from the Internal Revenue Service (the "Service") with respect to the Merger. The Tax Opinions are not binding on the Service or the courts, and no assurance can be given that the Tax Opinions would be followed if challenged by the Service.

ACCOUNTING TREATMENT

  The Merger is expected to be treated as a "pooling of interests" for accounting purposes. This accounting method permits the recorded assets and liabilities of both SGI and Wavefront to be carried forward to the surviving corporation at their recorded historical amounts and no recognition of goodwill in the combination is required of either company in the Merger.

  It is a condition to SGI's obligation to effect the Merger that SGI and Wavefront receive opinions from Ernst & Young LLP and Arthur Andersen LLP, the independent auditors of SGI and Wavefront, respectively, based upon certain material facts and certain representations and warranties described in such opinions, to the effect that pooling of interests accounting treatment for the Merger is appropriate. In the event that greater than 10% of the shareholders of Wavefront properly exercise their dissenters' rights, the Merger may not qualify for treatment as a pooling of interests under applicable accounting rules and SGI's or Wavefront's independent auditors may not be able to render an opinion regarding such qualification. Under the Merger Agreement, SGI's obligation to consummate the Merger is conditioned on the delivery of such opinions; therefore, the inability of SGI's or Wavefront's independent auditors to deliver such opinion would entitle SGI to abandon the Merger. SGI does not intend to waive this condition. If this condition is waived by SGI after approval of the Merger by the holders of Wavefront Common Stock, then Wavefront intends to resolicit its shareholders prior to consummation of the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In considering the recommendation of the Wavefront Board with respect to the Merger, shareholders of Wavefront should be aware that certain officers and directors of Wavefront had interests in the Merger, including those referred to below, that presented them with potential conflicts of interests. The Wavefront Board was aware of these potential conflicts and considered them along with the other matters described in "--Wavefront's Reasons for the Merger; Recommendation of the Wavefront Board."

  In July 1994, shortly after completing the initial public offering of Wavefront Common Stock, the Wavefront Board authorized Wavefront to enter into employment agreements with its executive officers and key employees. In October 1994, the Company entered into employment agreements with Michael S. Noling, Martin H. Plaehn, David P. Swan, Andrew J. DeNecochea, Michael J. Wilson, Bruce
A. Sinclair and Carmine J. Napolitano. The employment agreements provide that upon a change in control, one-third of the unvested stock options held by each officer will accelerate and the officer shall have the right to exercise all or a portion of such stock options so vested. If the officer remains in Wavefront's employ for six months after the change in control, an additional one-third of the unvested portion of any stock options held by the officer will accelerate. If the officer's employment is involuntarily terminated within a period beginning two months before and ending 18 months after a change in control (a "Control Termination"), the officer will be entitled to severance pay in an amount equal to six months of the officer's then current base cash salary. In addition, all remaining unvested stock options held by the officer will automatically accelerate (subject to certain limitations). Each employment agreement terminates upon the earlier of the date that all obligations of the parties under such employment agreement have been satisfied, or 18 months after a change in control. In addition, the employment agreements with Mr. Noling and Mr. Plaehn further provide that in the event of a Control Termination, Mr. Noling and/or Mr. Plaehn may be retained by the acquiring company as consultants for twelve months following the Control Termination, at the rate of $500 per month for up to ten hours per month. During this time, certain of their unvested options (if any) which were not accelerated will continue to vest.

  The Merger Agreement provides that Wavefront will, and after the Effective Time, the surviving corporation and SGI will, to the fullest extent permitted under applicable law or under the relevant Articles of Incorporation or Bylaws, indemnify and hold harmless each present and former director, officer, employee, fiduciary and agent of Wavefront or any of its subsidiaries against any costs or expenses, judgments, fines, losses, claims, damages, liability and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to any action or omission occurring at or prior to the Effective Time for a period of six years after the Effective Time.

  In addition, the Articles of Incorporation of the surviving corporation will contain the indemnification provisions currently set forth in the Bylaws of Wavefront, which shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of Wavefront, unless such modification is required by law.

REGULATORY MATTERS

  Under the HSR Act and the rules promulgated thereunder by the FTC, certain acquisition transactions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division and the FTC and specified waiting period requirements have been satisfied. SGI and Wavefront each filed with the Antitrust Division and the FTC a Notification and Report Form (an "HSR Notice") with respect to the Merger on March 2, 1995. SGI and Alias each filed with the Antitrust Division and the FTC an HSR Notice with respect to the Arrangement on March 2, 1995. The required waiting periods for the Transactions under the HSR Act were extended by Requests for Additional Information and Documentary Material issued by the FTC to SGI, Wavefront and Alias on March 31, 1995. SGI, Wavefront and Alias are all in the process of complying with the Requests. The waiting periods for the Merger and the Arrangement will expire at 11:59 p.m. on the twentieth day following the day on which the last of SGI and Wavefront and SGI and Alias, respectively, substantially comply with the Requests unless such waiting periods are terminated early or extended by mutual agreement. At any time before or after the Effective Time, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or the Arrangement or seeking the divestiture of Wavefront or Alias by SGI, in whole or in part, or the divestiture or compulsory licensing of substantial assets of SGI, Wavefront, Alias or their respective subsidiaries. State attorneys general and private parties may also bring legal actions under the federal or state antitrust laws under certain circumstances.

RIGHTS OF DISSENTING SHAREHOLDERS

  If the Merger is consummated, holders of Wavefront Common Stock who have properly exercised dissenters' rights in connection with the Merger under Sections 1300-1312 ("Chapter 13") of the California Corporations Code (the "CCC") will have the right to receive such consideration as may be determined to be due with respect to Dissenting Shares (as defined below) pursuant to the laws of the State of California, so long as demands for such consideration are properly filed at or before the Special Meeting with respect to 5% or more of the outstanding shares of Wavefront Common Stock.

  The following summary of the provisions of Chapter 13 is not intended to be a complete statement of such provisions, and Wavefront shareholders are urged to read the full text of Chapter 13, a copy of which is attached to this Proxy Statement/Prospectus as Annex D.

  If the Merger is approved by the required vote of the holders of Wavefront Common Stock and is not abandoned or terminated, each holder of shares of Wavefront Common Stock who votes against the Merger and who follows the procedures set forth in Chapter 13 will be entitled to have his or her shares of Wavefront Common Stock purchased by Wavefront for cash at their fair market value, so long as demands for such consideration are properly filed at or before the Special Meeting with respect to 5% or more of the outstanding shares of Wavefront Common Stock. The fair market value of shares of Wavefront Common Stock will be determined as of the day before the first announcement of the terms of the Merger, excluding any appreciation or depreciation resulting as a consequence of the Merger, but adjusted for any stock split, reverse stock split or share dividend that becomes effective thereafter. The shares of Wavefront Common Stock with respect to which holders have perfected their purchase demand in accordance with Chapter 13 and have not effectively withdrawn or lost such rights are referred to as the "Dissenting Shares."

  Within 10 days after approval of the Merger by Wavefront's shareholders, Wavefront must, if demands for purchase have been properly filed by the holders of 5% or more of the outstanding shares of Wavefront Common Stock, mail a notice of such approval (the "Approval Notice") to all shareholders who have voted against the approval of the Merger and followed the procedures set forth in Chapter 13, together with a statement of the price determined by Wavefront to represent the fair market value of the applicable Dissenting Shares (determined in accordance with the immediately preceding paragraph), a brief description of the procedures to be followed in order for the shareholder to pursue his or her dissenters' rights, and a copy of Sections 1300-1304 of the CCC. The statement of price by Wavefront constitutes an offer by Wavefront to purchase all Dissenting Shares at the stated amount.

  A shareholder of Wavefront electing to exercise dissenters' rights must, within the time period provided in Section 1301(b) of the CCC, demand in writing from Wavefront the purchase of his or her shares of Wavefront Common Stock and payment to the shareholder at their fair market value. A holder who elects to exercise dissenters' rights should mail or deliver his or her written demand to Wavefront at 530 East Montecito Street, Santa Barbara, California 93103, Attention: Secretary. The demand should specify the holder's name and mailing address and the number of shares of Wavefront Common Stock held of record by such shareholder and state that such holder is demanding purchase of his or her shares and payment of their fair market value, and must also contain a statement as to what the shareholder claims to be the fair market value of such shares as of the day before the first announcement of the terms of the proposed Merger. Such statement of the fair market value of the shares of Wavefront Common Stock constitutes an offer by the shareholder to sell the Dissenting Shares held by such shareholder at that price.

  Within the time period provided in Section 1302 of the CCC, the shareholder must also submit the certificates representing the Dissenting Shares to Wavefront for endorsement as Dissenting Shares.

  If Wavefront and the Wavefront shareholder agree that the shares are Dissenting Shares and agree upon the purchase price of the shares, the dissenting shareholder is entitled to the agreed-upon price with interest thereon at the legal rate on judgments from the date of such agreement. Payment for the Dissenting Shares must be made within 30 days after the later of the date of such agreement or the date on which all statutory and contractual conditions to the Merger are satisfied, and is subject to surrender to Wavefront of the certificates representing the Dissenting Shares.

  If Wavefront denies that the shares are Dissenting Shares or if Wavefront and the shareholder fail to agree upon the fair market value of the shares of Wavefront Common Stock, then within the time period provided in Section 1304(a) of the CCC, any shareholder who has made a valid written purchase demand and who has not voted in favor of approval and adoption of the Merger Agreement may file a complaint in the superior court of Santa Barbara County requesting a determination as to whether the shares are Dissenting Shares or as to the fair market value of such holder's shares of Wavefront Common Stock or both, or may intervene in any pending action brought by any other Wavefront shareholder. If the fair market value of the Dissenting Shares is at issue, the court may appoint one or more impartial appraisers to determine the fair market value of such Dissenting Shares.

  Except as expressly limited by Chapter 13, holders of Dissenting Shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A holder of Dissenting Shares may not withdraw a demand for payment unless Wavefront consents thereto.

  Dissenting Shares lose their status as Dissenting Shares, and dissenting shareholders cease to be entitled to require Wavefront to purchase their Shares if: (a) the Merger is abandoned; (b) the shares are transferred prior to their submission to Wavefront for the required endorsement; (c) the dissenting shareholder and Wavefront do not agree upon the status of the shares as Dissenting Shares or do not agree on the purchase price, but neither Wavefront nor the shareholder files a complaint or intervenes in a pending action within six months after mailing of the Approval Notice; or (d) with Wavefront's consent, the holder delivers to Wavefront a written withdrawal of such holder's demand for purchase of his or her shares.

  WAVEFRONT SHAREHOLDERS WILL HAVE NO APPRAISAL RIGHTS UNLESS DEMANDS FOR PURCHASE AND PAYMENT ARE RECEIVED AT OR PRIOR TO THE DATE OF THE WAVEFRONT SPECIAL MEETING FROM HOLDERS OF 5% OR MORE OF THE OUTSTANDING SHARES OF WAVEFRONT COMMON STOCK.

  All officers and directors of Wavefront have agreed not to exercise dissenters' rights with respect to the Merger.

                  THE MERGER AGREEMENT AND RELATED AGREEMENTS

  The following paragraphs summarize, among other things, the material terms of the Merger Agreement, which is attached hereto as Annex A and incorporated by reference herein. Shareholders of Wavefront are urged to read the Merger Agreement in its entirety for a more complete description of the Merger.

EFFECTIVE TIME OF THE MERGER

  As promptly as practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreement, including consummation of the Arrangement, the parties thereto will file a certified agreement of merger with the Secretary of State of the State of California. The Merger will become effective upon such filing.

CONVERSION OF SHARES

  At the Effective Time, each outstanding share of Wavefront Common Stock (other than Dissenting Shares and shares owned by Merger Sub, SGI, Wavefront or any subsidiary of SGI or Wavefront) will be converted into the right to receive
0.49 shares of SGI Common Stock. Merger Sub will merge with and into Wavefront, which will be the surviving corporation and a wholly owned subsidiary of SGI. Each share of Merger Sub common stock issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the surviving corporation. For information regarding rights of dissenting shareholders see "The Merger--Rights of Dissenting Shareholders."

  As promptly as practicable after the Effective Time, SGI will cause to be sent to each shareholder of record of Wavefront as of the Effective Time (other than Dissenting Shares) transmittal materials for use in exchanging certificates of Wavefront Common Stock for certificates of SGI Common Stock. The transmittal materials will contain information and instructions with respect to the surrender of Wavefront Common Stock certificates in exchange for new certificates representing SGI Common Stock and cash in payment for any fractional shares resulting from the exchange. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED. Pending delivery to SGI of Wavefront Common Stock certificates, any dividends on the SGI Common Stock to be issued as a result of the Merger that are payable prior to the delivery of such certificates will be held by SGI. Such dividends will be paid, without interest, to the persons entitled thereto upon delivery of such Wavefront Common Stock certificates to SGI.

  Fractional shares of SGI Common Stock will not be issued in the Merger. Instead, each shareholder of Wavefront who would otherwise be entitled to a fractional share will receive cash in lieu thereof, calculated on the basis of the average closing price of SGI Common Stock for the 30 most recent trading days prior to the Effective Time, as quoted in The Wall Street Journal or other reliable financial newspaper or publication.

TREATMENT OF WAVEFRONT COMMON STOCK OPTIONS AND EMPLOYEE STOCK PURCHASE PLAN

  1990 STOCK OPTION PLAN. At the Effective Time, each outstanding Wavefront Option under its 1990 Stock Option Plan (the "Stock Option Plan"), whether vested or unvested, will be assumed by SGI. Each Wavefront Option assumed by SGI under the Merger Agreement will continue to have, and be subject to, the same terms and conditions set forth in the Stock Option Plan immediately prior to the Effective Time, except for the number of shares of SGI Common Stock to be purchased under such Wavefront Option and the exercise price thereof. Each Wavefront Option will be exercisable for that number of shares of SGI Common Stock rounded up to the nearest whole number of shares of SGI Common Stock that the holder of such Wavefront Option would have been entitled to receive pursuant to the Merger had such holder exercised such Wavefront Option in full immediately prior to the Effective Time. The per share exercise price for the shares of SGI Common Stock issuable upon exercise of such assumed Wavefront Option will be equal to the quotient of the per share exercise price of Wavefront Common Stock at which such option was exercisable immediately prior to the Effective Time divided by the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent.

  After the Effective Time, SGI will issue to each holder of an outstanding Wavefront Option a document evidencing SGI's assumption of such Wavefront Option. It is the intention of SGI and Wavefront that the Wavefront Options assumed by SGI qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent (and only to the extent) such Wavefront Options qualified as incentive stock options prior to the Effective Time.

  WAVEFRONT EMPLOYEE STOCK PURCHASE PLAN. Subject to the consummation of the Merger and due approval and adoption of the Purchase Plan by the Waverfront shareholders at the Special Meeting, on the Final Purchase Date, Wavefront will apply the funds then credited to each Purchase Plan participant's payroll withholding account to the purchase of whole shares of Wavefront Common Stock. The cost to each participant in the Purchase Plan for the shares of Wavefront Common Stock purchased shall be the lower of 85% of the closing sale price of Wavefront Common Stock on the Nasdaq National Market on (i) the first day of the then current offering period or (ii) the Final Purchase Date. Shares of Wavefront Common Stock purchased on the Final Purchase Date will be converted to SGI Common Stock in the same manner as described above under "--Conversion of Shares." Employees of Wavefront as of the Effective Time will be permitted to participate in SGI's Employee Stock Purchase Plan commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility requirements of SGI's Employee Stock Purchase Plan (with Wavefront employees receiving credit, for purposes of such eligibility, for service with Wavefront).

BUSINESS OF WAVEFRONT PENDING THE MERGER

  Pending consummation of the Merger, and except as otherwise consented to or approved in advance by SGI in writing, Wavefront has agreed that Wavefront and its subsidiaries will, among other things, operate their businesses in accordance with their ordinary course of business and in a manner consistent with past practices, and use reasonable commercial efforts to preserve substantially intact their respective business organizations, to keep available the services of their present officers, employees and consultants, to take all reasonable action to prevent the loss, cancellation, forfeiture or expiration of any Wavefront intellectual property and to preserve their present relationships with customers and suppliers and other persons with whom they have significant business relations.

  In particular, Wavefront and its subsidiaries have agreed not to take any of the following actions without the prior written consent of SGI: (i) amend or otherwise change Wavefront's Articles of Incorporation (the "Wavefront Articles") or By-laws; (ii) issue, sell, pledge, dispose of or encumber any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of Wavefront, any of its subsidiaries or affiliates (except for the issuance of shares of the Wavefront Common Stock issuable pursuant to employee stock options under the Stock Option Plan or pursuant to rights to purchase such shares under the Purchase Plan, which options or rights, as the case may be, were outstanding on the date of the Merger Agreement); (iii) sell, pledge, dispose of or encumber any assets of Wavefront or any of its subsidiaries (except for (a) sales of assets in the ordinary course of business and in a manner consistent with past practice and
(b) dispositions of obsolete or worthless assets); (iv) amend or change the period (or permit any acceleration) of exercisability of options granted under any employee plans (including the Stock Option Plan) or authorize cash payments in exchange for any options granted under any of such plans; (v) declare or pay any dividend or other distribution with respect to any of its capital stock, except for certain intracompany distributions; (vi) sell, transfer, license, sublicense or otherwise dispose of any Wavefront intellectual property, or amend or modify any existing agreements with respect to any Wavefront intellectual property or third party intellectual property rights, other than nonexclusive object and source code licenses in the ordinary course of business consistent with past practice; (vii) (a) acquire any business organization; (b) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or otherwise become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (c) enter into or amend any contract or agreement other than in the ordinary course of business; (d) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $1,000,000 for Wavefront and its subsidiaries, taken as a whole; or (e) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this item (vii); (viii) increase the compensation payable to its officers or employees, except for increases in salary or wages of employees of Wavefront or its subsidiaries who are not officers of Wavefront in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer (except for officers who are terminated on an involuntary basis) or other employee of Wavefront or any of its subsidiaries, or establish, adopt, enter into or amend any Wavefront employee plan; (ix) take any action, other than as required by GAAP, to change accounting policies or procedures; (x) make any material tax election inconsistent with past practices or settle or compromise any material tax liability; (xi) pay, discharge or satisfy any claims, liabilities or obligations, other than liabilities reflected or reserved against in the financial statements of Wavefront or incurred in the ordinary course of business and consistent with past practice; (xii) except as may be required by law, take any action to terminate or amend any of its employee plans other than in connection with the Merger; (xiii) take or allow to be taken or fail to take any act or omission which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes under GAAP; or (xiv) take, or agree in writing or otherwise to take, any of the actions described in items (i) through (xiii) above, or any action which would make any of the representations or warranties of Wavefront contained in the Merger Agreement untrue or incorrect or prevent Wavefront from performing or cause Wavefront not to perform its covenants thereunder or result in any of the conditions to the Merger not being satisfied.

SOLICITATION OF ALTERNATIVE TRANSACTIONS

  The Merger Agreement provides that Wavefront shall not, directly or indirectly, solicit or encourage the initiation of inquiries or proposals regarding any merger, sale of substantial assets or stock, or similar transaction involving Wavefront or any of its subsidiaries. The Merger Agreement does not prevent the Wavefront Board from considering, negotiating, approving and recommending to Wavefront shareholders an unsolicited merger or acquisition proposal that the Wavefront Board determines in good faith, after consultation with its financial advisors and upon advice of counsel that its fiduciary duties require it to do so, would result in a transaction more favorable to the Wavefront shareholders than the Merger. Wavefront must inform SGI of any such competing proposal or request for nonpublic information, and Wavefront may provide access to nonpublic information (subject to the execution of a confidentiality and standstill agreement) only after Wavefront has determined that the competing proposal is superior to the Merger.

BUSINESS OF SGI PENDING THE MERGER

  Pending the consummation of the Merger, and except as otherwise consented to or approved in advance by Wavefront in writing, SGI has agreed that SGI and its subsidiaries will, among other things, operate their businesses in accordance with their ordinary and usual course of business and in a manner consistent with past practices. In particular SGI has agreed not to take any of the following actions without the prior written consent of Wavefront: (i) amend or otherwise change SGI's Restated Certificate of Incorporation (the "SGI Restated Certificate"), or amend the terms of the SGI Common Stock, except as provided in the Merger Agreement; (ii) except for the Arrangement, acquire any business organization or assets of any other person if doing so would delay or prevent the consummation of the Merger; (iii) declare, set aside, make or pay any dividend or other distribution in respect of any of its capital stock; (iv) sell, transfer, license, sublicense or otherwise dispose of any material assets; or (v) take any action which would make any of SGI's representations or warranties untrue or incorrect or prevent SGI from performing or cause SGI not to perform its covenants under the Merger Agreement.

CORPORATE STRUCTURE AND RELATED MATTERS AFTER THE MERGER

  At the Effective Time, Merger Sub will be merged with and into Wavefront, which will be the surviving corporation and will thereby become a wholly owned subsidiary of SGI. Each share of Merger Sub common stock issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.

  Unless otherwise determined by SGI prior to the Effective Time, at the Effective Time the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, will be the Articles of Incorporation of the surviving corporation, until thereafter amended. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the Bylaws of the surviving corporation, until thereafter amended.

CERTAIN COVENANTS

  The Merger Agreement provides that the Articles of Incorporation of the surviving corporation will contain the indemnification provisions set forth in Wavefront's Bylaws, and that such provisions will not be modified for six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were Wavefront's directors, officers, employees or agents, unless such modification is required by law.

  Wavefront has agreed that, regardless of whether the Merger becomes effective, it will indemnify each present and former director, officer, employee, fiduciary and agent of Wavefront or any of its subsidiaries (collectively, the "Indemnified Parties"), to the fullest extent permitted under applicable law or under its Articles of Incorporation or Bylaws, against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission occurring at or prior to the Effective Time, or arising out of or pertaining to the transactions contemplated by the Merger Agreement (the "Liabilities"), for six years after the date of the Effective Time.

  SGI has agreed that after the Effective Time, it will indemnify the Indemnified Parties to the fullest extent permitted under applicable law or under the SGI Restated Certificate or Bylaws, against the Liabilities for six years after the date of the Effective Time.

CONDITIONS TO THE MERGER

  Consummation of the Merger is subject to the satisfaction of various conditions, including (i) the approval and adoption of the Merger Agreement and the Merger by the requisite vote of the shareholders of Wavefront; (ii) the effectiveness of the Registration Statement of which this Proxy Statement/Prospectus is a part pursuant to which the SGI Common Stock to be issued in the Merger will be registered and the absence of any stop order or proceedings seeking a stop order relating to such Registration Statement; (iii) the absence of any temporary restraining order, preliminary or permanent injunction or other legal restraints, or prohibitions, statutes, rules, regulations or orders preventing consummation of the Merger, and of any proceedings brought by any governmental authority making consummation of the Merger illegal; (iv) the receipt of an officer's certificate by each of SGI and Wavefront from the other party to the effect that certain representations and warranties made by the respective party are true and correct in all respects on and as of the Effective Time, except where the failure to be true and correct would not have a Material Adverse Effect (as defined below), and to the effect that the respective party has performed or complied in all material respects with all agreements and covenants required by the Merger Agreement on or prior to the Effective Time; (v) the obtaining by SGI and Wavefront of all material consents, waivers, approvals, authorizations or orders required to be obtained and filings required to be made for the authorization, execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby; (vi) consummation of the Arrangement; (vii) the receipt by SGI and Wavefront of an opinion of Ernst & Young LLP and Arthur Andersen LLP, respectively, as independent public accountants, to the effect that pooling of interests accounting treatment is appropriate for the Merger; (viii) the receipt by SGI and Wavefront of the Tax Opinions; and (ix) the receipt by SGI of the Affiliate Agreements (as defined below). In addition, it is a condition to the obligations of each of SGI and Wavefront to consummate the Merger that the other party shall not have experienced any change, occurrence or circumstance (individually or taken together) that is reasonably likely to be materially adverse to its business, assets, financial condition or results of operations (a "Material Adverse Effect"). A decline in Wavefront's consolidated gross sales revenues after the date of the Merger Agreement shall not be considered a Material Adverse Effect with respect to Wavefront, if (i) such decline can most reasonably be directly attributable to (a) a decrease in sales associated with customers delaying orders or purchases pending completion of the Merger and the Arrangement or (b) a significant price reduction by any major competitor of Wavefront, (ii) Wavefront has complied with its obligations to conduct its business in conformity with the provisions described under "-- Business of Wavefront Pending the Merger" and (iii) Wavefront has continued to develop, market, supply and service its products in accordance with past practice.

  If all conditions to the Merger are met or waived except the consummation of the Arrangement, SGI and Wavefront may mutually agree to consummate the Merger even though the Arrangement between SGI and Alias has not occurred or has been terminated. If such an agreement is reached after approval of the Merger by the holders of Wavefront Common Stock, then Waterfront intends to resolicit its shareholders prior to consummation of the Merger. In addition, a condition to the consummation of the Arrangement is the consummation of the Merger. In the event all other conditions of the Arrangement are met or waived, SGI and Alias may mutually agree to consummate the Arrangement even though the Merger between SGI and Wavefront has not occurred or has been terminated. See "--Termination; Amendment" and "--Fees and Expenses."

TERMINATION; AMENDMENT

  The Merger Agreement may be terminated and the Merger may be abandoned prior to the Effective Time notwithstanding approval by the shareholders of Wavefront, under the circumstances specified therein, including (i) by mutual written agreement of SGI and Wavefront; (ii) by either SGI or Wavefront, if the Merger shall not have been consummated by August 31, 1995 and if the terminating party has not caused the failure of the Merger to be consummated by its own failure to fulfill any of its obligations under the Merger Agreement;
(iii) by either SGI or Wavefront if a court or a governmental agency shall have issued a non-appealable final order, decree, ruling or any other action permanently prohibiting the Merger; (iv) by either SGI or Wavefront, if the shareholders of Wavefront fail to approve the Merger Agreement; (v) by SGI if the Wavefront Board has withdrawn or changed its recommendation of the Merger or the Merger Agreement in a manner adverse to SGI, or has taken a "neutral" position with respect to an alternative proposal by a third party for (a) the acquisition of more than 50% of the outstanding shares of Wavefront, whether from Wavefront or pursuant to a tender offer or exchange offer, (b) a business combination involving Wavefront pursuant to which any third party acquires more than 50% of the outstanding equity securities of Wavefront or the entity surviving such business combination or (c) any other transaction pursuant to which any third party acquires control of assets of Wavefront and its subsidiaries having a fair market value equal to more than 50% of the fair market value of all the assets of Wavefront and its subsidiaries, taken as a whole, immediately prior to such transaction (any of the above transactions shall constitute an "Alternative Transaction", and any of the above transactions with regard to Alias shall constitute an "Alias Alternative Transaction"); (vi) by SGI or Wavefront if the Wavefront Board has resolved to accept a proposal from a third party that would result in a transaction more favorable to Wavefront's shareholders than the Merger; (vii) by either SGI or Wavefront, in the event of a breach by the other party of any representation or warranty, or failure to perform any covenant, term or provision of the Merger Agreement, in each case that would have a Material Adverse Effect on such party or result in a failure to comply in any material respect with the Merger Agreement (provided that if such breach or failure to perform is curable prior to the expiration of 30 days from its occurrence (but in no event later than August 31, 1995) neither SGI nor Wavefront may terminate the Merger Agreement on this basis as long as the other party continues to exercise reasonable efforts to cure such breach or failure unless such 30 day period expires without such breach having been cured); (viii) by Wavefront, at any time after the tenth business day following termination of the Arrangement; and (ix) by SGI, at any time after the tenth business day following termination of the Arrangement.

  The Merger Agreement may be amended by an agreement in writing among the parties thereto at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of Wavefront, no amendment may be made which by law requires further approval of such shareholders, without such further approval; provided, further, that, prior to the Effective Time, SGI may, by an instrument signed only by SGI, amend the Merger Agreement to cause the Merger to be effected as a forward merger of Wavefront with and into SGI.

FEES AND EXPENSES

  Except as described herein, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the Merger is consummated.

  Wavefront has agreed to pay SGI a fee of $6,000,000 if the Merger Agreement is terminated because (i) the Wavefront Board has withdrawn or changed its recommendation of the Merger Agreement or the Merger in a manner adverse to SGI or taken a "neutral" position with respect to an Alternative Transaction,

(ii) Wavefront has willfully and materially breached a representation, warranty, covenant or agreement such that (A) such breach of representation or warranty would have a Material Adverse Effect on Wavefront or (B) such breach of covenant or agreement would result in the failure by Wavefront to comply in all material respects with all agreements and covenants required under the Merger Agreement, (iii) if the Wavefront Board has resolved to accept a third party proposal which the Wavefront Board determines in good faith would result in a transaction more favorable to Wavefront's shareholders, or (iv) Wavefront's shareholders fail to approve the Merger if, at the time of the termination, an Alternative Transaction was outstanding or a proxy statement recommending such Alternative Transaction was published or sent to Wavefront shareholders and such Alternative Transaction is closed within twelve months of such termination.

  Wavefront has agreed to pay SGI a fee of $5,000,000 if Wavefront terminates the Merger Agreement following the termination of the Arrangement; provided, that this fee shall not be payable unless (i) the Arrangement has been terminated as a result of a third party having engaged in an Alias Alternative Transaction with Alias, (ii) on or prior to the tenth business day following termination of the Acquisition Agreement SGI has waived in writing the condition to the Merger Agreement requiring consummation of the Arrangement, and (iii) during such period Wavefront has failed to deliver a similar written waiver.

  SGI has agreed to pay Wavefront a fee of $5,000,000 if SGI terminates the Merger Agreement following the termination of the Arrangement; provided, that this fee shall not be payable unless (i) the Arrangement has been terminated as a result of a third party having engaged in an Alias Alternative Transaction with Alias, (ii) on or prior to the tenth business day following termination of the Acquisition Agreement Wavefront has waived in writing the condition to the Merger Agreement requiring consummation of the Arrangement, and (iii) during such period SGI has failed to deliver a similar written waiver.

  However, these fees will not be payable if the party to whom the fee would be due was in material breach of its obligations under the Merger Agreement immediately prior to the termination of the Agreement.

CONFIDENTIALITY AGREEMENT

  SGI and Wavefront each has agreed to keep confidential, pursuant to the confidentiality agreement dated January 19, 1995, (the "Confidentiality Agreement"), information provided to the other party with respect to the business, properties and personnel of the party furnishing such information. The Confidentiality Agreement contains terms restricting the disclosure and use of confidential information exchanged between the two parties in evaluating the Merger and otherwise.

  In addition, the Confidentiality Agreement provides that until the earlier of six months after the date of a notice of termination of the Confidentiality Agreement or January 19, 1996, each party and its affiliates will not (and each party and its affiliates will not assist or encourage others to), directly or indirectly, unless specifically requested to do so in writing by the other party's Board of Directors: (a) acquire or agree, offer, seek or propose to acquire or cause to be acquired, ownership of any of the other party's assets or businesses or any voting securities issued by the other party, or any rights or options to acquire such ownership, including from a third party; (b) make, or in any way participate in, any solicitation of proxies or consents with respect to any securities of the other party which are, or may be, entitled to vote in the election of the other party's directors ("Voting Securities"), become a "participant" in any "election contest" (as such terms are defined in the Exchange Act) with respect to the other party; or seek to advise, encourage or influence any person or entity with respect to the voting of any Voting Securities; or demand a copy of the other party's stock ledger, list of stockholders or other books and records; or call or attempt to call any meeting of the stockholders of the other party; or (c) enter into any discussions, negotiations, arrangements or understandings with any third party (other than Alias) with respect to any of the matters described in (a) or (b) above; provided, however, that the foregoing restrictions shall not apply if (i) another person or entity (including Wavefront) shall have commenced a tender or exchange offer for more than 40% of such party's securities or (ii) another person or entity or Wavefront has made public disclosure of a transaction to acquire more than 40% of the securities of such party.

AGREEMENTS OF WAVEFRONT AFFILIATES

  Rule 145 promulgated under the Securities Act regulates the disposition of securities of "affiliates" of Wavefront in connection with the Merger. Wavefront has delivered to SGI a letter (the "Affiliate Letter") identifying all persons who are or may be deemed to be, at the time of the Special Meeting, "affiliates" of Wavefront for purposes of Rule 145 under the Securities Act. Such Affiliate Letter may be further updated prior to the Effective Time. Wavefront has also agreed to use its best efforts to cause each person (an "Affiliate") who is identified as an Affiliate in the Affiliate Letter to deliver to SGI, prior to the Effective Time, a written agreement (an "Affiliate Agreement"). Under such Affiliate Agreements, every Affiliate will represent that he or she has been advised that the Affiliate may not sell, transfer or otherwise dispose of SGI Common Stock issued to the Affiliate in the Merger unless such sale, transfer or other disposition (i) has been registered under the Securities Act, (ii) is made in compliance with the requirements of Rule 145 under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to SGI, is otherwise exempt from registration under the Securities Act.

  In addition, all executive officers and directors of Wavefront have confirmed that they intend to vote their respective shares of Wavefront Common Stock in favor of the Merger. They have also agreed to restrict sales of such shares prior to and following the Merger to comply with the requirements of pooling-of-interests accounting treatment.

                 THE ARRANGEMENT AND THE ACQUISITION AGREEMENT

GENERAL

  Upon consummation of the Arrangement, Alias shareholders (other than dissenting Alias shareholders) will receive, depending upon the election of the Alias shareholder and the effects of proration, that number of shares of either SGI Common Stock or Exchangeable Shares equal to the Alias Exchange Ratio in exchange for each of their shares of Alias Common Stock. The Exchangeable Shares provide a holder with a security of New Alias having liquidation, dividend and voting rights which are functionally equivalent to those of SGI Common Stock. Exchangeable Shares generally may be received on a tax-deferred rollover basis for Canadian residents.

  The Acquisition Agreement provides that the Merger and the Arrangement be consummated substantially contemporaneously. Pursuant to the Arrangement, Alias will be amalgamated with two subsidiaries of SGI to form New Alias. Each share of Alias Common Stock in respect of which the holder has made no election will be exchanged for that number of shares of SGI Common Stock equal to the Alias Exchange Ratio. Each share of Alias Common Stock in respect of which the holder has elected to receive Exchangeable Shares will be converted into that number of Exchangeable Shares equal to the Alias Exchange Ratio, subject to the number of electing shares of Alias Common Stock not exceeding 49% of the number of shares of Alias Common Stock outstanding immediately prior to the Arrangement.

  The Exchangeable Shares will be exchangeable at any time at the option of the holder, and will be exchangeable upon the occurrence of certain events, including the liquidation, dissolution or winding-up of SGI or New Alias, for
(i) one share of SGI Common Stock, plus (ii) the sum of the amount of any declared and unpaid dividends on each such Exchangeable Share and the amount of dividends declared on SGI Common Stock that have not been declared on such Exchangeable Share in accordance with the terms of the Exchangeable Shares, per Exchangeable Share. Dividends will be payable on the Exchangeable Shares at the same time and in the same amount per share as dividends on the SGI Common Stock.

  Pursuant to a voting and exchange trust agreement, SGI will issue to a Canadian trust company, as trustee (the "Trustee"), for the benefit of the holders of the Exchangeable Shares, one share of Series E Preferred Stock, par value $.001 per share, of SGI. The Trustee will be entitled at SGI stockholder meetings to that number of votes equal to the number of votes that the Exchangeable Shares outstanding at such time not owned by SGI or any entity controlled by SGI would be entitled to on a fully exchanged basis. These voting rights will be exercised by the Trustee only on instructions received from time to time from the holders of the Exchangeable Shares other than SGI and entities controlled by SGI.

THE ACQUISITION AGREEMENT AND RELATED AGREEMENTS.

  The provisions of the Acquisition Agreement are substantially similar to those of the Merger Agreement with certain exceptions such as the difference between the Exchange Ratio and the Alias Exchange Ratio and technical provisions related to the mechanics of the Arrangement attributable to differences in Canadian corporate and tax law, including the availability of Exchangeable Shares in addition to SGI Common Stock. For example, (i) the representations and warranties and covenants of each of SGI and Alias in the Acquisition Agreement are substantially similar to those of SGI and Wavefront, respectively, in the Merger Agreement; (ii) the treatment of outstanding Alias stock options and of the Alias employee stock purchase plan pursuant to the Acquisition Agreement is identical to that of the Wavefront Options and the Purchase Plan pursuant to the Merger Agreement (although the Alias stock options will, by their terms, all accelerate as a result of the Arrangement);
(iii) the respective conditions to SGI's and Alias' obligation to close the Arrangement pursuant to the Acquisition Agreement are identical (other than certain technical differences due to Alias being a Canadian corporation and the obligation to close the Arrangement being conditioned on the consummation of the Merger) to those of SGI and Wavefront pursuant to the Merger Agreement and include, without limitation, receipt by SGI and Alias of opinions from Ernst & Young LLP and KPMG Peat Marwick Thorne, the independent auditors of SGI and Alias, respectively, to the effect that pooling of interests accounting treatment is appropriate for the Arrangement; and (iv) the termination events and circumstances under which termination fees are payable pursuant to the Acquisition Agreement are identical to those pursuant to the Merger Agreement (although a $10,000,000 rather than $6,000,000 fee is payable by Alias under the circumstances analogous to those set forth in the second paragraph of "The Merger Agreement and Related Agreements--Fees and Expenses"). SGI does not intend to waive the condition related to its receipt of pooling of interests opinions.

  Alias has agreed to use its best efforts to cause each affiliate of Alias to deliver to SGI, prior to the Effective Date, an Affiliate Agreement with the same terms as those agreements to be delivered by Affiliates of Wavefront.

                               SGI AND WAVEFRONT

               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                  (UNAUDITED)

  The following unaudited pro forma combined condensed financial statements give effect to the Merger of SGI and Wavefront on a pooling of interests basis. The pro forma combined condensed balance sheet assumes the Merger took place on December 31, 1994 and combines SGI's unaudited condensed consolidated balance sheet with Wavefront's historical condensed consolidated balance sheet at that date. The pro forma combined condensed statements of operations assume that the Merger took place as of the beginning of each of the periods presented and combine SGI's historical condensed consolidated statements of operations for each of the three years in the period ended June 30, 1994 and SGI's unaudited condensed consolidated statements of operations for the six months ended December 31, 1994 and 1993 with the unaudited condensed consolidated statements of operations of Wavefront for each of the three twelve-month periods in the period ended June 30, 1994 and the unaudited condensed consolidated statements of operations of Wavefront for the six months ended December 31, 1994 and 1993, respectively. SGI has not yet determined which periods will be combined for inclusion in its audited consolidated statement of operations after the Merger.

  The pro forma combined condensed statements of operations are not necessarily indicative of operating results which would have been achieved had the Merger been consummated as of the beginning of such periods and should not be construed as representative of future operations.

  These pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and the notes thereto of SGI and Wavefront which are incorporated in or included elsewhere in this Proxy Statement/Prospectus.

          SGI AND WAVEFRONT PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                   SGI       WAVEFRONT
                               DECEMBER 31, DECEMBER 31,             PRO FORMA
                                   1994         1994     ADJUSTMENTS  COMBINED
                               ------------ ------------ ----------- ----------
ASSETS
Current Assets:
  Cash & cash equivalents.....  $  348,202    $ 18,579               $  366,781
  Short-term investments......     229,657       1,747                  231,404
                                ----------    --------    --------   ----------
    Total cash and short-term
     investments..............     577,859      20,326                  598,185
  Accounts receivable, net....     481,167       6,520                  487,687
  Inventories.................     202,798         119                  202,917
  Prepaid expenses and other
   current assets.............      72,197       1,449                   73,646
                                ----------    --------    --------   ----------
    Total current assets......   1,334,021      28,414                1,362,435
Long-term financial
 instruments..................     113,244         --                   113,244
Property and equipment, net...     200,256       1,883                  202,139
Other assets..................     146,912       2,419                  149,331
                                ----------    --------    --------   ----------
                                $1,794,433    $ 32,716         --    $1,827,149
                                ==========    ========    ========   ==========
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current Liabilities:
  Accounts payable............  $  144,760    $  2,794               $  147,554
  Accrued compensation........      53,189       1,874                   55,063
  Income taxes payable........      71,956         262                   72,218
  Other accrued liabilities
   (note 8)...................      92,248       1,864      30,000      124,112
  Long-term debt due within
   one year...................      28,023       2,046                   30,069
  Deferred revenue............      75,763       3,524                   79,287
                                ----------    --------    --------   ----------
    Total current liabilities.     465,939      12,364      30,000      508,303
Long-term debt and other......     280,603         --                   280,603
Stockholders' Equity:
  Preferred stock.............      33,996       2,467                   36,463
  Common stock (note 3).......         143      31,011     (31,007)         147
  Additional paid-in capital
   (note 3)...................     713,163         --       31,007      744,170
  Retained earnings
   (accumulated deficit) (note
   8).........................     291,183     (12,970)    (30,000)     248,213
  Accumulated translation
   adjustment.................       9,406        (156)                   9,250
                                ----------    --------    --------   ----------
    Total stockholders'
     equity...................   1,047,891      20,352     (30,000)   1,038,243
                                ----------    --------    --------   ----------
                                $1,794,433    $ 32,716    $    --    $1,827,149
                                ==========    ========    ========   ==========

  See Accompanying Notes to Pro Forma Combined Condensed Financial Statements

    SGI AND WAVEFRONT PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                              SIX MONTHS ENDED
                                   YEAR ENDED JUNE 30,          DECEMBER 31,
                             -------------------------------  ------------------
                                1994       1993      1992       1994      1993
                             ---------- ---------- ---------  --------  --------
Net revenue................  $1,505,787 $1,105,862 $ 880,075  $965,615  $682,729
Cost and expenses:
  Cost of goods sold.......     724,056    520,945   428,120   453,275   329,346
  Research and development.     187,432    139,281   130,573   113,261    89,044
  Selling, general and
   administrative..........     403,384    318,762   297,994   257,491   184,806
  Merger-related expenses .         --         --    110,000       --        --
  Restructuring costs......         --         --     25,123       --        --
                             ---------- ---------- ---------  --------  --------
    Total costs and
     expenses..............   1,314,872    978,988   991,810   824,027   603,196
                             ---------- ---------- ---------  --------  --------
Operating income (loss)....     190,915    126,874  (111,735)  141,588    79,533
Interest and other, net....       4,532        278     6,119    (2,218)    2,130
                             ---------- ---------- ---------  --------  --------
Income (loss) before taxes.     195,447    127,152  (105,616)  139,370    81,663
Provision for income taxes
 (note 9)..................      57,180     37,655   (24,525)   41,195    23,376
                             ---------- ---------- ---------  --------  --------
Net income (loss)..........     138,267     89,497   (81,091)   98,175    58,287
Preferred stock dividend
 requirement...............         230        696     6,310        93       123
                             ---------- ---------- ---------  --------  --------
Net income (loss) available
 to common stockholders....  $  138,037 $   88,801 $ (87,401) $ 98,082  $ 58,164
                             ========== ========== =========  ========  ========
Net income (loss) per
 common share
 (note 10).................  $     0.88 $     0.60 $   (0.76) $   0.61  $   0.37
                             ========== ========== =========  ========  ========
Shares used to compute
 earnings per share........     157,187    148,085   114,362   161,824   155,262
                             ========== ========== =========  ========  ========


  See Accompanying Notes to Pro Forma Combined Condensed Financial Statements

                               SGI AND WAVEFRONT

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

  1. The pro forma combined condensed financial statements reflect the issuance of up to 4,123,576 shares of SGI Common Stock for an aggregate of up to 8,415,462 shares of Wavefront Common Stock (based on shares of Wavefront Common Stock outstanding (giving effect to the conversion of all outstanding Wavefront preferred stock) as of December 31, 1994) in connection with the Merger based upon an Exchange Ratio of 0.49 shares of SGI Common Stock for each share of Wavefront Common Stock. The actual number of shares of SGI Common Stock to be issued will be determined at the Effective Time of the Merger based on the Exchange Ratio and the number of shares of Wavefront Common Stock then outstanding.

  2. On a combined basis, there were no material transactions between SGI and Wavefront during any period presented.

  3. Adjustment relates to reflection of Wavefront as a Delaware corporation and recognition as additional paid-in capital amounts in excess of the par value of $0.001 per share of SGI Common Stock.

  4. There are no material differences between the accounting policies of SGI and Wavefront.

  5. In September 1993, Wavefront acquired all of the outstanding stock of TDI. The transaction was accounted for under the purchase method of accounting and the accompanying pro forma combined condensed statement of operations for fiscal 1994 includes the results of TDI from the acquisition date. The fiscal 1994 results also include a charge of approximately $5.2 million for research in process purchased in connection with the acquisition.

  6. In fiscal 1992, SGI merged with MIPS in a transaction accounted for as a pooling of interests. Included in the accompanying pro forma combined condensed statement of operations for fiscal 1992 are merger-related expenses of $110 million, consisting primarily of charges for elimination of duplicative facilities, discontinuance of duplicate product lines and related supporting assets, professional fees and personnel severance costs.

  7. In fiscal 1992 prior to its merger with SGI, MIPS recorded a restructuring charge of approximately $23.4 million as a result of aligning programs and projects to focus on its Advanced Computing Environment initiative and as a result of lowering its cost structure. Also in fiscal 1992, Wavefront recorded a restructuring charge of approximately $1.7 million to terminate its efforts related to an OEM product, reorganize management and close certain locations.

  8. It is expected that following the Transactions, SGI will incur a substantial charge to operations, currently estimated to be in the range of $30 million to $35 million, to reflect the combination of SGI, Wavefront and Alias, including the elimination of duplicative facilities, severance costs relating to the termination of certain employees, the write-off of certain intangibles, property and equipment and transaction costs. This range is management's best current estimate of the full charge for the combination. It is expected that a significant portion of such amounts will be charged to operations in the period in which the Transactions are consummated. For pro forma purposes, a reduction to retained earnings of $30 million and an increase to other accrued liabilities of $30 million to reflect the combination of SGI and Wavefront has been recorded in the pro forma combined condensed balance sheet.

  9. The pro forma combined provisions for income taxes do not represent the amounts that would have resulted had SGI and Wavefront filed consolidated income tax returns during the periods presented. Upon consummation of the Merger, any unrecognized future deductible temporary differences will be evaluated on a quarterly basis based upon the income tax attributes of the combined company.

  10. Income (loss) per share is computed after taking into consideration the dilutive effect of convertible preferred stock and stock options.

                            SGI, WAVEFRONT AND ALIAS

               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                  (UNAUDITED)

  The following unaudited pro forma combined condensed financial statements give effect to the combination of SGI, Wavefront and Alias on a pooling of interests basis. The pro forma combined condensed balance sheet assumes the Transactions took place on December 31, 1994 and combines SGI's unaudited condensed consolidated balance sheet and Wavefront's historical condensed consolidated balance sheet at that date with the historical condensed consolidated balance sheet of Alias at January 31, 1995. The pro forma combined condensed statements of operations assume that the Transactions took place as of the beginning of each of the periods presented and combine SGI's historical condensed consolidated statements of operations for each of the three years in the period ended June 30, 1994 with Wavefront's unaudited condensed consolidated statements of operations for each of the three twelve-month periods in the period ended June 30, 1994 and the unaudited condensed consolidated statements of operations of Alias for each of the three twelve-month periods in the period ended July 31, 1994. The pro forma combined condensed statements of operations also combine SGI's and Wavefront's unaudited condensed consolidated statements of operations for the six months ended December 31, 1994 and 1993 with the unaudited condensed consolidated statements of operations of Alias for the six months ended January 31, 1995 and 1994, respectively. SGI has not yet determined which periods will be combined for inclusion in its audited consolidated statement of operations after the Transactions.

  The pro forma combined condensed statements of operations are not necessarily indicative of operating results which would have been achieved had the Transactions been consummated as of the beginning of such periods and should not be construed as representative of future operations.

  These pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and the notes thereto of SGI, Wavefront and Alias which are incorporated in or included elsewhere in this Proxy Statement/Prospectus.

      SGI, WAVEFRONT AND ALIAS PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                             SGI       WAVEFRONT      ALIAS
                         DECEMBER 31, DECEMBER 31, JANUARY 31,             PRO FORMA
                             1994         1994        1995     ADJUSTMENTS  COMBINED
                         ------------ ------------ ----------- ----------- ----------
ASSETS
Current Assets:
  Cash and cash
   equivalents..........  $  348,202    $ 18,579    $ 54,211               $  420,992
  Short-term
   investments..........     229,657       1,747         --                   231,404
                          ----------    --------    --------    --------   ----------
    Total cash and
     short-term
     investments........     577,859      20,326      54,211                  652,396
  Accounts receivable,
   net..................     481,167       6,520       9,771                  497,458
  Inventories...........     202,798         119         523                  203,440
  Prepaid expenses and
   other current assets.      72,197       1,449         981                   74,627
                          ----------    --------    --------    --------   ----------
    Total current
     assets.............   1,334,021      28,414      65,486                1,427,921
Long-term financial
 instruments............     113,244         --          --                   113,244
Property and equipment,
 net....................     200,256       1,883       6,869                  209,008
Other assets............     146,912       2,419       1,669                  151,000
                          ----------    --------    --------    --------   ----------
                          $1,794,433    $ 32,716    $ 74,024               $1,901,173
                          ==========    ========    ========    ========   ==========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable......  $  144,760    $  2,794    $ 10,117               $  157,671
  Accrued compensation..      53,189       1,874         --                    55,063
  Income taxes payable..      71,956         262       1,643                   73,861
  Other accrued
   liabilities (note 9).      92,248       1,864         --       35,000      129,112
  Long-term debt due
   within one year......      28,023       2,046         --                    30,069
  Deferred revenue......      75,763       3,524       4,629                   83,916
                          ----------    --------    --------    --------   ----------
    Total current
     liabilities........     465,939      12,364      16,389      35,000      529,692
Long-term debt and
 other..................     280,603         --          --                   280,603
Stockholders' Equity:
  Preferred stock.......      33,996       2,467         --                    36,463
  Common stock (note 3).         143      31,011      74,084    (105,081)         157
  Additional paid-in
   capital (note 3).....     713,163         --          --      105,081      818,244
  Retained earnings
   (accumulated deficit)
   (note 9).............     291,183     (12,970)    (16,449)    (35,000)     226,764
  Accumulated
   translation
   adjustment...........       9,406        (156)        --                     9,250
                          ----------    --------    --------    --------   ----------
    Total stockholders'
     equity.............   1,047,891      20,352      57,635     (35,000)   1,090,878
                          ----------    --------    --------    --------   ----------
                          $1,794,433    $ 32,716    $ 74,024         --    $1,901,173
                          ==========    ========    ========    ========   ==========


  See Accompanying Notes to Pro Forma Combined Condensed Financial Statements.

 SGI, WAVEFRONT AND ALIAS PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                             SIX MONTHS ENDED
                                YEAR ENDED JUNE 30,            DECEMBER 31,
                          ---------------------------------  ------------------
                             1994       1993        1992       1994      1993
                          ---------- ----------  ----------  --------  --------
Net revenue.............. $1,551,582 $1,135,583  $  905,492  $998,074  $705,801
Cost and expenses:
  Cost of goods sold.....    739,872    530,254     436,674   463,371   337,768
  Research and
   development...........    192,694    144,010     137,406   117,071    91,440
  Selling, general and
   administrative........    422,212    338,890     326,796   269,219   194,048
  Merger-related expenses
   ......................        --         --      110,000       --        --
  Restructuring costs....        --         650      28,322       --        --
                          ---------- ----------  ----------  --------  --------
    Total costs and
     expenses............  1,354,778  1,013,804   1,039,198   849,661   623,256
                          ---------- ----------  ----------  --------  --------
Operating income (loss)
 from continuing
 operations..............    196,804    121,779    (133,706)  148,413    82,545
Interest and other, net..      5,131        445       6,094    (1,044)    2,226
                          ---------- ----------  ----------  --------  --------
Income (loss) from
 continuing operations
 before taxes............    201,935    122,224    (127,612)  147,369    84,771
Provision for income
 taxes (note 10).........     57,550     37,696     (27,298)   42,430    23,426
                          ---------- ----------  ----------  --------  --------
Income (loss) from
 continuing operations...    144,385     84,528    (100,314)  104,939    61,345
Loss from discontinued
 operations..............        --      (7,890)     (1,167)      --        --
                          ---------- ----------  ----------  --------  --------
Net income (loss)........    144,385     76,638    (101,481)  104,939    61,345
Preferred stock dividend
 requirement.............        230        696       6,310        93       123
                          ---------- ----------  ----------  --------  --------
Net income (loss)
 available to common
 stockholders............ $  144,155 $   75,942  $ (107,791) $104,846  $ 61,222
                          ========== ==========  ==========  ========  ========
Net income (loss) per
 common share
 (note 11)............... $     0.87 $     0.49  $    (0.90) $   0.61  $   0.37
                          ========== ==========  ==========  ========  ========
Shares used to compute
 earnings per share......    166,210    155,539     120,397   172,902   163,975
                          ========== ==========  ==========  ========  ========


  See Accompanying Notes to Pro Forma Combined Condensed Financial Statements.

                            SGI, WAVEFRONT AND ALIAS

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

  1. The pro forma combined condensed financial statements reflect the issuance of up to 13,989,754 shares of SGI Common Stock (inclusive of any Exchangeable Shares issued in the Arrangement, which will be accounted for as SGI Common Stock equivalents) for an aggregate of up to 8,415,462 shares of Wavefront Common Stock (based on shares of Wavefront Common Stock outstanding (giving effect to the conversion of all outstanding Wavefront preferred stock) as of December 31, 1994 and an aggregate of up to 10,962,420 shares of Alias Common Stock (based on shares of Alias Common Stock outstanding as of January 31,
1995) in connection with the Transactions based upon an Exchange Ratio of 0.49 shares of SGI Common Stock for each share of Wavefront Common Stock and 0.90 shares of SGI Common Stock or Exchangeable Shares for each share of Alias Common Stock. The actual number of shares of SGI Common Stock and Exchangeable Shares to be issued will be determined at the effective time of the Transactions based on the Exchange Ratio and the Alias Exchange Ratio and the number of shares of Wavefront Common Stock and Alias Common Stock, respectively, then outstanding.

  The fiscal years presented in the pro forma combined statements of operations represent SGI's fiscal years ended June 30, 1994, 1993 and 1992 and Wavefront's three twelve-month periods ended June 30, 1994, 1993 and 1992 combined with Alias' three twelve-month periods ended July 31, 1994, 1993 and 1992, respectively. SGI's and Wavefront's six months ended December 31, 1994 and 1993 have been combined with Alias' six month periods ended January 31, 1995 and 1994, respectively.

  2. On a combined basis, there were no material transactions among SGI, Wavefront and Alias during any period presented.

  3. Adjustment relates to reflection of Wavefront and Alias as Delaware corporations and recognition as additional paid-in capital amounts in excess of the par value of $0.001 per share of SGI Common Stock.

  4. The financial data for Alias, a Canadian company, are prepared in accordance with GAAP for inclusion in the pro forma combined condensed financial statements. Differences between Alias GAAP financial data and that prepared in accordance with Canadian GAAP are not significant.

  There are no material differences between the accounting policies of SGI, Wavefront and Alias.

  5. In September 1993, Wavefront acquired all of the outstanding stock of a French corporation, TDI. The transaction was accounted for under the purchase method of accounting and the accompanying pro forma combined condensed statement of operations for fiscal 1994 includes the results of TDI from the acquisition date. The fiscal 1994 results also include a charge of approximately $5.2 million for research in process purchased in connection with the acquisition.

  6. In fiscal 1992, SGI merged with MIPS in a transaction accounted for as a pooling of interests. Included in the accompanying pro forma combined condensed statement of operations for fiscal 1992 are merger-related expenses of $110 million, consisting primarily of charges for elimination of duplicative facilities, discontinuance of duplicate product lines and related supporting assets, professional fees and personnel severance costs.

  7. In fiscal 1992 prior to its merger with SGI, MIPS recorded a restructuring charge of approximately $23.4 million as a result of aligning programs and projects to focus on its Advanced Computing Environment initiative and as a result of lowering its cost structure. Also in fiscal 1992, Wavefront recorded a restructuring charge of approximately $1.7 million to terminate its efforts related to an OEM product, reorganize management and close certain locations. In fiscal 1992, Alias recorded a restructuring charge of approximately $3.2 million relating to employee severance and terminations, office closures, reorganizations and the costs of a withdrawn public offering.

  8. The accompanying pro forma combined condensed statements of operations reflect the loss on operations and the loss on discontinuance of the Sonata Product Division as loss on discontinued operations of approximately $7.9 million and $1.2 million in the twelve months ended July 31, 1993 and July 31, 1992, respectively.

  9. It is expected that following the Transactions, SGI will incur a substantial charge to operations, currently estimated to be in the range of $30 million to $35 million, to reflect the combination of SGI, Wavefront and Alias, including the elimination of duplicative facilities, severance costs relating to the termination of certain employees, the write-off of certain intangibles, property and equipment and transaction costs. This range is management's best current estimate of the full charge for the combination. It is expected that a significant portion of such amounts will be charged to operations in the period in which the Transactions are consummated. For pro forma purposes, a reduction to retained earnings of $35 million and an increase to other accrued liabilities of $35 million to reflect the combination of SGI, Wavefront and Alias has been recorded in the pro forma combined condensed balance sheet.

  10. The pro forma combined provisions for income taxes do not represent the amounts that would have resulted had SGI, Wavefront and Alias filed consolidated income tax returns during the periods presented. Upon consummation of the Transactions, any unrecognized future deductible temporary differences will be evaluated on a quarterly basis based upon the income tax attributes of the combined company.

  11. Income (loss) per share is computed after taking into consideration the dilutive effect of convertible preferred stock and stock options.

                          WAVEFRONT TECHNOLOGIES, INC.

GENERAL

  Wavefront develops, markets and supports a line of workstation-based 3D and 2D computer graphics imaging and animation software products for professional users in the entertainment and industrial design industries. Substantially all of Wavefront's products are designed to operate on SGI workstations. Wavefront's entertainment customers use its software to create images and special effects for movies, television programming, advertising and electronic and CD-ROM games. Industrial customers use Wavefront's visualization software to create images for enhancing and marketing products through visualization of design appearance and function, presentation of complex project concepts and illustration of engineering or scientific phenomena that would otherwise be difficult to understand. Wavefront's software was used in the production (including special effects, scene planning, motion creation, character animation and image layering) of recent films including Clear and Present Danger, Drop Zone, Speed, Stargate, Star Trek Generations and True Lies. Wavefront's software was also used to create advertisements for Budweiser's Bud Bowl Series, logos for NBA and NFL program introductions and visuals for theme park attractions.

  In 1985 Wavefront shipped its first packaged animation software product which was designed for the SGI line of workstations. Early users of this software included NBC, Walt Disney Pictures & Television and NASA. Wavefront continued to advance its technology by taking advantage of industry developments, such as the proliferation of RISC-based workstations, to provide more sophisticated products to end users. In mid-1993, Wavefront brought to market DYNAMATION(TM), the first of its physically-based animation software products which enables the user to create motion in accordance with the physical laws of nature. In late 1993, Wavefront launched KINEMATION(TM), its second physically-based animation solution, which enables the creation of lifelike character movement, including 3D skeleton, skin and muscle control. In September 1993, Wavefront acquired TDI, a division of Thomson SA, to broaden its product line and increase its penetration of international markets. Wavefront introduced its entry-level GAMEWARE(TM) package in January 1994 to address the specific needs of the developers of electronic games and other multimedia applications in interactive media markets.

  Wavefront's product line includes two core animation systems and a set of interoperable special purpose product modules. From these components Wavefront packages industry-specific solutions which address specific steps of the computer graphics imaging process. By delivering innovative, and market specific computer graphics software packages, Wavefront enables professional users to generate images that meet their individual needs more quickly and at reduced cost. Wavefront's products enable customers to focus on the creative process rather than on the technical aspects of digital image creation. Wavefront believes its modular and open architecture development approach allows it to bring innovative technology to market rapidly. This development approach also permits users to customize Wavefront's products or use them on a stand-alone basis or with other computer graphics products. Wavefront is committed to meeting the needs of its customers by making its products more accessible, or easier to use, while simultaneously increasing the depth of functionality available to the experienced user.

  Wavefront believes that trends in software, hardware, and communications technology provide strong growth opportunities for its products in both the entertainment and industrial design industries. These trends include the expanded programming needs of television, the growth of digital film and video production techniques, the emergence of interactive media applications such as electronic games and multimedia titles spurred in part by the rapid proliferation of CD-ROM devices, and the growing opportunity to bring products to market more rapidly by visualizing proposed designs without the need to create physical prototypes.

  Worldwide Wavefront has more than 4,000 active licenses at over 1,600 companies and educational institutions. Wavefront's customers include CBS, NBC, Sony, Walt Disney Pictures & Television, Warner Brothers, Boeing, Ford Motor Company, Hyundai, Kodak, Lockheed Martin, McDonnell Douglas, NASA,

Renault and Rubbermaid, each of which are active users of its products and (i) have a significant number of licenses or (ii) depend on Wavefront products to a large extent in their business. Wavefront sells its products through its sales force, systems integrators, dealers and distributors. Its animation systems range in price from $5,000 to $60,000. See "--Business."

BUSINESS

  PRODUCT AND INDUSTRY BACKGROUND. Advanced computer graphics technology allows users to create images using 3D and 2D techniques. 3D computer graphics technology allows users to create highly realistic digital images and animation using detailed 3D models or objects. The 3D objects are given shape, color and texture, and then arranged into a scene. Objects can be moved within the scene and viewed from any perspective. A user can select the perspective, as if viewing the scene through a camera, that makes the best presentation and then create a 2D image that accurately represents the 3D objects from the desired perspective.

  While industrial and entertainment customers have certain unique, application-specific requirements, the process of creating computer graphics images is similar for users in both segments. It is generally comprised of the following steps:

[MODEL ILLUSTRATING THE COMPUTER GENERATED IMAGING PROCESS APPEARS HERE DESCRIBING THE 3D INTERACTIVE PROCESS, CONSISTING OF DATA IMPORT -- MODELING -- ANIMATION, FOLLOWED BY THE 2D INTERACTIVE PROCESS CONSISTING OF RENDERING -- COMPOSITION -- OUTPUT.]

  . Data Import and Modeling. The first step in creating an image is to build or "model" geometric objects by defining their shapes in three dimensions (height, width and depth). These geometric objects may be constructed within the computer graphics imaging system itself or, in industrial visualization applications, may be imported from other geometry creation systems such as Computer Aided Drafting ("CAD"), Computer Aided Industrial Design ("CAID") or Finite Element Modeling ("FEM") systems.

  . Animation. The geometric objects are then arranged in a scene and animated in three dimensions to create a motion sequence. Animation involves the definition of object parameters (such as position and size) and camera parameters (such as position, orientation and focal length) which vary over time. In most computer systems, animation is performed by defining "key frames," which are the first and last positions of all scene components (objects, cameras and lights) over a particular segment of movement. The computer program then interpolates frames in between these first and last positions, creating smooth movement automatically. Each of these frames will ultimately become a single image viewed from the perspective of the scene camera.

  . Rendering. The rendering process marks the transition from 3D to 2D. In this step, the details of realistic object appearance are calculated and a digital image is created for each frame of the motion sequence. These details include object color, texture, and shading, along with overall scene parameters such as lighting, shadows, reflections, and atmospheric effects such as fog or rain. A wide variety of rendering algorithms are available which create varying levels of realism in the output images. Rendering is a computationally intensive process and may take anywhere from seconds to hours depending on the complexity of the scene and the algorithms used.

  . Composition. The composition process allows the user to manipulate digital images in 2D. Individual images and sequences are often enhanced and modified on a picture element (pixel) basis to achieve specific effects, to remove or add detail, to enhance color aspects, and to create spatial and color transitions between sequences of images. Additionally, most final animations are assembled (composited) from multiple layers of images.

  . Output. The output stage of the process is to transfer the final images from the computer disk to other media such as video tape, film, digital disk, CD-ROM or print.

  Until the late 1980s, the high cost of specialty graphics and output hardware necessary to create computer animation was a serious impediment to the growth of the demand for computer graphics imaging and animation software. Broadcast and film quality images require substantial processing power, graphics capability and memory to create, manipulate and store. For many years affordable, general purpose hardware platforms did not exist to support 3D applications. While 2D imaging and animation software was available, it was only supported on dedicated hardware which was expensive and could not be easily upgraded or enhanced.

  In addition to the problems caused historically by hardware limitations, the demand for computer graphics imaging and animation products was limited by the complexity of early software solutions. Users needed extensive technical, system management, and even programming knowledge. As a result the viability of the software as a mainstream production tool was limited.

  Many of the hardware limitations were eliminated with the introduction during the late 1980s of a generation of affordable and powerful RISC-based workstations. These workstations provided the processing power, graphics capability and memory needed to generate, manipulate, store and output high quality computer generated images. At the same time computer graphics imaging and animation software suppliers have refined and expanded their product offerings, greatly increasing output quality and volume. This improvement in price/performance has resulted in increased user productivity as well as growth and diversification of demand.

  Wavefront believes that trends in software, hardware, and communications technology provide strong growth opportunities for its products in both the entertainment and industrial segments. These trends include the expanded programming needs of television, the growth of digital film and video production techniques, the emergence of interactive media applications such as electronic games and multimedia titles spurred in part by the rapid proliferation of CD-ROM devices, and the growing opportunity to bring products to market more rapidly by visualizing proposed designs without the need to create physical prototypes.

  As complex images for these applications are increasingly created with computers, users seek software tools that are easy to use, but also have the depth of features needed for sophisticated applications. In addition, professional users seek software that provides imaging and animation tools specific to their particular tasks. Creators of electronic games require automated functions for reducing object and image complexity. Visualization specialists demand software which can manage the full range of engineering data types. Animators need sophisticated and efficient tools for creating lifelike characters and realistic motion. More specialized technology will continue to be needed to address the increasingly specific demands of users and consumers not addressed by existing broad-based solutions. For all users, the solution must be complete and integrated, allowing individuals as well as large computer graphics production departments, to move fluidly through the entire process of taking ideas to images.

  WAVEFRONT SOLUTION. In response to these industry needs, Wavefront has developed a complete line of workstation-based 3D and 2D computer graphics imaging software for professional users. Wavefront's product line includes two core animation systems and a set of interoperable special purpose product modules. From these components, Wavefront packages industry-specific solutions which address each step of the 3D and 2D computer graphics imaging process from data creation to final output. Wavefront's products enable customers to focus on the creative process rather than the technical aspects of digital image creation. Wavefront believes its modular and open architecture development approach allows it to bring innovative technology to market more rapidly. This development approach also permits users to customize Wavefront's products or use them on a stand alone basis or with other computer graphics products. By delivering well integrated, innovative and industry-specific computer graphics software packages, Wavefront enables professional users to generate images that meet their individual needs more quickly and at reduced cost. Wavefront is committed to meeting the needs of its customers by making its products more accessible, or easier to use, while simultaneously increasing the depth of functionality that is available to the experienced user.

  WAVEFRONT STRATEGY. Wavefront is committed to continuing to develop, market and sell comprehensive and advanced software for professional users to create compelling imagery for communication, education and entertainment. Key elements of Wavefront's strategy include:

  . Offer Industry-Specific Image Creation Software. Wavefront focuses its resources on providing computer graphics imaging and animation software tailored to the specific needs of its entertainment and industrial customers. While the process of creating images from ideas is similar in these two industries, key feature and packaging requirements may be quite different. By maintaining its open architecture, modular and diverse image creation software technology base, Wavefront intends to deliver specifically targeted solutions which are attractive in terms of time to market, price and requisite functionality.

  . Provide Software to Meet Professional Users' Needs. Wavefront provides high quality computer graphics software to meet the needs of professional customers. These customers require open systems, interoperability and compatibility with leading graphics workstations such as those made by SGI. Wavefront's line of products enables its customers to use Wavefront software at each stage of the imaging and animation process.

  . Deliver Innovative and Accessible Technology. In order to maintain and expand its base of professional users, Wavefront is committed to an ongoing program of rapid technological innovation. Wavefront believes that the sophistication of its technology differentiates its products. Wavefront is committed to optimizing the integration and accessibility, or ease of use, of its products by developing common product attributes and standardized user interfaces.

  . Emphasize Local Focus within Global Business. Wavefront has established seven regional business sales centers around the world which provide a local presence for customer support, and increased market responsiveness. Wavefront augments these offices with a network of distribution partners in North America, Europe, the Middle East, South America, Australia and Asia.

  PRODUCTS. Wavefront has developed a family of products for professional users to address each stage of the animation process. Wavefront offers two core animation systems, a set of interoperable product modules, and system options which supplement the data import and model construction as well as the display and output stages of the computer graphics image creation process. From these components Wavefront assembles and markets application specific product bundles, which are tailored to the particular requirements of image creators in its target entertainment and industrial customers. Wavefront's animation systems range in list price from $5,000 to $60,000 with typical system configurations ranging from $20,000 to $30,000. An animation system is comprised of one or more of Wavefront's software products. When a customer purchases a software product, the customer enters into a non-transferable, non-exclusive software license agreement which sets forth the terms on which it is entitled to use the product including the products licensed, usage limitations, the term of the license and the royalties to be paid to Wavefront. The following chart sets forth the 3D and 2D interactive processes and the stages each product addresses.

[Model illustrating Wavefront Products and Interoperable Product Modules appears here describing the 3D Interactive Process as consisting of Data Import (products: Translators, Data Readers, Data Visualizers) -- Modeling (product: 3 Design) -- Animation (products: Visualizer, Explore, Dynamation, Kinemation) and the 2D Interactive Process as consisting of Rendering (products: Visualizer, Explore) -- Composition (products: Composer, Visualizer Paint) -- Output (products: Composer, Visualizer Paint).]

  ANIMATION SYSTEMS. Wavefront offers two core animation systems, VISUALIZER (TM) and EXPLORE (R).

  . VISUALIZER. Provides interactive modeling, animation and rendering tools that work easily with products of other providers and allow the user to incorporate varied databases and complex animation. VISUALIZER is particularly well-adapted to the diverse data import requirements of industrial visualization and the high volume image production demands of electronic games and other interactive applications.

  . EXPLORE. Provides a set of interactive tools for modeling and animation plus a programmable rendering environment which allows users to customize visual effects via EXPLORE's interactive photo-realistic rendering capability and shading language. EXPLORE is particularly well-adapted to the requirements of film and video entertainment which require a high level of creative control and advanced rendering effects.

  PRODUCT MODULES. Wavefront also offers several special purpose modules that are interoperable and thus may be used with either of Wavefront's core animation systems, on a standalone basis, or in conjunction with other computer graphics imaging and animation systems. These modules provide enhanced capabilities that address specific stages of the computer imaging and animation process.

  . DYNAMATION. DYNAMATION, the first of Wavefront's physically-based animation products, enables animated objects to behave in accordance with the physical laws of nature. This module permits accurate presentation of events in which physical parameters (such as an object's mass, surface friction or gravity) are interactively controlled by the user, with results displayed in real time. DYNAMATION includes a comprehensive set of preprogrammed functions such as collision calculators, gravity tools, magnets, wind emitters, and springs. These functions are interactively linked together by the user to create such effects as fire, smoke and explosions; cloth blowing in the wind and draping over solid objects; and wave patterns on water. DYNAMATION was introduced for use with the VISUALIZER system in 1993. In the third quarter of 1994, Wavefront released a substantially enhanced version of DYNAMATION that may also be used with the EXPLORE system.

  . KINEMATION. One of the most difficult tasks in the animation of life-like characters is to produce realistic skeletal motion and then overlay that with smooth skin and muscle movement that appears natural and corresponds to the skeletal movement. Wavefront's newest module, KINEMATION, provides these physical animation features through a mathematical model known as inverse kinematics and SmartSkin which controls skin and muscle deformations through all motion ranges. KINEMATION also includes a selection of ready to animate "KineObjects." KINEMATION was introduced for use with the VISUALIZER system in 1993. In the third quarter of 1994, Wavefront released a substantially enhanced version that may also be used with the EXPLORE system.

  . 3DESIGN (R). 3DESIGN combines surface, solid and polygonal modeling techniques into a single 3D product. The surface modeling capabilities are based on NURBS (non-uniform rational B-spline) mathematical techniques, which permit intuitive and free form modification of surfaces. Surface models can be converted to polygons in 3DESIGN, which greatly enhances the efficiency with which the resulting models can be animated and rendered. 3DESIGN was introduced in 1991 in the EXPLORE system. In the second quarter of 1994, Wavefront released an enhanced version that may be used in the VISUALIZER system.

  . VISUALIZER PAINT (TM). A digital paint and touch-up module, VISUALIZER
    PAINT includes image sequence painting, full 64-bit image manipulation, masking and color correction. Multiple brush types, text manipulation and paste-up tools are provided. This product operates with VISUALIZER and EXPLORE and recognizes image file formats of Wavefront's primary competitors. This product was first introduced in 1991.

  . COMPOSER (TM). COMPOSER is an interactive digital image composition module that includes sequencing, layering, titling, and an extensive library of 2D special effects. COMPOSER is available with an optional morphing capability, and can run in parallel on multi-processor machines for large format (film) image production applications. COMPOSER operates with VISUALIZER and

   EXPLORE and recognizes image file formats of Wavefront's primary competitors. COMPOSER was first introduced at the end of 1991. In the second quarter of 1994, Wavefront released an enhanced version of this product.

  . DATA VISUALIZER (TM). DATA VISUALIZER is an interactive data viewing and visual analysis module which operates with the diverse data types generated by a variety of CAD, Finite Element Analysis ("FEA"), and Computational Fluid Dynamics ("CFD") systems. The module provides a complete set of interactive data inspection tools which allow the user to probe complex numerical simulation data and extract visually meaningful 2D and 3D representations which can be passed to other components of Wavefront's VISUALIZER system. DATA VISUALIZER was first introduced in 1990.

  SYSTEM OPTIONS. System options are "add-on" products which perform specialized functions as part of the computer graphics imaging process. Unlike Wavefront's interoperable product modules, system options do not operate in "stand alone" fashion, but require the presence of an animation system. 3D object creation options include text generators, automatic construction tools for shrubs and trees, and a variety of engineering data translators. Display and output options include line drawing, plotter drivers and controllers for various video devices.

  INDUSTRY-SPECIFIC PACKAGES. Wavefront provides industry-specific combinations of its core animation systems, interoperable product modules and system options to deliver appropriate functionality to target customers. These packages are generally available in both entry-level and advanced configurations and will often contain certain special purpose capabilities associated with the image generation requirements of the target industry. Wavefront introduced its entry-level GAMEWARE package in January 1994 to address the specific needs of the developers of electronic games and other multimedia applications in interactive media industries. Wavefront's entry-level GAMEWARE package includes VISUALIZER, KINEMATION and a set of specialized tools that substantially add to the game developer's ability to control both geometric and image complexity throughout the design process. GAMEWARE PRO includes all components of GAMEWARE plus 3DESIGN and the advanced version of VISUALIZER.

  TARGET INDUSTRIES AND CUSTOMERS. Wavefront currently serves computer graphics imaging and animation customers in both the entertainment and industrial design industries. The process of image creation is similar for both groups of customers, which allows Wavefront to utilize its technology in both segments. Wavefront targets specific industries by combining appropriate modules and animation systems to provide application specific solutions.

  ENTERTAINMENT. The entertainment industry has historically consisted primarily of video and film production companies. Video and film production has three basic stages. Pre-production planning involves budgeting, scripting and storyboarding. Production involves the actual shooting of video or film, creation of 3D animation and sound recording. Post-production, involves combining images and creating special effects. To date, Wavefront's animation software has been used primarily by film and video production and post production companies, which are engaged by broadcasters (such as television stations or networks), film studios, corporations and advertising agencies to provide animation and special effect sequences for inclusion in videos and films.

  Wavefront's products are also increasingly used for the production of interactive media including electronic games and other multimedia applications. Wavefront believes that high quality interactive entertainment and information will be one of the largest growth areas in communications and entertainment over the next several years. Wavefront believes that one of the most rapidly emerging applications for its products is in content creation for electronic games. Wavefront sales in this segment have significantly increased over the last year, and Wavefront is specifically addressing this segment with a targeted marketing program and the introduction of the functionally optimized product package GAMEWARE. See "--Marketing--Target Marketing."

  Wavefront's software was used in the production (including special effects, scene planning, motion creation, character animation and image layering), of recent films including Clear and Present Danger, Drop

Zone, Speed, Stargate, Star Trek Generations and True Lies along with the high visibility television spots such as prominent sporting events, network specials, and corporate logos. In addition, Wavefront's software has been increasingly used for specialty films and video production including location-based entertainment venues, such as motion simulator ride films, music videos and full length cartoons. The following is a representative selection of Wavefront's entertainment customers based on company size, application of Wavefront products and end-user markets. Each of the customers listed below are active users of the software and have either (i) a significant number of licenses or (ii) depend upon the software to a large extent in their business.

  Video Production and Post Production    Specialty Film and Video Production


  ABC                                     BOSS Film
  CBS                                     TRIX
  CNN                                     Ex Machina
  HBO Studios                             Fantome
  NBC                                     Kleiser-Walczak
  TOPIX                                   Lamb and Company
  Editel                                  Soho 601
  MetroLight Studios
  PostPerfect

  Film Production and Post Production     Electronic Games


  Kodak                                   Acclaim
  Santa Barbara Studios                   Accolade
  Sony Pictures Entertainment             Argonaut Software
  Walt Disney Pictures & Television       Atari
  Warner Brothers                         Core Designs
  US Gold                                 Namco
                                          SEGA

  INDUSTRIAL. Wavefront's industrial customers have consisted primarily of companies in automotive, aerospace, architecture, engineering, construction, heavy industry and consumer products businesses, and government. Wavefront's industrial customers use Wavefront's software for enhancing and marketing products through visualization of design appearance and function, presentation of complex project concepts, and illustration of engineering or scientific phenomena that would otherwise be difficult to understand.

  The industrial end-user is generally an engineering animator or a visualization specialist. The engineering animator uses animation and rendering as part of the design enhancement process. A visualization specialist will generally work in a dedicated computer graphics imaging department or lab, which has responsibility for a wide variety of data driven imaging tasks. Where the engineering animator may use only portions of the Wavefront product line, the visualization specialist may use each module. Both of these users are found in numerous segments of the industrial sector. Wavefront's software is also used internally in large industrial firms as a production and post production tool. These applications are primarily in corporate communications for the creation of customer logos and advertising messages.

  The following is a representative selection of Wavefront's industrial customers based on company size, application of Wavefront products and end-user markets. Each of the customers listed below are active users of the software and have either (i) a significant number of licenses or (ii) depend upon the software to a large extent in their business.

  Aerospace                               Automotive


  TRW                                     Ford
  Boeing                                  Hyundai
  European Space Agency                   Nissan
  Lockheed Martin                         Renault
  McDonnell Douglas
  Messerschmidt

  Architecture, Engineering &             Consumer Products
  Construction


  Bechtel                                 Delta Faucet
  Failure Analysis                        Rubbermaid
  Jacobs Engineering                      Zenith
  Stone & Webster
  Taisei Construction

  Heavy Industry                          Government NASA


  Asea Brown Boveri                       Army Ballistics Research Laboratory
  Sandia National Laboratories            Idaho National Engineering
  Libbey Owens Ford                        Laboratories
  Mitsubishi Heavy Industry               Jet Propulsion Laboratory
  Texaco

  MARKETING. Wavefront's marketing philosophy is designed to provide the customer focus and responsiveness required to be competitive in the marketplace.

  Target Marketing. Wavefront uses a specialized approach to target customers in the industries it addresses. Wavefront believes that the versatility of its technology will enable it to quickly address imaging and animation requirements of emerging industries by focusing on product packaging, tailored promotions, seminars, industry events and pricing considerations. Directed advertising campaigns in industry and entertainment oriented publications are run to announce new products, build brand awareness and drive sales demand. For example, the GAMEWARE campaign featured a comic book format designed to catch the attention of the game player and developer.

  Marketing Partners. Wavefront augments its marketing efforts through relationships with key industry companies including SGI, Parametric Technology Corporation, the MacNeal Schwendler Corporation, Rand Technology and CDI Computer Services. These relationships enable Wavefront to take advantage of the financial, product and marketing resources of these companies, while offering the customer a more complete solution to their imaging and animation needs.

  Distributed Organization. Wavefront is organized in seven regional business sales centers around the world which provide a local presence for customer support and increase market responsiveness. Wavefront also has marketing offices in Santa Barbara and Paris.

  SALES AND DISTRIBUTION. Wavefront utilizes a multi-channel strategy to serve the diverse demands of the industrial and entertainment segments. Wavefront sells its software products through its direct sales force, system integrators and distributors. Wavefront selects and manages channels based on their effectiveness in serving specific regions and vertical industries and their ability to support customer requirements. In the U.S., Wavefront focuses primarily on direct sales, but Wavefront uses systems integrators where appropriate. Wavefront manages the mix of these channels to address the needs of the regional marketplace. In 1994, approximately 85% of Wavefront's sales in the U.S. and Europe were made through its direct sales force. In contrast, 100% of sales in Asia-Pacific and Latin America were made through distributors.

  Direct Sales. Wavefront's direct sales force consists of regional business sales center managers, sales personnel, application engineers and field administrators. Wavefront has seven regional business sales centers: two in the U.S., one serving Asia-Pacific and Latin America, and four in Europe. These centers provide local sales coverage, product support and training, as well as regionally adjusted marketing. Approximately 65% of Wavefront's worldwide revenue in 1994 was derived from sales generated by its direct sales force.

  Indirect Sales. Wavefront has developed relationships with systems integrators that provide hardware and tailor software to meet customer needs. Wavefront selects these systems integrators based upon their expertise in specific vertical markets such as automotive, aerospace, film and video. Wavefront believes that its open architecture strategy facilitates the ability of systems integrators to tailor solutions specific to the needs of target customers. Wavefront distributes its products through more than 72 dealers and distributors in over 35 countries. Certain dealers and distributors also provide systems integration services.

  Approximately 35% of Wavefront's worldwide revenue in 1994 was derived from sales through indirect channels such as systems integrators and dealers and distributors. Wavefront does not believe that the loss of any particular dealer or distributor would result in a materially adverse impact on Wavefront's operating results of financial position.

  CUSTOMER MAINTENANCE AND SUPPORT. Wavefront is committed to providing comprehensive technical support to its customers. Wavefront offers maintenance services through annual contracts that entitle end-users to unlimited technical support and periodic upgrades of software. Wavefront derived approximately 25% of its revenue from maintenance services in each of 1992, 1993 and 1994.

  Wavefront's support services include on-site and hotline support, in-house and on-site training, technical support, applications experts, various on-line information systems, and regional and international user groups. Wavefront has made a significant commitment to the education and training of its customers and channel partners. Training is conducted at the Santa Barbara training center, at authorized regional training centers and by trained technical personnel in its regional business sales centers. Recently, Wavefront introduced a partnership program to facilitate the establishment of relationships with independent regional training centers to train end-users on the use of Wavefront's software products. Wavefront has relationships with two regional training centers operating in the United States.

  COMPETITION. The environment in which Wavefront's and Alias' products are sold is highly dynamic, characterized by ever-increasing customer demand for technological innovation. Certain current or potential competitors of Wavefront and Alias benefit from greater general market recognition and have substantially greater financial, product development and marketing resources. For example, Microsoft Corporation, which acquired SOFTIMAGE in June 1994, and RenderMorphics Ltd. in February 1995 is a significant competitor, as are a number of other companies. Numerous computer and software companies, such as Autodesk, Inc., offer solutions that compete with those offered by Wavefront or Alias. As the trend towards more powerful PCs accelerates, software suppliers are increasingly likely to introduce improved products for PCs with enhanced graphics and price/performance capabilities. The ability of the combined business to compete successfully will depend on elements both within and outside its control, including the success and timing of new solutions developed and introduced by it and its competitors, the price/performance characteristics of the solutions, distribution and customer support. There can be no assurance that the combined business will be able to compete successfully.

  PRODUCT DEVELOPMENT. Wavefront's product development efforts are focused on the continued enhancement of its existing products and the development of new products to expand the capabilities of Wavefront's software. Wavefront's development centers in Santa Barbara, Vancouver and Paris have core competencies in different areas. 2D imaging and video technology expertise is centered in Vancouver and expertise in key frame and physically-based animation is centered in Santa Barbara. The Paris development team brings expertise in the areas of geometric modeling, geometry translation and advanced rendering.

  Wavefront works closely with its customers to understand and address their needs. Under its design partner program, Wavefront works with certain existing and potential customers to define, revise and refine new product areas and enhance existing products. Wavefront believes its customer focus enabled it to anticipate the need for efficient physically based animation which led to the creation of its new products, KINEMATION and DYNAMATION.

  Wavefront furthers its product development efforts by collaborating with research institutions, corporations and academic institutions. Wavefront established its Academic Advisory Program with several research institutions to advance the technology needed to produce innovative software products for animation. Wavefront's primary corporate relationship is with SGI for the advancement of interactive graphics and visual computing as well as the integration of video and computer graphics. As a VAR, Wavefront obtains advance access to SGI technology in order to develop software products that are compatible and to modify and improve existing products. If Wavefront were unable to obtain such advance access, it could have an adverse impact on Wavefront's business, financial condition and results of operations. Wavefront also collaborates with CAD/CAM software vendors and integration experts to develop geometry interfaces with major CAD systems. Wavefront's new products, DYNAMATION and KINEMATION, are the result of licensing agreements and technical collaborations with Santa Barbara Studios and the University of Pennsylvania.

  Expenditures for research and development for 1994, 1993 and 1992 were $5.4 million, $3.7 million and $2.5 million, respectively. The expenses for 1993 exclude a $5.2 million charge for the purchase of research and development in process associated with the TDI acquisition on September 30, 1993. As of December 31, 1994, 51 of Wavefront's 151 employees were engaged primarily in research and development.

  Wavefront believes that because of the regular updating of its products, none of its products are in a terminal stage of their life cycle. However, Wavefront's future success will depend upon its ability to develop, manufacture and market new products and enhancements to existing products on a cost-effective and timely basis. If Wavefront is unable for technological or other reasons to develop products in a timely manner in response to changes in the industry, or if products or product enhancements that Wavefront develops do not achieve market acceptance, its business will be adversely affected.

  PROPRIETARY RIGHTS. Wavefront's success is dependent upon its proprietary software technology. Wavefront has three registered trademarks on its trade names but does not have any registered copyrights or patents on any of its intellectual property. Wavefront relies on a combination of contract, copyright and trade secret laws to establish and protect its proprietary rights in its technology. Wavefront distributes its products under software license agreements which grant customers licenses to use Wavefront's products and which contain various provisions protecting Wavefront's ownership and the confidentiality of the underlying technology. Wavefront generally enters into confidentiality and/or license agreements with its employees, distributors, existing and potential customers, and limits access to and distribution of its software, documentation and other proprietary information. There can be no assurance that the steps taken by Wavefront in this regard will be adequate to deter misappropriation or independent third party development of its technology. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries.

  Wavefront licenses DYNAMATION and KINEMATION software components employed in its products from Santa Barbara Studios ("SBS") and the University of Pennsylvania ("PENN"), respectively, in exchange for royalty payments. The SBS license agreement is a two-year, exclusive, worldwide license which began in July 1993 and which Wavefront intends to extend pursuant to the license agreement, as amended. In return for such license, Wavefront makes quarterly nonrefundable advance royalty payments to SBS based on net revenues from the sale of the license product not to exceed an annual cap. In addition, under the agreement, Wavefront exercised its exclusive right to acquire joint title and an exclusive, perpetual license to the source code. Although Wavefront exercised such right, the royalty payments to SBS will continue under the same terms in the license agreement subject to a minimum royalty fee. The SBS license agreement may be terminated prior to expiration upon a material breach of its terms by either party which has not been cured within thirty days. Under the license agreement with PENN, Wavefront has a royalty-bearing, non-transferable, non-exclusive, worldwide license for a term of twenty-five years beginning October 1992. Wavefront makes quarterly royalty payments to PENN based on a percentage of revenues from sales of the license product. The PENN license agreement may be terminated by PENN before the term of the agreement upon Wavefront's failure to make royalty payments for more than six months or Wavefront's bankruptcy. Wavefront may terminate the PENN agreement at any time by giving PENN 30 days written notice. Either party may terminate the agreement in the event of a material breach by the other that it is not cured within 30 days. Wavefront believes that in the event of a termination of any of these licenses, alternative sources could be arranged. However, there can be no assurance that any delay in arranging alternative suppliers would not have a material adverse effect on Wavefront.

  In December 1994, Wavefront entered into a renewable three-year joint development agreement with Coryphaeus Software, Inc. ("CSI") under which the companies will jointly develop an authoring product for the entertainment market. Wavefront will have exclusive rights to market and distribute the jointly developed product in the entertainment market through its direct and indirect sales channels. Wavefront will pay a portion of the development costs as an advance on royalties for each licensed copy of the product sold by Wavefront.

  Wavefront believes that, due to the rapid pace of innovation within its industry, factors such as the expertise and creative skills of its personnel are more important to establishing and maintaining a leadership position within the industry than are the various legal protections of its technology. Although Wavefront believes that its products and technology do not infringe any existing patents, copyrights, or other proprietary rights of others, Wavefront has received correspondence from the New York Institute of Technology ("NYIT") asserting that Wavefront's technology infringes a patent held by NYIT. In the last quarter of 1990, Wavefront entered into a royalty-bearing patent license agreement with NYIT. Subsequently, the claims in NYIT's original patent application were invalidated by the U.S. Patent Office. In February 1993, Wavefront received correspondence from NYIT claiming that royalties were due to it pursuant to the license agreement between the parties and requesting an accounting of product sold. Damages were not otherwise specified. After careful investigation of NYIT's resubmitted patent by Wavefront and its lawyers, Wavefront determined that its software did not infringe the resubmitted patent, and Wavefront therefore believes that no royalties are due to NYIT under the license agreement. In September 1993, Wavefront sent a letter to NYIT setting forth in detail the reasons why Wavefront believed its software did not infringe the resubmitted patent. NYIT has not responded to this letter. Although Wavefront believes that no infringement exists, there can be no assurance that NYIT or other third parties will not assert infringement claims in the future. If any such claims are asserted and upheld, the costs of defense could be substantial and any resulting liability to Wavefront could have a material adverse effect on Wavefront's results of operations and financial condition.

  MANUFACTURING. Wavefront's products include encoded digital media, user manuals and packaging. Wavefront's digital media duplication is performed by unaffiliated third parties, and at Wavefront's Santa Barbara facility, using material acquired in quantity from various sources. To date, Wavefront has not experienced any significant difficulties or delays in the manufacture of its products, and has experienced very low returns due to manufacturing defects.

  Wavefront has no significant backlog and does not believe that its backlog at any particular point in time is indicative of future sales levels.

  EMPLOYEES. At December 31, 1994, Wavefront had 151 employees, of which 67 were located in Santa Barbara, 40 in Paris, 6 in Vancouver and 38 in various field offices. There were 51 employees in research and development, 54 employees in sales, 16 employees in marketing, 11 employees in customer support, and 19 employees in administration and finance. Wavefront's success depends to a significant extent upon a number of key employees, particularly senior management and technical personnel. None of Wavefront's employees is represented by a labor union, nor are they subject to a collective bargaining agreement. Wavefront has never experienced a labor stoppage, and it believes that its employee relations are excellent.

PROPERTIES

  Wavefront's principal administrative, sales and marketing, research and development, and support facility is located at 530 East Montecito Street, Santa Barbara, California. Wavefront presently leases approximately 20,997 square feet in its current facility under the terms of a lease which expires on December 31, 1996. TDI currently occupies approximately 8,800 square feet in its Paris facility under a lease which expires on November 30, 2003, but which can be terminated at the end of every three-year period by giving six months notice.

  In addition, Wavefront has facilities throughout North America and Europe including New York; Atlanta; Chicago; Springfield, Virginia; San Francisco; Los Angeles; Vancouver, British Columbia; Paris, France; Ghent, Belgium; High Wycombe, UK; Eschborn, Germany; and Milan, Italy.

SELECTED CONSOLIDATED FINANCIAL DATA OF WAVEFRONT


  The following selected consolidated statements of operations data for the three years in the period ended December 31, 1994 and the consolidated balance sheet data as of December 31, 1994 and 1993 are derived from the financial statements and notes thereto included elsewhere herein audited by Arthur Andersen LLP as set forth in their report also included elsewhere herein. The selected consolidated statements of operations data for the years ended December 31, 1991 and 1990 and the consolidated balance sheet data as of December 31, 1992, 1991 and 1990 are derived from audited financial statements not included herein. The selected consolidated financial data should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes and other financial information included in this Proxy Statement/Prospectus.

                                               YEAR ENDED DECEMBER 31,
                                       -----------------------------------------
                                        1994   1993(1)   1992    1991     1990
                                       ------- -------  ------- -------  -------
                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENTS OF OPERATIONS
 DATA:
Revenue:
  Product revenue....................  $21,186 $12,515  $ 9,890 $ 7,397  $10,648
  Maintenance and other revenue......    6,528   5,343    4,847   4,648    4,017
                                       ------- -------  ------- -------  -------
    Total revenue....................   27,714  17,858   14,737  12,045   14,665
Costs of revenue:
  Cost of product revenue............    3,594   2,083    1,739   1,357    1,594
  Cost of maintenance and other
   revenue...........................    1,094     796      738   1,301    1,522
                                       ------- -------  ------- -------  -------
    Total costs of revenue...........    4,688   2,879    2,477   2,658    3,116
                                       ------- -------  ------- -------  -------
Gross profit.........................   23,026  14,979   12,260   9,387   11,549
                                       ------- -------  ------- -------  -------
Expenses:
  Research and development...........    5,427   8,922    2,470   2,827    2,050
  Sales and marketing................   11,282   7,283    6,542   8,963    7,467
  General and administrative.........    2,460   1,757    1,760   2,939    1,489
  Restructuring costs................              --       --    2,280      --
                                       ------- -------  ------- -------  -------
    Total expenses...................   19,169  17,962   10,772  17,009   11,006
                                       ------- -------  ------- -------  -------
Income (loss) from operations........    3,857  (2,983)   1,488  (7,622)     543
  Other income (expense):
  Interest, net......................      202     112       44     228      365
  Other..............................       70     (56)      68    (177)     --
                                       ------- -------  ------- -------  -------
Income (loss) before provision for
 income taxes........................    4,129  (2,927)   1,600  (7,571)     908
Provision for income taxes...........      291     100       43     --        20
                                       ------- -------  ------- -------  -------
Net income (loss) (2)................  $ 3,838 $(3,027) $ 1,557 $(7,571) $   888
                                       ======= =======  ======= =======  =======
Pro forma net income (loss) per share
 (2).................................  $   .52 $ (0.63)
                                       ======= =======
Pro forma weighted average number of
 shares (2)..........................    6,950   5,176
                                       ======= =======

                                                 AS OF DECEMBER 31,
                                        ---------------------------------------
                                         1994    1993    1992     1991    1990
                                        ------- ------  -------  ------  ------
CONSOLIDATED BALANCE SHEET DATA:
Working capital........................ $16,050 $2,255  $ 3,451  $  968  $7,440
Total assets...........................  32,716 16,812   10,449   9,843  15,749
Long-term debt (3).....................     --   2,884      --      --      --
Redeemable preferred stock (4).........     --   8,518   11,939  10,609   9,987
Convertible preferred stock............   2,467  3,800    3,800   3,800     --
Shareholders' equity (deficit).........  20,352 (4,978)  (6,022) (6,301)  1,485

- --------
(1) The results of operations of Wavefront include a charge of $5.2 million to research and development for research in process purchased and expensed in connection with the acquisition of TDI on September 30, 1993 and the results of operations of TDI since the date of acquisition.
(2) Earnings per share for the years ended December 31, 1993 and 1994 have been computed on a pro forma basis giving effect to the conversion of Series C, D, 1-1 and 40,323 shares of Series 1-2 Preferred Stock at the beginning of each period. These preferred shares converted upon the closings of the initial public offering in June, 1994 and the secondary offering in December 1994. See statement of operations for net income (loss) used to calculate net income (loss) per Common Share for the years ended December 31, 1993 and 1994. Historical earnings per share are not presented for all periods since such amounts are not meaningful in light of the conversion of Series C, D, 1-1 and 40,323 shares of Series 1-2 Preferred Stock.
(3) Includes $1.4 million of long-term debt at December 31, 1993, related to the acquisition of TDI in 1993.
(4) Includes 1.2 million shares of Redeemable Preferred Stock that, subsequent to December 31, 1993 converted into a series of nonredeemable preferred stock. See Note 4 of Notes to Consolidated Financial Statements.

WAVEFRONT'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS


  The following discussion should be read in conjunction with Wavefront's consolidated financial statements and notes thereto included elsewhere herein. The results shown herein are not necessarily indicative of the results to be expected in future periods and is qualified in its entirety by the foregoing.

OVERVIEW

  Wavefront was organized in January 1984 and began to ship packaged animation software for the SGI line of workstations in 1985. Wavefront's revenue has been derived primarily from the sale of its software, related maintenance and support, and to a lesser extent from contract engineering services and computer hardware sales. Wavefront developed and marketed software for a variety of platforms from 1986 through 1991. In 1991 Wavefront restructured its operations by terminating its development efforts of an OEM product and reorganized management. As part of its decision to focus its product development on core animation products and to regain technological leadership in its traditional markets, Wavefront introduced COMPOSER and an enhanced version of VISUALIZER. In 1993 Wavefront phased out its software development for multiple platforms to focus on the SGI line of workstations. Wavefront has historically focused on the development of products to address the needs of the professional user. Wavefront's decision to focus on software for the SGI workstation was in response to what it perceived to be a greater demand by professional users for animation software products which required the power and functionality of the SGI workstation. Wavefront recently devoted its development resources toward DYNAMATION and KINEMATION, which were released in the second half of 1993. Wavefront introduced its entry-level GAMEWARE package in January 1994 to address the specific needs of the developers of electronic games and other multimedia applications in interactive media markets. In July 1994, Wavefront successfully released a significant update to its EXPLORE animation system. In addition, by the third quarter of 1994 Wavefront had completed the release of its interoperable modules that are compatible with both the VISUALIZER and EXPLORE animation systems.

RESULTS OF OPERATIONS

Revenue

  Wavefront derives its revenue primarily from licensing its software and from providing related maintenance and support services. Wavefront resells hardware from time to time upon the request of its customers. Revenue from software licenses is generally recognized at the time of shipment, and revenue from maintenance contracts is recognized ratably over the term of the contracts, generally twelve months. Wavefront's maintenance revenue is dependent upon the renewal of maintenance contracts. Wavefront provides a 90-day warranty but does not allow product returns. When a customer purchases a software product, it enters into a non-transferable, non-exclusive software license agreement which sets forth certain terms of the license including the products licensed, usage limitations, the term of the license and the royalties to be paid to Wavefront. Therefore, each product sale is associated with a license to use the software.

  The following table sets forth, for the fiscal years indicated, certain income and expense items as a percentage of total revenues:

                                                PERCENTAGE OF TOTAL REVENUE
                                                  YEAR ENDED DECEMBER 31,
                                               --------------------------------
                                                 1994       1993        1992
                                               ---------  ---------   ---------
Revenue:
  Product revenue.............................      76.4%      70.1%       67.1%
  Maintenance and other revenue...............      23.6       29.9        32.9
                                               ---------  ---------   ---------
    Total revenue.............................     100.0      100.0       100.0
Cost of revenue:
  Cost of product revenue.....................      13.0       11.6        11.8
  Cost of mainentance and other revenue.......       3.9        4.5         5.0
                                               ---------  ---------   ---------
    Total cost of revenue.....................      16.9       16.1        16.8
                                               ---------  ---------   ---------
  Gross profit................................      83.1       83.9        83.2
Expenses:
  Research and development....................      19.6       50.0        16.8
  Sales and marketing.........................      40.7       40.8        44.4
  General and administrative..................       8.9        9.8        11.9
                                               ---------  ---------   ---------
    Total expenses............................      69.2      100.6        73.1
                                               ---------  ---------   ---------
Income (loss) from operations.................      13.9      (16.7)       10.1
                                               ---------  ---------   ---------
Net income (loss).............................      13.9%     (17.0)%      10.6%
                                               =========  =========   =========

Wavefront Years 1993 and 1994

  Product Revenue. Product revenue in 1994 increased 69% to $21.2 million from $12.5 million for 1993. A significant portion of the increase was attributable to increased software and hardware sales due to the acquisition of TDI on September 30, 1993 and the successful introduction of Wavefront's GAMEWARE package at the beginning of 1994. To a lesser extent the continued growth of sales associated with KINEMATION and DYNAMATION which Wavefront introduced in the second half of 1993 also contributed to such increase. International sales accounted for approximately 57% of Wavefront's software revenue during fiscal year 1994, compared to approximately 50% for fiscal year 1993. The increase percentage of international sales is attributable to expanded distribution channels in Europe as a result of the TDI Acquisition. A majority of TDI's sales in the past year were from foreign customers and accordingly, Wavefront expects that sales in international markets will continue to represent a substantial portion of its revenue.

  Maintenance and Other Revenue. Maintenance and other revenue in 1994 increased 22% to $6.5 million from $5.3 million for 1993. Revenue from maintenance contracts increased 48% in fiscal year 1994, primarily due to a larger installed customer base. Other revenue decreased by 77% or $688,000 during 1994 as a result of various development and royalty contractual agreements expiring at the end of fiscal year 1993. Other revenue in fiscal year 1993 included revenue from joint development and royalty agreements under which Wavefront agreed to develop software for non-SGI workstations and other revenue includes revenue from Wavefront's guaranteed sales agreement with CSK Corporation ("CSK") under which CSK agreed to guarantee sales to Wavefront's joint venture in Japan. These agreements have now expired. Wavefront no longer pursues these other revenue sources as part of its current business focus.

  Cost of Product Revenue. Wavefront's cost of product revenue was $3.6 million in 1994 and $2.1 million in 1993. Cost of product revenue as a percentage of product revenue was 17% for fiscal 1994 and 1993. The increase in cost of product revenue was attributable to higher sales levels but remained constant as a percentage of product revenue. Cost of product revenue primarily includes product components and amortization of software development cost and, to a lesser extent, manufacturing costs and royalty payments. A warranty on hardware is provided directly from the manufacturer.

  Cost of Maintenance and Other Revenue. Wavefront's cost of maintenance and other revenue was $1.1 million in 1994 compared to $796,000 in 1993. Wavefront offers its software in combination with separate maintenance contracts that have been generally renewed on an annual basis. Wavefront's cost of maintenance and other revenue as a percentage of maintenance and other revenue was 17% for 1994 and 15% in 1993. The increase in cost of maintenance and other revenue as a percentage of maintenance and other revenue was primarily the result of increased customer support personnel. Cost of maintenance and other revenue consists primarily of salaries for personnel and related costs for maintenance, as well as costs associated with joint development agreements which Wavefront no longer pursues as part of its current business focus.

  Research and Development. Wavefront's research and development expense in 1994 decreased by 39% to $5.4 million from approximately $8.9 million in 1993. The decrease in research and development expenses was primarily the result of a $5.2 million charge to research and development for research in process expensed in connection with the acquisition of TDI on September 30, 1993. Excluding this charge, research and development expenses for 1993 were $3.7 million, increasing by 46% or $1.7 million in 1994. Wavefront's research and development expenses, as a percentage of total revenue decreased to 20% in 1994 from 21% in 1993, primarily as a result of higher sales levels. The increased expense during 1994 is primarily due to an increase in personnel expense related to the integration of Wavefront and TDI products and technologies. Management believes that product development is critical to Wavefront's long-term success and will continue to invest in developing new technologies. Accordingly, research and development expenses are expected to increase in absolute dollars during fiscal year 1995 but remain constant as a percentage of revenue.

  Sales and Marketing. Wavefront's sales and marketing expenses increased by approximately 55% or $4.0 million to $11.3 million in 1994 from $7.3 million in 1993. Wavefront's sales and marketing expenses were 41% of total revenue for fiscal 1994 and 1993. Sales and marketing expenses increased primarily due to an increase in personnel. Such personnel were primarily associated with the added direct sales force personnel to support the expanding geographic presence of Wavefront and additional marketing personnel were hired to accelerate Wavefront's efforts in merchandising, public relations and expanding distribution channels. Wavefront's sales and marketing expenses as a percentage of total revenues remained constant primarily due to higher sales levels.

  General and Administrative. Wavefront's general and administrative expenses increased by approximately 39% or $700,000 to approximately $2.5 million in 1994 from $1.8 million in 1993. General and administrative expenses increased primarily due to an increase in personnel. General and administrative expenses as a percent of revenue decreased to 9% in 1994, from 10% in 1993, as a result of higher sales levels. Goodwill of $1.0 million was recorded in connection with the acquisition of TDI and is being amortized over a ten-year period. General and administrative expenses for 1994 and 1993 include the amortization goodwill of $100,000 and $33,000 respectively.

  Other Income. Other income (expense) consists primarily of interest income net of interest expense and other miscellaneous income and expense including minority interest in a joint venture and foreign currency translation. Wavefront had interest income of $202,000 net of interest expense for 1994 compared to $112,000 in 1993. The increase is primarily due to interest income from larger cash balances from proceeds generated from Wavefront's initial public offering and secondary public offering in June and December of 1994, respectively. Interest expense was $201,000 and $19,000 for fiscal years 1994 and 1993, respectively. The increase in interest expense was attributable to interest expense on notes issued to certain former holders of preferred stock and interest incurred on the note issued to Thomson SA as part of Wavefront's acquisition of TDI. Other miscellaneous income was not material to Wavefront in fiscal years 1994 and 1993.

  Wavefront is subject to risks associated with the fluctuations of currency exchange rates. Wavefront historically has not experienced material gains or losses on foreign currency transactions. Wavefront has had limited experience with hedging activities. During 1994, Wavefront implemented a foreign exchange policy whereby Wavefront enters into forward exchange contracts to hedge foreign currency transactions on a continuing basis for periods consistent with its committed exposures. As of December 31, 1994, Wavefront had approximately $1,185,000 (which approximates fair market value) of outstanding foreign exchange contracts in which foreign currencies were purchased to hedge liabilities. There can be no assurance that a change, if any, in the underlying rate, price or index of such contracts would not have a material adverse effect on Wavefront's financial position or results of operations. See "Note 5 of the Notes to Consolidated Financial Statements."

  Provision for Income Taxes. Wavefront's income tax provision increased to $291,000 for fiscal year 1994 compared to $100,000 for fiscal year 1993. Wavefront's combined state, federal and foreign tax rate was of approximately 7% for fiscal year 1994. Wavefront anticipates that the combined tax rate will continue to increase in the future as Wavefront utilizes its tax carryforwards.

  Certain Tax Attributes. As of December 31, 1994 Wavefront had a net operating loss carryforward ("NOL") of approximately $1.3 million and in research and development tax credit carryforwards for federal purposes of approximately $900,000. Pursuant to the Tax Reform Act of 1986, use of such carryforwards may be limited if a cumulative "change of ownership" of more than 50% occurs within any three year period.

Wavefront Years 1992 and 1993

  Product Revenue. Product revenue in 1993 increased 26% to $12.5 million from $9.9 million in 1992. A significant portion of this increase was due to revenue attributable to TDI, which was acquired September 30, 1993, as well as the introduction of DYNAMATION in July 1993 and KINEMATION in December 1993. International sales accounted for approximately 50% of Wavefront's software revenues in 1993 and 40% in 1992. The rate of growth of international sales has increased more rapidly than the rate of growth of domestic sales. The majority of TDI's sales over the past several years have been from foreign customers.

  Maintenance and other Revenue. Maintenance and other revenue increased 10% in 1993 to $5.3 million from $4.8 million in 1992. Revenues from maintenance contracts increased 33% in 1993 primarily due to an increasing installed customer base. The growth in revenue from maintenance contracts has been partially offset by the decrease in other revenue sources. Other revenue includes revenue from joint development and royalty agreements under which Wavefront agreed to develop software for non-SGI workstations. In addition, other revenue includes revenue from Wavefront's guaranteed sales agreement with CSK. These joint development and guaranteed sales arrangements have now expired.

  Cost of Product Revenue. Wavefront's cost of product revenue was $2.1 million in 1993 and $1.7 million in 1992. Wavefront's cost of product revenue as a percentage of product revenue was 17% and 18% in 1993 and 1992, respectively. Cost of product revenue remained relatively stable as a percentage of product revenue during the two-year period.

  Cost of Maintenance and Other Revenue. Wavefront's cost of maintenance and other revenue was $796,000 in 1993 and $738,000 in 1992. Wavefront's cost of maintenance and other revenue as a percentage of maintenance and other revenue was 15% for 1993 and 1992. The increase in absolute dollars from 1992 to 1993 was primarily due to an increase in maintenance personnel associated with the larger installed base, new product offerings and the addition of a support facility in Paris.

  Research and Development. Wavefront's research and development expenses were $8.9 million in 1993 and $2.5 million in 1992. Wavefront's research and development expenses as a percentage of total revenue were 50% in 1993 and 17% in 1992. The increase in research and development expenses in 1993 was primarily due to $5.2 million of research in process purchased and expensed in connection with the acquisition of TDI and a related increase in personnel expense.

  Prior to acquiring TDI, Wavefront completed an extensive review of TDI which included a review of its existing products, research and development in process (projects that had not reached technological feasibility), customers, sales channels, sales personnel and financial and other matters in order to determine fair market value. TDI was acquired for the research in process, and was not acquired for its earnings, cash flow or net worth. The amount allocated to intangibles represents an amount for the established brand name "EXPLORE", a network of distributors to sell post-acquisition releases of software, and software that was considered outdated and required significant enhancements and revisions. Although Wavefront believed that the acquisition would enhance its access to markets and customers, TDI's research and development in process were the primary reason for the acquisition.

  At the date of acquisition, TDI was in the third year of a program to significantly revise its product offerings with the major focus being an almost complete revision to the EXPLORE product which was originally released in 1992. TDI had two significant projects in process. The first was an enhanced version of the EXPLORE product that was intended to extend the life of the product until a major revision could be completed. Wavefront's due diligence revealed that the EXPLORE product in its current state needed significant enhancements to become competitive. Wavefront believed it would be able to complete the product with its technology and expertise. The first project did not reach technological feasibility until the fourth quarter of 1993, after the acquisition had closed. The second project, which was much bigger and more time intensive, was a major revision of EXPLORE and reached full technological feasibility in July 1994.

  Wavefront's technical staff placed a value of approximately $5.2 million on the projects in process, which was derived based on costs TDI spent directly on the two projects. Wavefront believes that the allocations are reasonable, fair and supported by the facts.

  Sales and Marketing. Wavefront's sales and marketing expenses were $7.3 million in 1993 and $6.5 million in 1992. As a percentage of total revenue, Wavefront's sales and marketing expenses were 41% and 44% of revenue for 1993 and 1992, respectively. The increase in sales and marketing expenses was primarily a result of increased sales promotion and advertising associated with new products, including the initial launch of DYNAMATION and KINEMATION. In addition, Wavefront expanded its sales force in 1993 due to increases in Wavefront's sales force and the addition of TDI's sales force.

  General and Administrative. Wavefront's general and administrative expenses were $1.8 million in 1993 and $1.8 million in 1992. General and administrative expenses as a percentage of total revenue were 10% in 1993 and 12% in 1992. General and administrative expenses remained stable in 1993 compared to 1992 but decreased as a percentage of revenue due to higher sales levels. In the fourth quarter of 1993 Wavefront amortized $33,000 of the $1 million goodwill from the acquisition of TDI. The remaining goodwill will be amortized over ten years.

  Other Income. Other income (expense) consists primarily of interest income net of interest expense and other miscellaneous income and expense including gains and losses from a minority interest in a joint venture and foreign currency translation. Interest income net of interest expense in 1993 increased 155% to $112,000 from $44,000 in 1992. This increase was primarily due to increased interest income associated with higher cash balances.

  Other expense in 1993 was $56,000 compared to $68,000 in other income in 1992. The decrease was primarily attributable to fees associated with financing activities at the end of 1993.

LIQUIDITY AND CAPITAL RESOURCES

  Wavefront has funded its operations to date primarily through cash flow from operations and the sale of equity securities. Wavefront generated net cash from operating activities of approximately $4.6 million during the year ended December 31, 1994 and $2.8 million during 1993. Net cash provided by operations for December 31, 1994 resulted from $3.9 million in income from operations and non-cash charges of $1.9 million partially offset by an increase in accounts receivable of $715,000 and a pay down of accounts payable of $472,000. Net cash provided by operations in 1993 was primarily a result of $7.1 million in non-cash charges included in the $3.0 million net loss from operations partially offset by an increase in accounts receivables of $1.9 million. Wavefront's investing activities used cash of $3.5 million in 1994 and consisted primarily of purchases of property and equipment and purchases of short term investments. Wavefront's investing activities used cash of $2.4 million in 1993 and consisted primarily of expenditures for fixed assets, acquisitions and capitalized software development costs. Since its inception, Wavefront has received aggregate proceeds of approximately $22 million from the private sale of equity securities. In the second quarter and the fourth quarter of 1994, Wavefront received net proceeds of approximately $10.0 million and $6.2 million upon the closing of the sale of 2,075,000 shares and 725,000 shares of Common Stock in Wavefront's initial public offering and secondary public offering, respectively. As of December 31, 1994 and December 31, 1993, Wavefront had cash and cash equivalents of approximately $18.6 million and $5.6 million, respectively, and in 1994, $1.7 million in short-term investments in 1994. Wavefront had working capital of approximately $16.1 million and $2.3 million, at December 31, 1994 and 1993 respectively.

  Accounts receivable net of allowance for doubtful accounts increased 12% to $6.5 million as of December 31, 1994 from $5.8 million as of December 31, 1993. The increase was primarily the result of an increase in world wide revenues.

  In July 1994, Wavefront entered into a credit agreement (the "Credit Agreement") with Wells Fargo Bank National Association ("Wells Fargo Bank") which allows Wavefront to borrow up to $1,000,000 under a line of credit for general working capital purposes at a rate of 0.5% over the prime rate established by Wells Fargo Bank (the "Prime Rate") and up to $750,000 under a term commitment loan for the purchases of equipment at a rate of 0.75% over the Prime Rate. In addition, the Credit Agreement allows Wavefront to enter into foreign exchange contracts in amounts not to exceed an aggregate of $2,000,000. The Credit Agreement terminates on June 1, 1995 and Wavefront is currently negotiating an extension to the Credit Agreement with Wells Fargo Bank. As of March 31, 1995, Wavefront had borrowed $350,000 under the Credit Agreement. See "Note 5 of the Notes to Consolidated Financial Statements."

  During 1994, Wavefront implemented a foreign exchange policy whereby Wavefront enters into forward exchange contracts to hedge foreign currency transactions on a continuing basis for periods consistent with its committed exposures. As of December 31, 1994, Wavefront had approximately $1,185,000 (which approximates fair market value) of outstanding foreign exchange contracts in which foreign currencies were purchased to hedge liabilities. There can be no assurance that a change, if any, in the underlying rate, price or index would not have a material adverse effect on Wavefront's financial position or results of operations. See "Note 5 of the Notes to Consolidated Financial Statements."

  Current and non current debt decreased to $2.0 million as of December 31, 1994 from $3.0 million as of December 31, 1993. The decrease was primarily attributable to the repayment of $3.8 million of notes in June and July 1994 issued to former holders of Series A and B Preferred Stock. The decrease was partially offset by the issuance of $3.1 million of additional notes to former holders of Series A and B Preferred Stock in the first quarter of 1994. Long-term debt increased to $2.9 million as of December 31, 1993 from no debt as of December 31, 1992. The increase is attributable to approximately $1.4 million of debt associated with the TDI acquisition and $1.5 million of notes issued to former holders of Series A and B Preferred Stock.

  Wavefront has abandoned its lease facility in the United Kingdom and reserved $600,000 for the loss related to this lease abandonment as part of the liabilities assumed in connection with the TDI acquisition. Payments under the lease will be approximately $34,000 a year until a release is negotiated. Wavefront would be able to fund a payment from available cash in the event a release was negotiated.

  As of December 31, 1994, shareholders' equity was $20.4 million compared to a shareholders' deficit of $5.0 million as of December 31, 1993. The significant change in 1994 was attributable to net proceeds received from Wavefront's initial public offering, secondary public offering, net income and the conversion of certain shares of redeemable preferred stock to a new series of convertible preferred stock. Shareholders' equity for 1993 was negatively impacted by a charge of $5.2 million to research and development for research in process purchased and expensed in connection with the acquisition of TDI on September 30, 1993. Wavefront believes that its sources of liquidity, together with its existing funds and anticipated funds provided by operations, will be sufficient to finance its operations for at least the next two years.

  In the event the Merger and Arrangement are not consummated, Wavefront expects to continue conducting its business based on its current business strategy and market focus.

EXECUTIVE COMPENSATION

  The following table sets forth certain summary information regarding compensation paid by Wavefront for services rendered during the fiscal years ended December 31, 1994 and 1993 to Wavefront's Chief Executive Officer and its two most highly paid executive officers other than the Chief Executive Officer whose total annual salary and bonus for fiscal year 1994 exceeded $100,000 (together with the Chief Executive Officer, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                          LONG-TERM
                                                         COMPENSATION
                                  ANNUAL COMPENSATION       AWARDS
                                  ---------------------- ------------
                                                          SECURITIES   ALL OTHER
                                   SALARY                 UNDERLYING  COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR  ($)(1)    BONUS ($)   OPTIONS (#)      ($)
- ---------------------------  ---- ---------- ----------- ------------ ------------
Michael S. Noling
President and Chief Exec-
 utive Officer...........    1994    175,000        --         --         3,938(2)
                             1993     51,042        --     275,000          875(2)
Martin H. Plaehn
Executive Vice
 President--Corporate and
 Product Development.....    1994    125,000        --         --           --
                             1993    115,000     20,000     60,000          --
David P. Swan
Vice President--Sales and
 Marketing...............    1994    125,000     51,007     15,000        2,500(2)
                             1993    101,562     32,464     37,500       22,054(3)

- --------
(1) Amounts shown include cash and non-cash compensation earned and received by executive officers.
(2) Contribution made by Wavefront on behalf of the employee to Wavefront's 401(k) Plan. See "--401(k) Profit Sharing Plan."
(3) Includes $20,000 paid to Mr. Swan by Wavefront for his relocation expenses when he joined Wavefront in February 1993 and $2,054 contributed by Wavefront on behalf of Mr. Swan pursuant to Wavefront's 401(k) Plan. See "--401(k) Profit Sharing Plan."

  EMPLOYMENT AGREEMENTS. In September 1993, Wavefront entered into an agreement with Michael S. Noling to serve as an "at will" employee as President and Chief Executive Officer at an initial annual base salary of $175,000. Wavefront granted Mr. Noling options to purchase up to 275,000 shares of Wavefront Common Stock at an exercise price of $3.00 per share. The options vest at various rates at the end of each year that Mr. Noling remains Chief Executive Officer until December 31, 2000, at which time they will be fully vested. Vesting may be accelerated upon the achievement of certain performance targets which are based on growth in net revenues and operating income and maintenance of operating margins. In the event all performance targets are met, the options would be fully vested in 1997. If Wavefront terminates Mr. Noling's employment without cause (other than in the context of the change-in-control provisions contained in the agreements described below), he is entitled to receive a payment equal to six months of his then-current salary and the options scheduled to vest at the end of such year, including accelerated vesting, if performance goals were met.

  In September 1993, Wavefront entered into an agreement with Martin H. Plaehn to serve as an "at-will" employee as Executive Vice President at an initial annual base salary of $125,000. Mr. Plaehn was granted options to purchase up to 50,000 shares of Wavefront Common Stock at an exercise price of $3.00 per share. The options vest at various rates at the end of each year that Mr. Plaehn remains Executive Vice President until December 31, 2000, upon which time they will be fully vested. Vesting may be accelerated upon the achievement of certain performance targets which are based on growth in net revenues and operating income and maintenance of operating margins. In the event all performance targets are met, the options would be fully vested in 1997. If Wavefront terminates Mr. Plaehn's employment without cause (other than in the context of the change-in-control provisions contained in the agreements described below), he will receive a payment equal to six months of his then-current salary and the options scheduled to vest at the end of the year, including accelerated vesting, if performance goals were met.

  In February 1993, Wavefront entered into an agreement with David P. Swan to serve as an "at will" employee as Vice President--Sales & Marketing of Wavefront providing for an initial annual base salary of $125,000. Under the agreement, Mr. Swan received a relocation check in the amount of $20,000, half as a loan to be forgiven upon the purchase of a residence in Santa Barbara. Wavefront also granted Mr. Swan options to purchase up to 37,500 shares of Wavefront Common Stock at an exercise price of $2.00 per share. In May 1994, Wavefront entered into an agreement whereby Mr. Swan is eligible to receive bonuses based on the achievement of annual operating income, annual growth in revenue and operating margin and worldwide software license revenue targets.

  In July 1994, shortly after completing the initial public offering of Wavefront Common Stock, the Wavefront Board authorized Wavefront to enter into employment agreements with its executive officers and key employees. In October 1994, Wavefront entered into additional employment agreements with Michael S. Noling, Martin H. Plaehn and David P. Swan whereby each officer's employment shall continue to be "at will" and which provide for certain incentives to each officer if he continues his service to Wavefront through December 31, 1995. In addition to stating an annual base salary and providing for such performance bonus amounts as the Wavefront Board authorizes, the employment agreements contain certain provisions that take effect upon a change in control of Wavefront. Upon a change in control, one-third of the unvested stock options held by each officer will accelerate and the officer shall have the right to exercise all or a portion of such stock options so vested. If the officer remains in Wavefront's employ for six months after the change in control, an additional one-third of the unvested portion of any stock options held by the officer will accelerate. If the officer's employment is involuntarily terminated within a period beginning two months before and ending 18 months after a change in control, the officer will be entitled to severance pay in an amount equal to six months of the officer's then current base cash salary. In addition, all remaining unvested stock options held by the officer will automatically accelerate. For twelve months following the involuntary termination of Michael S. Noling or Martin H. Plaehn after a change in control, Mr. Noling and/or Mr. Plaehn may be retained as consultants to the acquiror at the rate of $500 per month for up to ten hours per month. During this time, certain of their unvested options (if any) will continue to vest. Each employment agreement terminates upon the earlier of the date that all obligations of the parties under such employment agreement have been satisfied, or 18 months after a change in control. In consideration for entering into the agreement certain stock options exercisable to purchase 15,000 shares and 10,000 shares of Wavefront Common Stock previously granted to Michael S. Noling and Martin H. Plaehn, respectively, were accelerated and stock options exercisable to purchase 15,000 shares of Wavefront Common Stock were granted to David P. Swan at an exercise price equal to fair market value.

  In December 1992, Wavefront entered into a Retention Agreement with Lawrence
S. Barels to serve as Chief Executive Officer until July 1, 1993, subject to certain conditions, when his employment by Wavefront ceased. Wavefront paid Mr. Barels $169,670, which was equal to the total aggregate amount of his then-current annual salary, plus accrued vacation, and the parties released each other from any claims arising out of his employment by Wavefront. Wavefront granted Mr. Barels a two-year option to acquire ten copies of each of Wavefront's VISUALIZER software products at the same price such products are sold to Wavefront's VARs.

  In October 1993, the Wavefront Board agreed to retain Mr. Barels as a consultant at a rate of $750.00 per day plus agreed-upon expenses, for services requested by the Chief Executive Officer. During 1993 and 1994, Mr. Barels was paid $37,600 and $66,775, respectively, for his consulting services to Wavefront.

  In November 1993, Mr. Barels was also granted options to purchase up to 37,500 shares of Wavefront Common Stock at an exercise price of $5.00 per share. An aggregate of 12,500 of these options vested upon the closing of Wavefront's initial public offering and the remaining options will vest on December 31, 1998 provided that Mr. Barels is then Chairman of the Wavefront Board. Vesting may be accelerated for 12,500 options if Mr. Barels meets various performance targets. Such options, if vested, are exercisable at any time during a ten year period from the date of vesting.

  OPTION GRANTS. The following table shows for the fiscal year ended December 31, 1994, certain information regarding options granted to the Named Executive Officers.

                             OPTION GRANTS IN 1994

                                      INDIVIDUAL GRANTS
                         --------------------------------------------
                                                                      POTENTIAL REALIZABLE VALUE
                         NUMBER OF                                     AT ASSUMED ANNUAL RATES
                         SECURITIES  % OF TOTAL                             OF STOCK PRICE
                         UNDERLYING    OPTIONS                               APPRECIATION
                          OPTIONS    GRANTED TO  EXERCISE                 FOR OPTION TERM(3)
                          GRANTED     EMPLOYEES    PRICE   EXPIRATION --------------------------
NAME                        ( 1)     IN 1994 (2) ($/SHARE)    DATE       5%($)        10%($)
- ----                     ----------  ----------- --------- ---------- ------------ -------------
Michael S. Noling.......      --         --          --          --            --            --
Martin H. Plaehn........      --         --          --          --            --            --
David P. Swan...........   15,000(4)     6.5%     $10.00    12/05/04  $     94,335 $     239,055

- --------
(1) Under the terms of the Stock Option Plan, the Administrator retains discretion, subject to Stock Option Plan limits, to modify the terms of outstanding options and to reprice outstanding options.
(2) Based on a total of 231,500 options granted to employees and consultants during 1994.
(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent Wavefront's estimate or projection of the future Wavefront Common Stock price.
(4) Options were granted in consideration for entering into an Employment Agreement with Wavefront. All option grants were made at the then current market value of Wavefront Common Stock. One-fourth of the options vest 12 months after the grant date, the remaining options vest in equal increments at the end of each of the next 36 calendar months. See "--Employment Agreements."

  OPTION EXERCISES AND HOLDINGS. The following table sets forth information concerning option exercises and option holdings for the fiscal year ended December 31, 1994 with respect to the Named Executive Officers.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF
                                             SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                          SHARES            UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT
                         ACQUIRED            DECEMBER 31, 1994 (#)   DECEMBER 31, 1994 ($)(1)
                            ON     VALUE   ------------------------- -------------------------
          NAME           EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------- -------- ----------- ------------- ----------- -------------
Michael S. Noling.......  19,167  $190,128   70,833       185,000     $682,122    $1,781,550
Martin H. Plaehn........     --        --    42,600        34,900      427,838       345,987
David P. Swan...........  14,844   152,151      781        36,875        8,302       271,981

- --------
(1) Based on the last reported sale price for the Wavefront Common Stock, as reported on the Nasdaq National Market on December 30, 1994, which was $12.63.

  1990 STOCK OPTION PLAN. In May 1990, Wavefront established the Stock Option Plan. A total of 1,300,000 shares of Common Stock have been reserved for issuance under the Stock Option Plan. Pursuant to the 1990 Stock Option Plan, Wavefront may grant incentive stock options and non-statutory stock options to Wavefront's employees, officers, directors and consultants. The Wavefront Board, or a Committee to whom the Wavefront Board has delegated authority (the "Plan Administrator"), selects Wavefront's employees, officers, directors and consultants to whom options are granted (provided that incentive stock options may only be granted to employees of Wavefront), interprets and adopts rules for the operation of the Stock Option Plan and specifies other terms of such options.

  Options granted under the Stock Option Plan generally vest over four years after the date of grant. The maximum term of a stock option under the Stock Option Plan is ten years, but if the optionee at the time of grant has voting power over more than 10% of Wavefront's outstanding capital stock, the maximum term is five years. If an optionee terminates his or her service to Wavefront, the optionee may exercise only those option shares vested as of the date of termination and must effect such exercise within 90 days of termination of service for any reason other than death or disability and one year after termination due to disability or death. The exercise price of incentive stock options granted under the Stock Option Plan must be at least equal to the fair market value of the Wavefront Common Stock of Wavefront on the date of grant. In no event shall the exercise price of the options be less than 85% of the fair market value of the Wavefront Common Stock on the date of grant. The exercise price of stock options granted to an optionee who owns stock possessing more than 10% of the voting power of Wavefront's outstanding capital stock must equal at least 110% of the fair market value of the Wavefront Common Stock on the date of grant. Payment of the exercise price may be made in cash or by shares of Wavefront's Common Stock valued at the fair market value on the date of exercise or by a combination of such methods of payment.

  In the event (i) Wavefront is acquired or merges into or with another entity whereby Wavefront does not survive, (ii) 50% or more of Wavefront's outstanding voting stock is transferred to holders different than those who held stock immediately prior to a merger or sale, or (iii) Wavefront transfers or otherwise disposes of all or substantially all of its assets, then each outstanding option shall automatically vest and become fully exercisable unless the successor entity assumes such options, replaces it with a comparable option or other benefit, or the acceleration of such option is subject to other applicable limitations.

  EMPLOYEE STOCK PURCHASE PLAN. In October 1994, the Wavefront Board adopted the Purchase Plan covering an aggregate of 200,000 shares of Wavefront Common Stock, which became effective upon its adoption. The Purchase Plan, which is intended to qualify as an employee stock purchase plan within the meaning of
Section 423 of the Code is administered by the Wavefront Board or by a committee appointed by the Wavefront Board. Employees are eligible to participate if they are employed by Wavefront or a subsidiary of Wavefront designated by the Wavefront Board for at least 20 hours per week and are customarily employed for more than five months in any calendar year. The Purchase Plan permits eligible employees to purchase Wavefront Common Stock through payroll deductions, which may not exceed 10% of an employee's compensation, subject to certain limitations. The Purchase Plan will be implemented in a series of consecutive offering periods, each of approximately 6 months duration. Offering periods will begin on the first trading day on or after December 1 and June 1 each year. Each participant will be granted an option on the first day of the offering period and such option will be automatically exercised on the last date of each offering period. The purchase price of the Wavefront Common Stock under the Purchase Plan will be equal to 85% of the lesser of the fair market value per share of Wavefront Common Stock on the start date of that offering period or on the last day of the offering period. Employees may end their participation in the offering at any time during the offering period and participation ends automatically on termination of employment with Wavefront. The Purchase Plan will terminate in October 2004, unless otherwise terminated by the Wavefront Board.

  401(K) PROFIT SHARING PLAN. In January 1989, Wavefront adopted a 401(k) Profit Sharing Plan (the "401(k) Plan"). All employees who have been employed by Wavefront for at least one year of service (provided that such service represents a minimum of 1,000 hours worked during the year) are eligible to participate. Employees may contribute up to 15% of their current compensation to the 401(k) Plan subject to a statutorily prescribed annual limit. Under the 401(k) Plan, Wavefront may make matching contributions equal to a discretionary percentage, not to exceed 6%, of participating employees' salary contributions. Wavefront currently contributes to the 401(k) Plan each year a matching contribution equal to 25% of the first 4% of compensation contributed by an employee. If Wavefront meets certain operating targets in any given quarter, Wavefront will contribute a matching amount equal to 50% of the first 4% of compensation contributed by an employee during the quarter. Employee contributions and Wavefront's matching contributions are held and invested by the 401(k) Plan's trustee. Distributions may be made from a participant's account in the form of a lump sum upon termination of employment, retirement, disability, death or in the event of financial hardship. Certain Named Executive Officers participate in the 401(k) Plan.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors and officers of Wavefront and administers various compensation and benefit plans. The current members of the Compensation Committee are Lawrence S. Barels, Junkyo Fujieda and Antoon Van Petegem, all of whom are non-employee directors of Wavefront. In December 1994, Jean-Charles Hourcade resigned from the Board of Directors and Compensation Committee and Mr. Barels, who is a former executive officer of Wavefront, was appointed to fill the vacancy. Mr. Barels performs consulting services for Wavefront pursuant to a consulting agreement which is described above. Messrs. Fujieda, Van Petegem and Hourcade are officers of CSK, Barco n.v. and Thomson SA, respectively.

  On November 8, 1990, CSK purchased 770,813 shares of Wavefront Common Stock at a price per share of $11.60 for an aggregate purchase price of $8,941,431. CSK and Wavefront also entered into a joint venture agreement whereby the two companies established a subsidiary, Wavefront Japan Ltd., which is 51% owned by CSK and 49% owned by Wavefront. In addition, Wavefront entered into a software distribution and license agreement with CSK whereby Wavefront granted CSK an exclusive right and license to distribute certain licensed products and a non-exclusive right and license to distribute other licensed products in Japan. Wavefront entered into a related license agreement with Wavefront Japan Ltd., whereby Wavefront granted to Wavefront Japan Ltd. certain of its rights and obligations under its software distribution and license agreement with CSK. Sales to the joint venture were approximately $843,000, $698,000 and $1,012,000 in the years ended December 31, 1992, 1993 and 1994, respectively. Mr. Fujieda, a Director of Wavefront, is a Senior Managing Director of CSK.

  On September 30, 1993, Wavefront entered into an agreement with Thomson SA under which Wavefront acquired all of the outstanding shares of TDI in exchange for 615,747 shares of Wavefront Common Stock, a promissory note bearing 5% interest due September 30, 1995 with an aggregate principal amount of 8,250,000FF (approximately $1,500,000) and cash of approximately $1,000,000. The promissory note permits Wavefront to make repayments without penalty and requires Wavefront to make repayments on a quarterly basis based on the level of revenues from certain product sales. The promissory note is convertible, in whole or in part, at the option of the holder on September 30, 1995 into shares of Wavefront's Common Stock at a rate of $10.00 per share subject to certain adjustments. Mr. Hourcade, a former Director of Wavefront, is a Director of Business Development of THOMSON-CSF/Information Technology Group.

  In November 1993, holders of 93,970 and 419,167 shares, respectively, of Wavefront's Series A and B Preferred Stock, respectively, exchanged their shares on a one-for-one basis for 513,137 shares of Wavefront Common Stock and non-interest bearing secured promissory notes of $1,727,000 due September 30, 1995 (the "Common Promissory Notes"). The Common Promissory Notes were secured by all tangible and intangible personal property of Wavefront until Wavefront offered to repurchase the Common Promissory Notes and repurchased all Common Promissory Notes tendered within thirty days from delivery of such offer. Barco n.v. ("Barco") exchanged 250,000 shares of Wavefront Series B Preferred Stock for 250,000 shares of Wavefront Common Stock and a promissory note in the amount of $900,000, which is still outstanding, as part of the exchange. Barco purchased the 250,000 shares of Wavefront Series B Preferred Stock from Wavefront on April 14, 1987 at a price per share of $6.00. Mr. Van Petegem, a Director of Wavefront, is Chief Financial Officer, Controller and a Director of Barco.

  LIMITATION OF LIABILITY AND INDEMNIFICATION. Wavefront's Amended and Restated Articles of Incorporation (the "Wavefront Articles") limit the liability of Wavefront's directors for monetary damages to the fullest extent permitted under California law. The Wavefront Articles authorize Wavefront to indemnify agents of Wavefront in excess of the indemnification otherwise permitted by
Section 317 of the CCC, subject only to applicable limits set forth in Section 204 of the CCC with respect to actions for breach of duty to the corporation and its shareholders. Wavefront's Bylaws provide that Wavefront shall indemnify agents to the fullest extent permitted by law.

  Wavefront has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the CCC. The indemnification agreements may require Wavefront, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance expenses reasonably expected to be incurred in defending any proceeding against them for which they would receive indemnification. Wavefront carries directors' and officers' liability insurance with respect to certain matters, including matters arising under the Securities Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of Wavefront Common Stock as of February 1, 1995 by (i) each person known by Wavefront to be the beneficial owner of more than 5% of the outstanding shares of Wavefront Common Stock, (ii) each of Wavefront's Named Executive Officers and current directors and (iii) all Wavefront directors and executive officers as a group.

                                                            APPROXIMATE PERCENT
                NAME(1)                  COMMON STOCK OWNED        OWNED
                -------                  ------------------ -------------------
CSK Corporation, Shinjuku Sumitomo
 Building, 17th Floor 2-6-1 Nishi-
 Shinjuku Shinjuku, Tokyo 163 Japan(2).       770,813              9.1%
Farmers Group, Inc., 4680 Wilshire
 Boulevard Los Angeles, CA 90010(3)....       608,800              7.2%
Barco n.v., President Kennedy Park 35
 B-8500 Kortrijk Belgium...............       500,000              5.9%
Integral Capital Partners, 2750 Sand
 Hill Road, Menlo Park, CA 94025(4)....       488,000              5.8%
Lawrence S. Barels(5)..................       252,827              3.0%
Michael S. Noling(6)...................        90,000              1.1%
Martin H. Plaehn(7)....................        71,246                *
David P. Swan(8).......................         4,844                *
Junkyo Fujieda, Shinjuku Sumitomo
 Building, 17th Floor 2-6-1 Nishi-
 Shinjuku Shinjuku, Tokyo 163 Japan(9).        48,333                *
Antoon Van Petegem, President Kennedy
 Park 35 B-8500 Kortrijk Belgium(10)...         1,250                *
All directors and executive officers as
 a group (11 persons) (5)-(10).........       527,210              6.1%

- --------
(1) Except as set forth herein, the address of the directors and Named Executive Officers set forth below is the address of Wavefront appearing elsewhere in this Proxy Statement/Prospectus. Unless otherwise noted, Wavefront believes that all persons named in the table have sole voting and investment power with respect to all shares of Wavefront Common Stock beneficially owned by them.
(2) Excludes 48,185 shares held individually by Isao Okawa who is chief Executive Officer of CSK and may be deemed to beneficially own the 770,813 shares held by CSK. Mr. Okawa disclaims beneficial ownership of the shares held by CSK.
(3) B.A.T. Industries p.l.c. may be deemed to be the indirect beneficial owner of the securities by indirectly owning 100% of the issued and outstanding shares of Farmers Group, Inc. through a wholly-owned subsidiary. According to information set forth in a Schedule 13G filed with the Commission on February 14, 1995.
(4) Includes 253,205 shares owned by Integral Capital Partners, L.P., 151,135 shares owned by Integral Capital Partners II, L.P., 26,497 shares owned by Integral Capital Partners International C.V. and 57,163 shares owned by Integral Capital Partners International II C.V. According to information set forth in a Schedule 13D filed with the Commission on December 22, 1994.
(5) Includes 25,500 shares issuable upon exercise of vested options. Excludes 5,000 shares held by Orion R. Barels and 5,000 shares held by Tiare A. Barels, minor children of Lawrence S. Barels. Mr. Barels disclaims beneficial ownership of these shares. Mr. Barels is a co-founder and Chairman of the Board of Wavefront.
(6) Includes 70,833 shares issuable upon exercise of vested options.
(7) Includes 48,746 shares issuable upon exercise of vested options.
(8) Includes 4,844 shares issuable upon exercise of vested options.
(9) Excludes 770,813 shares held by CSK, of which Mr. Fujieda is Senior Managing Director. Mr. Fujieda is a director of Wavefront.
(10)Excludes 500,000 shares held by Barco n.v., of which Mr. Van Petegem is an officer and director.
 *Less than 1%.

                       COMPARISON OF SHAREHOLDERS' RIGHTS

  In the event that the Merger is consummated, former holders of shares of Wavefront Common Stock will, at the Effective Time, own shares of SGI Common Stock.

  While the rights and privileges of stockholders of a Delaware corporation such as SGI are, in many instances, comparable to those of shareholders of a California corporation such as Wavefront, there are certain differences. The following is a summary of the material differences between the rights of holders of SGI Common Stock and the rights of holders of Wavefront Common Stock at the date hereof. These differences arise from differences between the Delaware General Corporation Law (the "DGCL") and the CCC and between the SGI Restated Certificate and the SGI bylaws (the "SGI Bylaws") and the Wavefront Articles and Wavefront's bylaws (the "Wavefront Bylaws").

VOTE REQUIRED FOR EXTRAORDINARY TRANSACTIONS

  The DGCL requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon to authorize any merger or consolidation of a corporation, except that, unless required by its certificate of incorporation, no authorizing stockholder vote is required of a corporation surviving a merger if (a) such corporation's certificate of incorporation is not amended in any respect by the merger, (b) each share of stock of such corporation outstanding immediately prior to the effective date of the merger will be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger, and (c) the number of shares to be issued in the merger does not exceed 20% of such corporation's outstanding common stock immediately prior to the effective date of the merger. The SGI Restated Certificate does not require a greater percentage vote for such actions. Shareholder approval is also not required under the DGCL for mergers or consolidations in which a parent corporation merges or consolidates with a subsidiary of which it owns at least 90% of the outstanding shares of each class of stock.

  The CCC requires that the principal terms of a merger be approved by the affirmative vote of a majority of the outstanding shares of each class entitled to vote thereon, except that, unless required by its articles of incorporation, no authorizing shareholder vote is required of a corporation surviving a merger if the shareholders of such corporation shall own, immediately after the merger, more than five-sixths of the voting power of the surviving corporation. The Wavefront Articles do not require a greater percentage vote. The CCC further requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon if (a) the surviving corporation's articles of incorporation will be amended and would otherwise require shareholder approval or (b) shareholders of such corporation will receive shares of the surviving corporation having different rights, preferences, privileges or restrictions (including shares in a foreign corporation) than the shares surrendered. Shareholder approval is not required under the CCC for mergers or consolidations in which a parent corporation merges or consolidates with a subsidiary of which it owns at least 90% of the outstanding shares of each class of stock.

CUMULATIVE VOTING

  The SGI Restated Certificate and the SGI Bylaws provide for cumulative voting in director elections. Shareholders of Wavefront currently may cumulate their votes for the election of directors so long as at least one shareholder has given notice at the meeting of shareholders prior to the voting of that shareholder's desire to cumulate his or her votes. Cumulative voting will no longer be required or permitted under the Wavefront Articles at such time as
(i) the Wavefront Common Stock are listed on the Nasdaq National Market and Wavefront has at least 800 holders of its equity securities as of the record date of Wavefront's most recent annual meeting of shareholders or (ii) the Wavefront Common Stock is listed on the New York Stock Exchange or the American Stock Exchange (a "Listed Corporation"). Wavefront expects to be a Listed Corporation for its 1995 Annual Meeting of Shareholders, if the Merger has not been consummated prior to the date the meeting is to be held.

CLASSIFICATION OF BOARD OF DIRECTORS

  The SGI Restated Certificate and the SGI Bylaws provide for a classified board of directors consisting of three classes. Upon becoming a Listed Corporation, the Wavefront Articles provide for a classified board of directors consisting of three classes.

AMENDMENT TO GOVERNING DOCUMENTS

  The DGCL requires a vote of the corporation's board of directors followed by the affirmative vote of a majority of the outstanding stock of each class entitled to vote for any amendment to the certificate of incorporation, unless a greater level of approval is required by the certificate of incorporation. The SGI Restated Certificate does not require a greater level of approval for an amendment thereto. If an amendment would alter the powers, preferences or special rights of a particular class or series of stock so as to affect them adversely, the class or series shall be given the power to vote as a class notwithstanding the absence of any specifically enumerated power in the certificate of incorporation. The DGCL also states that the power to adopt, amend or repeal the by-laws of a corporation shall be in the stockholders entitled to vote, provided that the corporation in its certificate of incorporation may confer such power on the board of directors in addition to the stockholders. The SGI Restated Certificate expressly authorizes each of the board of directors and the stockholders to adopt, amend or repeal the SGI Bylaws.

  Unless otherwise specified in a California corporation's articles of incorporation, an amendment to the articles of incorporation requires the approval of the corporation's board of directors and the affirmative vote of a majority of the outstanding shares entitled to vote thereon, either before or after the board approval. The Wavefront Articles do not require a greater level of approval for an amendment thereto. Under the CCC, the holders of the outstanding shares of a class are entitled to vote as a class if a proposed amendment to the articles of incorporation would (i) increase or decrease the aggregate number of authorized shares of such class, (ii) effect an exchange, reclassification or cancellation of all or part of the shares of such class, other than a stock split, (iii) effect an exchange, or create a right of exchange, of all or part of the shares of another class into the shares of such class, (iv) change the rights, preferences, privileges or restrictions of the shares of such class, (v) create a new class of shares having rights, preferences or privileges prior to the shares of such class, or increase the rights, preferences or privileges or the number of authorized shares having rights, preferences or privileges prior to the shares of such class, (vi) in the case of preferred shares, divide the shares of any class into series having different rights, preferences, privileges or restrictions or authorize the board of directors to do so, or (vii) cancel or otherwise affect dividends on the shares of such class which have accrued but have not been paid. Under the CCC, a corporation's by-laws may be adopted, amended or repealed either by the board of directors or the shareholders of the corporation. The Wavefront Bylaws provide that the Wavefront Bylaws may be adopted, amended or repeated either by the vote of the holders of a majority of the outstanding shares entitled to vote or by the board of directors; provided, however, that the Wavefront Board may not amend the Wavefront Bylaws in order to change the authorized number of directors (except to alter the authorized number of directors within the existing range of a minimum of five and a maximum of nine directors). A bylaw adopted by the shareholders may restrict or eliminate the power of the Wavefront Board to adopt, amend or repeal the Wavefront Bylaws.

DISSENTERS' RIGHTS

  Under the DGCL, holders of shares of any class or series have the right, in certain circumstances, to dissent from a merger or consolidation by demanding payment in cash for their shares equal to the fair value (excluding any appreciation or depreciation as a consequence or in expectation of the transaction) of such shares, as determined by agreement with the corporation or by an independent appraiser appointed by a court in an action timely brought by the corporation or the dissenters. The DGCL grants dissenters' appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock regardless of the number of shares being issued. Further, no appraisal rights are available for shares of any class or series listed on a national securities exchange or designated as a national market system security on the Nasdaq National Market or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation converts such shares into anything other than (a) stock of the surviving corporation,
(b) stock of another corporation which is either listed on a national securities exchange or designated as a national market system security on the Nasdaq National Market or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares, or (d) some combination of the above. In addition, dissenter's rights are not available for any shares of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation.

  Generally, shareholders of a California corporation who dissent from a merger or consolidation of the corporation are entitled to dissenters rights. See "The Merger--Rights of Dissenting Shareholders."

DERIVATIVE ACTION

  Derivative actions may be brought in Delaware by a stockholder on behalf of, and for the benefit of, the corporation. The DGCL provides that a stockholder must aver in the complaint that he or she was a stockholder of the corporation at the time of the transaction of which he or she complains. A stockholder may not sue derivatively unless he first makes demand on the corporation that it bring suit and such demand has been refused, unless it is shown that such demand would have been futile.

  The CCC provides that a shareholder bringing a derivative action on behalf of the corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. The CCC also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond.

SHAREHOLDER CONSENT IN LIEU OF MEETING

  Under the DGCL and the CCC, unless otherwise provided in the certificate or articles of incorporation, any action required to be taken or which may be taken at an annual or special meeting of stockholders may be taken without a meeting if a consent in writing is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. Neither the SGI Restated Certificate nor the Wavefront Articles contain any special provision relating to action by written consent.

FIDUCIARY DUTIES OF DIRECTORS

  Directors of corporations incorporated or organized under the DGCL and the CCC have fiduciary obligations to the corporation and its shareholders. Pursuant to these fiduciary obligations, the directors must act in accordance with the so-called duties of "due care" and "loyalty". Under the DGCL, the duty of care requires that the directors act in an informed and deliberative manner and to inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest and in a manner which the directors reasonably believe to be in the best interests of the corporation. Under the CCC, the duty of loyalty requires directors to perform their duties in good faith in a manner which the directors reasonably believe to be in the best interests of the corporation and its stockholders. The duty of care requires that the directors act with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would exercise under similar circumstances.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

  The DGCL provides that a corporation may indemnify its present and former directors, officers, employees and agents (each, an "indemnitee") against all reasonable expenses (including attorneys' fees) and, except in actions initiated by or in the right of the corporation, against all judgments, fines and amounts paid in settlement in actions brought against them, if such individual acted in good faith, and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the stockholders and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The corporation shall indemnify an indemnitee to the extent that he or she is successful on the merits or otherwise in the defense of any claim, issue or matter associated with an action. The SGI Restated Certificate provides for indemnification of directors or officers to the fullest extent authorized by the DGCL.

  Under the CCC, (i) a corporation has the power to indemnify present and former directors, officers, employees and agents against expenses, judgments, fines and settlements (other than in connection with actions by or in the right of the corporation) if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful, and (ii) a corporation has the power to indemnify, with certain exceptions, any person who is a party to any action by or in the right of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person believed to be in the best interests of the corporation and its shareholders.

  The indemnification authorized by the CCC is not exclusive, and a corporation may grant its directors, officers, employees or other agents certain additional rights to indemnification. The Wavefront Articles and the Wavefront Bylaws provide for the indemnification of its agents (as defined under the CCC) to the fullest extent permissible under the CCC, which may be in excess of the indemnification expressly permitted by Section 317 of the CCC, subject to the limits set forth in Section 204 of the CCC with respect to actions for breach of duty to the corporation and its shareholders.

  The DGCL and the CCC allow for the advance payment of an indemnitee's expenses prior to the final disposition of an action, provided that the indemnitee undertakes to repay any such amount advanced if it is later determined that the indemnitee is not entitled to indemnification with regard to the action for which the expenses were advanced.

DIRECTOR LIABILITY

  The DGCL and the CCC each provides that the charter of the corporation may include a provision which limits or eliminates the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided such liability does not arise from certain proscribed conduct, including, in the case of the DGCL, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, breach of the duty of loyalty, the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions or transactions from which such director derived an improper personal benefit or, in the case of the CCC, intentional misconduct or knowing and culpable violation of law, acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, the receipt of an improper personal benefit, acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders, acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders, interested transactions between the corporation and a director in which a director has a material financial interest and liability for improper distributions, loans or guarantees. The SGI Restated Certificate contains a provision limiting the liability of its directors to the fullest extent permitted by the DGCL. The Wavefront Articles contain a provision limiting the liability of its directors to the fullest extent provided by the CCC.

ANTI-TAKEOVER PROVISIONS AND INTERESTED STOCKHOLDER TRANSACTIONS

  The DGCL prohibits, in certain circumstances, a "business combination" between the corporation and an "interested stockholder" within three years of the stockholder becoming an "interested stockholder". An "interested stockholder" is a holder who, directly or indirectly, controls 15% or more of the outstanding voting stock or is an affiliate of the Corporation and was the owner of 15% or more of the outstanding voting stock at any time within the prior year period. A "business combination" includes a merger or consolidation, a sale or other disposition of assets having an aggregate market value equal to 10% or more of the consolidated assets of the corporation or the aggregate market value of the outstanding stock of the corporation and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation. This provision does not apply where: (i) either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors prior to the date the interested stockholder acquired such 15% interest; (ii) upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation excluding for the purposes of determining the number of shares outstanding shares held by persons who are directors and also officers and by employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered; (iii) the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the outstanding votes entitled to be cast by disinterested stockholders at an annual or special meeting; (iv) the corporation does not have a class of voting stock that is listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association, or held of record by more than 2,000 stockholders unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder; or (v) the corporation has opted out of this provision. SGI has not opted out of this provision.

  Under the CCC, there is no comparable provision. However, the CCC does provide that, except where the fairness of the terms and conditions of the transaction has been approved by the California Commissioner of Corporations and except in a "short-form" merger (the merger of a parent corporation with a subsidiary in which the parent owns at least 90% of the outstanding shares of each class of the subsidiary's stock), if the surviving corporation or its parent corporation owns, directly or indirectly, shares of the target corporation representing more than 50% of the voting power of the target corporation prior to the merger, the nonredeemable common stock of a target corporation may be converted only into nonredeemable common stock of the surviving corporation or its parent corporation, unless all of the shareholders of the class consent. The effect of this provision is to prohibit a cash-out merger of minority shareholders, except where the majority shareholders already owns 90% or more of the voting power of the target corporation and could, therefore, effect a short-form merger to accomplish such a cash-out of minority shareholders.

RIGHTS PLAN

  Effective February 1, 1991, the SGI Board declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of SGI Common Stock, to stockholders of record as of the close of business on March 1, 1991 and for each share of SGI Common Stock issued thereafter pursuant to a Preferred Shares Rights Agreement (as amended, the "Rights Agreement"). One Right will be issued for each share of SGI Common Stock issued in connection with the Merger. Each Right entitles the registered holder to purchase from SGI one-thousandth of a share of Series B Participating Preferred Stock (the "SGI Series B Preferred"), at a price of $200.00 (as of May 2, 1995), subject to adjustment under certain circumstances set forth in the Rights Agreement. Upon the occurrence of certain events generally associated with an unsolicited attempt to take over SGI, the Rights (except for Rights held by an Acquiring Person (as defined in the Rights Agreement)) will become exercisable and will cease to trade with the SGI Common Stock. Upon the acquisition without the consent of the SGI Board of 15% or more of the outstanding shares of SGI Common Stock or announcement of a tender offer or exchange offer for shares in excess of 15% or more of the outstanding shares of SGI Common Stock, each Right (except for Rights held by an Acquiring Person) will be converted into a right to purchase at the then-current exercise price of the Right that number of shares of SGI Common Stock having a market value of two times the exercise price of the Right or, in the event of a merger of SGI into an Acquiring Person, securities of the Acquiring Person having a market value of two times the exercise price of the Right. Under certain conditions, SGI may elect to redeem the Rights for a nominal amount or to exchange the Rights not held by an Acquiring Person for SGI Common Stock on a one-for-one basis.

  The Rights are designed to protect and maximize the value of the outstanding equity interests of SGI in the event of an unsolicited attempt by an acquiror to take over SGI in a manner or on terms not approved by the SGI Board. Takeover attempts frequently include coercive tactics to deprive a corporation's board of directors and its stockholders of any real opportunity to determine the destiny of the corporation. The Rights have been declared by the SGI Board in order to deter such tactics, including a gradual accumulation of shares in the open market of a 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally. These tactics could unfairly pressure stockholders, squeeze them out of their investment without giving them a real choice or deprive them of the full value of their shares.

  The Rights are not intended to prevent a takeover of SGI and will not do so. Nevertheless, the Rights may have the effect of rendering more difficult or discouraging an acquisition of SGI deemed undesirable by the SGI Board. The Rights may cause substantial dilution to a person or group that attempts to acquire SGI on terms or in a manner not approved by the SGI Board, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

  Wavefront does not have a rights plan.

                             ADOPTION AND APPROVAL
                        OF EMPLOYEE STOCK PURCHASE PLAN

  The Purchase Plan was adopted by the Wavefront Board in October 1994 and became effective upon its adoption, subject to shareholder approval. An aggregate of 200,000 shares of Wavefront Common Stock were reserved for issuance under the Purchase Plan. Approximately 84 employees are participating in the first offering period which began on December 1, 1994.

  THE DISCUSSION HEREIN OF THE PURCHASE PLAN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COPY OF THE PURCHASE PLAN ATTACHED TO THIS PROXY STATEMENT AS ANNEX B, WHICH SHAREHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY.

VOTE REQUIRED

  The affirmative vote of the holders of a majority of the shares of Wavefront Common Stock voting present (in person or by proxy) at the Special Meeting and entitled to vote thereon will be required to approve the adoption of the Purchase Plan.

  THE WAVEFRONT BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PURCHASE PLAN.

SUMMARY OF THE PURCHASE PLAN

  GENERAL. The Purchase Plan, which is intended to qualify under Section 423 of the Code, permits eligible employees to purchase Wavefront Common Stock through payroll deductions at a price equal to 85% of the fair market value of the Wavefront Common Stock at the beginning or at the end of each offering period, whichever is lower. A total of 200,000 shares of Wavefront Common Stock have been reserved for issuance under the Purchase Plan.

  PURPOSE. The purpose of the Purchase Plan is to provide employees of Wavefront and its designated subsidiaries with an opportunity to purchase Wavefront Common Stock through accumulated payroll deductions.

  ADMINISTRATION. The Purchase Plan is administered by the Wavefront Board or a committee appointed by the Board. All questions of interpretation of the Purchase Plan are determined by the administrator, whose decisions are final and binding upon all participants.

  ELIGIBILITY. Any person who is employed by Wavefront (or any of its designated subsidiaries) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan, provided that the employee is employed on the first day of an offering period. Approximately 151 employees are currently eligible to participate in the Purchase Plan.

  PARTICIPATION. Eligible employees become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date, unless a later time for filing the subscription agreement has been set by the Wavefront Board for all eligible employees with respect to a given offering period.

  OFFERING PERIODS. The Purchase Plan is implemented by consecutive six-month offering periods commencing on or about December 1 and June 1 of each year or on such date as the Board shall determine. The Wavefront Board may change the duration of the offering periods with respect to future offerings without shareholder approval upon fifteen days prior notice. The first Offering Period commenced on December 1, 1994 and will end on May 31, 1995.

  PURCHASE PRICE. The purchase price per share at which shares are sold under the Purchase Plan is the lower of 85% of the fair market value of the Wavefront Common Stock on the date of commencement of the six-month offering period or 85% of the fair market value of the Wavefront Common Stock on the last day of the offering period. The fair market value of the Wavefront Common Stock on a given date shall be determined by the Wavefront Board based upon the closing price of the Wavefront Common Stock on the Nasdaq National Market as of such date.

  PAYMENT OF PURCHASE PRICE: PAYROLL DEDUCTIONS. The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 10% of a participant's eligible compensation which is defined in the Purchase Plan to include the base straight time gross earnings and sales commissions during the offering period, exclusive of any payments for overtime, shift premium, incentive compensation, incentive payments, bonuses or other compensation. A participant may discontinue his or her participation in the Purchase Plan or may decrease or increase (but not more than once during an exercise period) the rate of payroll deductions at any time during the offering period. Payroll deductions shall commence on the first payday following the offering date, and shall continue at the same rate until the end of the offering period unless sooner terminated as provided in the Purchase Plan.

  GRANT AND EXERCISE OF OPTION. The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the amount of the participant's total payroll deductions to be accumulated prior to an exercise date (not to exceed $5,000) by the lower of 85% of the fair market value of the Wavefront Common Stock at the beginning of the offering period or 85% of the fair market value of the Wavefront Common Stock on the exercise date. The fair market value of the Wavefront Common Stock on a given date shall be the closing sale price of the Wavefront Common Stock for such date as reported by the Nasdaq National Market or, if such price is not reported, the means of the bid and asked prices per share of the Wavefront Common Stock as reported by NASDAQ or, if listed on a stock exchange, the closing price on such exchange as of such date or, if not traded on such date, on the immediately preceding trading date as reported in The Wall Street Journal. Unless a participant withdraws from the Purchase Plan, such participant's option for the purchase of shares will be exercised automatically on each exercise date for the maximum number of whole shares at the applicable price.

  Notwithstanding the foregoing, no employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the options, the employee would own 5% or more of the voting power or value of all classes of stock of Wavefront or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), nor shall any employee be granted an option which would permit the employee to buy pursuant to the Purchase Plan more than $11,765 worth of stock determined at the fair market value of the shares at the time the option is granted) in any calendar year.

  WITHDRAWAL; TERMINATION OF EMPLOYMENT. A participant's interest in a given offering may be terminated in whole, but not in part, at any time by signing and delivering to Wavefront a notice of withdrawal from the Purchase Plan. Any withdrawal by the participant of accumulated payroll deductions for a given offering automatically terminates the participant's interest in that offering. The failure to remain in the continuous employ of the Company for at least 20 hours per week during an offering period will be deemed to be a withdrawal from that offering.

  TRANSFERABILITY. Neither accumulated payroll deductions nor any rights with regard to the exercise of an option or to receive shares under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in the Purchase Plan) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that Wavefront may treat such act as an election to withdraw from the Purchase Plan.

  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event any change is made in Wavefront's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Wavefront Common Stock without receipt of consideration by Wavefront, appropriate adjustments will be made by the Wavefront Board to the shares subject to purchase under the Purchase Plan and in the purchase price per share.

  In the event of the proposed dissolution or liquidation of Wavefront, the offering will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of Wavefront, or the merger of Wavefront with or into another corporation, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation, unless the Wavefront Board decides to shorten the offering period then in progress by setting a new exercise date or to cancel each outstanding right to purchase and refund all sums collected from participants during the offering period then in progress. If the Wavefront Board shortens the offering period then in progress in lieu of assumption or substitution, participants shall have ten (10) days to withdraw from the offering period. Wavefront has agreed in the Merger Agreement to shorten the offering period then in progress so as to end on the last trading day immediately prior to the Effective Time.

  EFFECT OF APPROVAL OR DISAPPROVAL OF THE MERGER. The approval or disapproval of the Merger will have no effect on the adoption and approval of the Purchase Plan. If the Merger is approved, the funds credited to each Purchase Plan participant's account will be used to purchase whole shares of Wavefront Common Stock. Such shares will be converted to SGI Common Stock upon the effective time of the Merger and such participants can then take part in the SGI Employee Stock Purchase plan, if eligible. If the Merger is not approved, the Purchase Plan will continue to be implemented in the present manner, subject to shareholder approval.

  AMENDMENT OR TERMINATION. The Wavefront Board may at any time terminate or amend the Purchase Plan, except that termination shall not affect options previously granted and no amendment may make any change in any option previously granted which adversely affects the rights of any participant. Unless terminated sooner, the Purchase Plan will continue in effect until October 28, 2004.

TAX INFORMATION

  The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of offering period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss depending on the holding period. Wavefront is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent that it is entitled to a deduction for ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

  The foregoing is only a summary of the effect of federal income taxation upon the participant and Wavefront with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

PARTICIPATION IN PURCHASE PLAN

  The following shares of Wavefront Common Stock will be purchased by the named executive officers, all current executive officers as a group, all non-executive directors as a group and all employees (including current officers) who are not executive officers as a group:

                               NEW PLAN BENEFITS
                          EMPLOYEE STOCK PURCHASE PLAN

                                                                      NUMBER
                                                        DOLLAR      OF SHARES
NAME AND POSITION                                   VALUE($)(1)(2) PURCHASED(2)
- -----------------                                   -------------- ------------
Michael S. Noling
President and Chief Executive Officer..............     $3,112           511
Martin H. Plaehn
Executive Vice President--Corporate and Product
 Development.......................................          0             0
David P. Swan
Vice President--Sales and Marketing................      3,112           511
Executive Group....................................     15,291         2,507
Non-Executive Director Group.......................          0             0
Non-Executive Officer Employee Group...............     83,559        13,699

- --------
(1) Market value of shares purchased less purchase price. Market value based on the fair market value of the Wavefront Common Stock on March 6, 1995, which was $15.88, as reported as the closing price on the Nasdaq National Market. Purchase price based on the information in note 2 below.

(2) Assumes that the offering period will end on May 31, 1995 and that the purchase price will be 85% of the fair market value of the Wavefront Common Stock on December 1, 1994, the first day of the offering period, which was $11.50 per share, as reported as the closing price on the Nasdaq National Market.

                                    EXPERTS

  The consolidated financial statements of SGI at June 30, 1994 and 1993, and for each of the three years in the period ended June 30, 1994, which have been incorporated by reference in this Proxy Statement/Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Wavefront at December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, included in this Proxy Statement/Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

  The consolidated financial statements of Alias at January 31, 1995 and 1994, and for each of the two years in the period ended January 31, 1995, which have been incorporated by reference in this Proxy Statement/Prospectus, have been audited by KPMG Peat Marwick Thorne, independent auditors, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Alias for the year ended January 31, 1993, which have been incorporated by reference in this Proxy Statement/Prospectus, have been audited by Deloitte & Touche, independent auditors, as set forth in their report incorporated by reference herein, and are included in reliance upon such report upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  The validity of the SGI Common Stock issuable pursuant to the Merger will be passed upon for SGI by Shearman & Sterling, San Francisco, California. Wilson, Sonsini, Goodrich & Rosati, P.C., Palo Alto, California is acting as counsel for Wavefront in connection with certain legal matters relating to the Merger and the transactions contemplated thereby.

                                 OTHER MATTERS

  The Wavefront Board does not intend to bring any matters before the meeting other than those specifically set forth in the notice of meeting and does not know of any matters to be brought before the meeting by others. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the judgment of the Wavefront Board.

                             SHAREHOLDER PROPOSALS

  The date by which shareholder proposals must have been received by Wavefront for inclusion in the proxy statement and the form of proxy for its 1995 Annual Meeting of Shareholders, if the Merger has not been consummated prior to the date the meeting is to be held, is August 1, 1995.

                         INDEX TO FINANCIAL STATEMENTS

                 WAVEFRONT TECHNOLOGIES, INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Public Accountants................................... F-2
Consolidated Balance Sheets, December 31, 1994 and 1993.................... F-3
Consolidated Statements of Operations, Years Ended December 31, 1994, 1993
 and 1992.................................................................. F-4
Consolidated Statements of Shareholders' Equity (Deficit), Years Ended
 December 31, 1994, 1993 and 1992.......................................... F-5
Consolidated Statements of Cash Flows, Years Ended December 31, 1994, 1993
 and 1992.................................................................. F-6
Notes to Consolidated Financial Statements................................. F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE BOARD OF DIRECTORS OF WAVEFRONT TECHNOLOGIES, INC.:

We have audited the accompanying consolidated balance sheets of WAVEFRONT TECHNOLOGIES, INC. (a California corporation) and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wavefront Technologies, Inc. and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Los Angeles, California
February 21, 1995

                 WAVEFRONT TECHNOLOGIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                          DECEMBER 31,
                                                     ------------------------
                                                        1994         1993
                                                     -----------  -----------
                       ASSETS
Current Assets:
  Cash and cash equivalents......................... $18,579,000  $ 5,596,000
  Short-term investments............................   1,747,000          --
  Accounts receivable, net of allowance for doubtful
   accounts of $413,000 and $344,000 at December 31,
   1994 and 1993 respectively.......................   6,520,000    5,803,000
  Employee and other receivables....................     569,000      585,000
  Inventories.......................................     119,000      121,000
  Prepaid expenses and other........................     880,000      538,000
                                                     -----------  -----------
Total current assets................................  28,414,000   12,643,000
                                                     -----------  -----------
Property and equipment, at cost:
  Equipment.........................................   6,500,000    5,474,000
  Office furniture and fixtures.....................     813,000      948,000
  Leasehold improvements............................     469,000      460,000
                                                     -----------  -----------
                                                       7,782,000    6,882,000
  Less--Accumulated depreciation and amortization...   5,899,000    5,309,000
                                                     -----------  -----------
                                                       1,883,000    1,573,000
                                                     -----------  -----------
Capitalized software development costs, net of
 accumulated amortization of $1,634,000 and
 $1,219,000 at December 31, 1994 and 1993
 respectively.......................................     630,000      779,000
                                                     -----------  -----------
Investment in joint venture.........................     832,000      761,000
                                                     -----------  -----------
Goodwill, net of accumulated amortization of
 $133,000 and $33,000 at
 December 31, 1994 and 1993 respectively............     867,000      967,000
                                                     -----------  -----------
Deposits and other assets...........................      90,000       89,000
                                                     -----------  -----------
Total assets........................................ $32,716,000  $16,812,000
                                                     ===========  ===========
   LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable.................................. $ 2,794,000  $ 3,266,000
  Accrued liabilities:
    Payroll related.................................   1,874,000    1,355,000
    Other...........................................   1,264,000    1,373,000
  Reserve for loss on abandonment of lease..........     600,000      600,000
  Unearned revenue..................................   3,524,000    3,621,000
  Income taxes payable..............................     262,000       13,000
  Current portion of long term debt.................   2,046,000      160,000
                                                     -----------  -----------
Total current liabilities...........................  12,364,000   10,388,000
                                                     -----------  -----------
Long term debt, net of current portion..............         --     2,884,000
                                                     -----------  -----------
Redeemable preferred stock, at redemption value,
 1,150,680 shares outstanding at December 31, 1993..         --     8,518,000
                                                     -----------  -----------
Shareholders' equity (deficit):
  Convertible preferred stock 5,417,631 shares
   authorized at December 31, 1994; 417,631 and
   774,486 issued and outstanding at December 31,
   1994 and 1993, respectively......................   2,467,000    3,800,000
  Common stock, no par value, 25,000,000 authorized,
   7,997,831 and 3,340,573 issued and outstanding at
   December 31, 1994 and December 31, 1993
   respectively.....................................  31,011,000    8,020,000
  Notes receivable from sale of common stock........         --       (15,000)
  Accumulated deficit............................... (12,970,000) (16,808,000)
  Cumulative foreign currency translation
   adjustments......................................    (156,000)      25,000
                                                     -----------  -----------
Total shareholders' equity (deficit)................  20,352,000   (4,978,000)
                                                     -----------  -----------
Total liabilities and shareholders' equity
 (deficit).......................................... $32,716,000  $16,812,000
                                                     ===========  ===========

   The accompanying notes are an integral part of these consolidated balance sheets.

                 WAVEFRONT TECHNOLOGIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                              YEARS ENDED DECEMBER 31,
                                         -------------------------------------
                                            1994         1993         1992
                                         -----------  -----------  -----------
Revenue:
  Product..............................  $21,186,000  $12,515,000  $ 9,890,000
  Maintenance and other revenue........    6,528,000    5,343,000    4,847,000
                                         -----------  -----------  -----------
                                          27,714,000   17,858,000   14,737,000
                                         -----------  -----------  -----------
Costs of Revenue:
  Cost of product revenue..............    3,594,000    2,083,000    1,739,000
  Cost of maintenance and other
   revenue.............................    1,094,000      796,000      738,000
                                         -----------  -----------  -----------
                                           4,688,000    2,879,000    2,477,000
                                         -----------  -----------  -----------
Gross profit...........................   23,026,000   14,979,000   12,260,000
                                         -----------  -----------  -----------
Expenses:
  Research and development.............    5,427,000    8,922,000    2,470,000
  Sales and marketing..................   11,282,000    7,283,000    6,542,000
  General and administrative...........    2,460,000    1,757,000    1,760,000
                                         -----------  -----------  -----------
                                          19,169,000   17,962,000   10,772,000
                                         -----------  -----------  -----------
Income (loss) from operations..........    3,857,000   (2,983,000)   1,488,000
                                         -----------  -----------  -----------
Other income (expense):
  Interest net.........................      202,000      112,000       44,000
  Other................................       70,000      (56,000)      68,000
                                         -----------  -----------  -----------
                                             272,000       56,000      112,000
                                         -----------  -----------  -----------
Income (loss) before provision for
 income taxes..........................    4,129,000   (2,927,000)   1,600,000
Provision for income taxes.............      291,000      100,000       43,000
                                         -----------  -----------  -----------
Net Income (loss)......................  $ 3,838,000  $(3,027,000) $ 1,557,000
                                         ===========  ===========  ===========
Net income (loss) used to compute
 earnings per common and common
 equivalent shares:
  Net income (loss) reported...........  $ 3,838,000  $(3,027,000) $ 1,557,000
  Preferred stock dividend and
   accretion...........................     (200,000)  (1,275,000)  (1,149,000)
                                         -----------  -----------  -----------
Net income (loss) applicable to common
 stock.................................  $ 3,638,000  $(4,302,000) $   408,000
                                                                   ===========
Pro forma adjustment to remove dividend
 and accretion on preferred stock
 assumed converted.....................          --     1,031,000
                                         -----------  -----------
Net income (loss) used to compute pro
 forma earnings per share..............  $ 3,638,000  $(3,271,000)
                                         ===========  ===========
Pro forma: Net income (loss per common
 and common equivalent shares giving
 effect for the conversion of Series C,
 D and 1-1 preferred stock upon
 completion of the initial public
 offering on June 9, 1994, as if
 converted on the first day of each
 period presented......................  $      0.52  $     (0.63)
                                         ===========  ===========
Weighted average number of common
 shares used to compute pro forma
 earnings per share....................    6,950,000    5,176,000
                                         ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                 WAVEFRONT TECHNOLOGIES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                               CONVERTIBLE                                  NOTES
                             PREFERRED STOCK                                 RE-
                           SERIES 1, C, AND D         COMMON STOCK        CEIVABLE                 CUMULATIVE
                               AUTHORIZED              AUTHORIZED         FROM SALE                  FOREIGN
                            5,417,631 SHARES        25,000,000 SHARES        OF                     CURRENCY
                          ----------------------  ----------------------   COMMON    ACCUMULATED   TRANSLATION
                            SHARES      AMOUNT     SHARES      AMOUNT       STOCK      DEFICIT     ADJUSTMENTS    TOTAL
                          ----------  ----------  ---------  -----------  ---------  ------------  ----------- -----------
Balance at December 31,
1991 (restated for stock
split)..................     774,486  $3,800,000  2,258,265  $ 5,560,000  $(117,000) $(15,338,000)  $(193,000) $(6,288,000)
 Options exercised......         --          --         438        2,000        --            --          --         2,000
 Reduction of notes
 receivable from sale of
 common stock under the
 Employee Restricted
 Stock Purchase Plan....         --          --         --           --      72,000           --          --        72,000
 Repurchase of common
 stock under the
 Employee Restricted
 Stock Purchase Plan....         --          --     (29,077)     (14,000)    14,000           --          --           --
 Conversion of common
 stock to redeemable
 preferred stock (Series
 A and B)...............         --          --     (50,000)    (580,000)       --            --          --      (580,000)
 Accreted mandatory
 redemption premium on
 preferred stock (Series
 A and B)...............         --          --         --      (763,000)       --            --          --      (763,000)
 Translation adjustment.         --          --         --           --         --            --      (22,000)     (22,000)
 Net income.............         --          --         --           --         --      1,557,000         --     1,557,000
                          ----------  ----------  ---------  -----------  ---------  ------------   ---------  -----------
Balance at December 31,
1992....................     774,486   3,800,000  2,179,626    4,205,000    (31,000)  (13,781,000)   (215,000)  (6,022,000)
                          ----------  ----------  ---------  -----------  ---------  ------------   ---------  -----------
 Common stock issued for
 services rendered......         --          --      10,114       51,000        --            --          --        51,000
 Common stock issued in
 connection with the
 purchase of TDI........         --          --     615,747    1,847,000        --            --          --     1,847,000
 Options exercised......         --          --      22,476       45,000        --            --          --        45,000
 Reduction of notes
 receivable from sale of
 common stock under the
 Employee Restricted
 Stock Purchase Plan....         --          --         --           --      15,000           --          --        15,000
 Repurchase of common
 stock under the
 Employee Restricted
 Stock Purchase Plan....         --          --        (527)      (1,000)     1,000           --          --           --
 Conversion of
 redeemable preferred
 stock (Series A and B)
 to common stock........         --          --     513,137    2,762,000        --            --          --     2,762,000
 Accreted mandatory
 redemption premium on
 preferred stock (Series
 A and B)...............         --          --         --      (889,000)       --            --          --      (889,000)
 Translation adjustment.                                                                              240,000      240,000
 Net loss...............         --          --         --           --         --     (3,027,000)        --    (3,027,000)
                          ----------  ----------  ---------  -----------  ---------  ------------   ---------  -----------
Balance at December 31,
1993....................     774,486   3,800,000  3,340,573    8,020,000    (15,000)  (16,808,000)     25,000   (4,978,000)
                          ----------  ----------  ---------  -----------  ---------  ------------   ---------  -----------
 December 31, 1993 share
 adjustment.............         --          --       2,183          --         --            --          --           --
 Options Exercised......         --          --      61,366      150,000        --            --          --       150,000
 Proceeds from the
 Initial Public
 Offering, net of
 expense................         --          --   2,075,000    9,996,000        --            --          --     9,996,000
 Proceeds from the
 Secondary Public
 Offering, net of
 expense................         --          --     725,000    6,166,000        --            --          --     6,166,000
 Accrued Dividends on 1-
 2 preferred stock......         --          --         --      (161,000)       --            --          --      (161,000)
 Accreted mandatory
 redemption premium on
 preferred stock (Series
 A and B)...............         --      117,000        --      (117,000)       --            --          --           --
 Antidilution provision
 adjustment on Series C
 and D preferred stock..     286,174         --         --           --         --            --          --           --
 Conversion of
 redeemable preferred
 stock (Series A and B)
 to Series 1-1 and 1-2..   1,150,680   5,507,000        --           --         --            --          --     5,507,000
 Conversion of preferred
 stock (Series C, D and
 1-1, 1-2) to common
 stock..................  (1,793,709) (6,957,000) 1,793,709    6,957,000        --            --          --           --
 Reduction of note
 receivable from the
 sale of common stock
 under the Employee
 Restricted Stock
 Purchase Plan..........         --          --         --           --      15,000           --          --        15,000
 Translation adjustment.         --          --         --           --         --            --     (181,000)    (181,000)
 Net income.............         --          --         --           --         --      3,838,000         --     3,838,000
                          ----------  ----------  ---------  -----------  ---------  ------------   ---------  -----------
Balance at December 31,
1994....................     417,631  $2,467,000  7,997,831  $31,011,000  $     --   $(12,970,000)  $(156,000) $20,352,000
                          ==========  ==========  =========  ===========  =========  ============   =========  ===========

   The accompanying notes are an integral part of these financial statements.

                  WAVEFRONT TECHNOLOGIES INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                YEARS ENDED DECEMBER 31,
                                           ------------------------------------
                                              1994         1993         1992
                                           -----------  -----------  ----------
Cash flows from operating activities:
  Net income (loss)......................  $ 3,838,000  $(3,027,000) $1,557,000
  Adjustments to reconcile net income
   (loss) to net cash provided by
   operating activities:
    Depreciation and amortization ex-
     pense...............................    1,668,000    1,621,000   1,533,000
    Research and development related to
     TDI acquisition.....................          --     5,242,000         --
    Minority interest in (gain) loss of
     joint venture.......................      (71,000)     (34,000)    (48,000)
    (Gain) loss on retirement of property
     and equipment ......................      (27,000)     191,000     (25,000)
    Other................................      351,000       15,000      72,000
    Common stock issued for service......          --        51,000         --
    Decrease (increase) in:
      Accounts receivable, net...........     (715,000)  (1,907,000)    495,000
      Employee and other receivables.....       16,000     (415,000)    170,000
      Inventories........................        2,000      411,000     (56,000)
      Prepaid expenses, deposits and
       other assets......................     (343,000)     317,000      65,000
    Increase (decrease) in:
      Accounts payable...................     (472,000)   1,857,000     (79,000)
      Accrued liabilities................      235,000   (1,806,000)   (986,000)
      Unearned revenue...................      (83,000)     324,000      47,000
      Income taxes payable...............      249,000       (4,000)     15,000
                                           -----------  -----------  ----------
Net cash provided by operating activi-
 ties....................................    4,648,000    2,836,000   2,760,000
                                           -----------  -----------  ----------
Cash flows from investing activities:
  Purchases of short-term investments....   (1,747,000)         --          --
  Purchases of property and equipment....   (1,681,000)  (1,053,000)   (195,000)
  Capitalized software development costs.     (266,000)    (683,000)   (481,000)
  Proceeds from the sale of property &
   equipment.............................      243,000          --          --
  Cash outlay for acquisition, net of
   cash acquired.........................          --      (705,000)        --
                                           -----------  -----------  ----------
Net cash used in investing activities....   (3,451,000)  (2,441,000)   (676,000)
                                           -----------  -----------  ----------
Cash flows from financing activities:
  Proceeds from sale of stock in public
   offerings, net of expenses............   16,162,000          --          --
  Options exercised......................      150,000       45,000       2,000
  Repayments of long-term debt...........   (4,345,000)         --          --
                                           -----------  -----------  ----------
Net cash provided by financing activi-
 ties....................................   11,967,000       45,000       2,000
                                           -----------  -----------  ----------
Effect of exchange rate changes on cash..     (181,000)     240,000     (22,000)
                                           -----------  -----------  ----------
Increase in cash and cash equivalents....   12,983,000      680,000   2,064,000
Cash and cash equivalents at beginning of
 period..................................    5,596,000    4,916,000   2,852,000
                                           -----------  -----------  ----------
Cash and cash equivalents at end of peri-
 od......................................  $18,579,000  $ 5,596,000  $4,916,000
                                           ===========  ===========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                 WAVEFRONT TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1994

1. LINE OF BUSINESS

  Wavefront Technologies, Inc. (the Company) develops, markets and supports workstation-based animation software that allows the user to create computer generated imagery to communicate, educate and entertain. Customers use the software to create, among other things, visual images for movies, television, video games, and to illustrate engineering and scientific phenomena. On February 6, 1994 the Company signed a definitive merger agreement with Silicon Graphics, Inc. (see Note 16).

  Similar to most companies in this line of business, the Company's products are subject to rapid technological change. The Company's revenue over the past three years has increasingly been derived from the sale and maintenance of software products that operate on workstations made by Silicon Graphics, Inc. which accounted for almost all revenue in 1994.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Consolidation

  The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated.

 Revenue Recognition

  The Company recognizes revenues related to software licenses and software maintenance in compliance with the American Institute of Certified Public Accountants (AICPA) Statement of Position No. 91-1 "Software Revenue Recognition." Product revenue is recorded at the time of shipment provided that no significant vendor and post-contract support obligations remain outstanding and collection of the resulting receivable is deemed probable of collection by management. Any insignificant post-contract support obligations are accrued for at the time of the sale. Maintenance and support service revenues are recognized on a straight-line basis over the life of the maintenance or support services agreement, twelve months generally. Contract revenues under development agreements to modify the Company's software are recognized using the percentage-of-completion method as work is performed.

 Cash and Cash Equivalents

  Cash and cash equivalents consist of cash on hand and cash invested in high quality money market instruments with original maturities of ninety days or less.

 Short Term Investments

Short-term investments consist primarily of commercial paper with original maturities of greater than ninety days.

 Property and Equipment

  Property and equipment are depreciated or amortized using the straight-line method over their estimated useful lives (three to five years) or the life of the lease.

 Software Development Costs

  Under the provisions of Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," the Company is required to capitalize

                 WAVEFRONT TECHNOLOGIES, INC. AND SUBSIDIARIES software development costs where "technological feasibility" of the product has been established and future revenues assure recovery of the capitalized amounts.

  The ongoing assessment of recoverability of capitalized software development costs requires considerable judgment of management with respect to certain external factors, including, but not limited to, technological feasibility and obsolescence, anticipated future gross revenues, estimated economic life, changes in software and hardware technology, and patent and trademark law and litigation.

  Amortization of capitalized software development costs is provided over an economic life of 24-36 months. Amortization expense was $415,000, $543,000 and $488,000 for the years ended December 31, 1994, 1993 and 1992, respectively. Amortization includes adjustments to the carrying value for changes in the net realizable values. Any decreases in value are charged to operations when the decrease is first identified.

 Goodwill

  Goodwill, which resulted from the acquisition of TDI, is being amortized on a straight line basis over a ten year life. Subsequent to any acquisition, the Company periodically evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of the related business segment's undiscounted net income over the remaining life of the goodwill in measuring whether the goodwill is recoverable.

 Foreign Currency Translation

  The accounts of the Company's foreign subsidiaries and branches have been translated according to the provisions of the Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Gains or losses resulting from translation of the foreign financial statements are included in shareholders' equity. Any gains or losses resulting from foreign currency transactions (which are immaterial) are reflected in the consolidated statements of operations in the period in which they occur.

 Interest, Net

  Interest income earned on cash and cash equivalents and short-term investments is classified in the consolidated statements of operations net of interest expense. Interest income for the years-ended December 31, 1994, 1993 and 1992 were $357,000, $133,000 and $74,000, respectively.

 Net Income (Loss) Per Common Share

  Net income (loss) per common share for the years ended December 31, 1994, 1993 and 1992 is based on the weighted average number of common shares outstanding. For all periods presented, per share information was computed pursuant to the rules of the Securities and Exchange Commission (SEC), which require that common stock issued by the Company during the twelve months immediately preceding the Company's initial public offering plus the number of common shares issuable pursuant to the grant of options issued during the same period, be included in the calculation of the shares outstanding using the treasury stock method. The outstanding preferred shares are not common stock equivalents and the effect of the other stock options, which are common stock equivalents, are not included because they would be anti-dilutive or are immaterial. Income (loss) used to compute earnings per share has been adjusted for the cumulative dividends applicable to preferred shares.

                 WAVEFRONT TECHNOLOGIES, INC. AND SUBSIDIARIES

  Earnings per share for the years ended December 31, 1994 and 1993 has been computed on a pro forma basis, giving effect to the conversion of Series C, D, 1-1 and 40,323 shares of Series 1-2 preferred stock at the beginning of the period. Historical earnings per share are not presented for all periods since such amounts are not meaningful in light of the conversions of Series C, D, 1-1 and 40,323 shares of Series 1-2 preferred stock (see Note 4).

  Primary and fully dilutive earnings per share are the same for all periods presented.

 Stock Split

  In March 1994, the board of directors approved a one for four common and preferred stock split. The share information in the accompanying financial statements has been retroactively restated to reflect the split.

3. ACQUISITION

  On September 30, 1993, the Company acquired all of the outstanding stock of a French corporation, Thomson Digital Image (TDI). TDI was jointly owned by Thomson SA and IBM and was involved in research and development related to computer graphics imaging software. The consideration consisted of approximately $1,000,000 in cash, 615,747 shares of the Company's common stock and a note for $1,500,000. The transaction was accounted for under the purchase method of accounting. The accompanying consolidated statement of operations for the year ended December 31, 1993, includes the results of the business acquired on September 30, 1993.

  The excess of the cost of the acquisition over the estimated fair value of tangible assets and liabilities assumed at the date of acquisition has been allocated as follows:

   Capitalizable software development costs......................... $  500,000
   Goodwill.........................................................  1,000,000
   Purchased research and development in process....................  5,242,000
                                                                     ----------
                                                                     $6,742,000
                                                                     ==========

  Prior to acquiring TDI, the Company completed an extensive review of TDI which included a review of its existing products, research and development in process (projects that had not reached technological feasibility), customers, sales channels, sales personnel and financial and other matters in order to determine fair market value. TDI was acquired for the research in process, and was not acquired for its earnings, cash flow or net worth. The amount allocated to intangibles represents an amount for the established brand name "EXPLORE", a network of distributors to sell post-acquisition releases of software, and software that was considered outdated and required significant enhancements and revisions. Although the Company believed that the acquisition would enhance its access to markets and customers, TDI's research and development in process were the primary reason for the acquisition.

  At the date of the acquisition, TDI was in the third year of a program to significantly revise its product offerings with the major focus being an almost complete revision to the EXPLORE product which was originally released in 1992. TDI had two significant projects in process. The first was an enhanced version of the EXPLORE product that was intended to extend the life of the product until a major revision could be completed. The Company's due diligence revealed that the EXPLORE product in its current state needed significant enhancements to become competitive. The Company believed it would be able to complete the product with its own existing technology and expertise. The first project did not reach technological feasibility until the fourth quarter of 1993, after the acquisition had closed. The second project, which was much bigger

                 WAVEFRONT TECHNOLOGIES, INC. AND SUBSIDIARIES and more time intensive, was a major revision of EXPLORE which reached full technological feasibility in July 1994.

  The Company's technical staff placed a value of approximately $5.2 million on the projects in process, which was derived based on costs TDI incurred directly on the two projects. The Company believes that the allocations are reasonable, fair and supported by the facts.

  Pro forma revenues, net income (loss) and net income (loss) per share of the Company for the years ended December 31, 1993 and 1992 are presented as though the TDI acquisition took place on January 1, 1992. The pro forma results do not reflect any changes in operations which may occur as a result of the acquisition and do not actually indicate the results that would be achieved for an entire year. The pro forma results include the amortization of capitalized software development costs and goodwill and additional interest expense related to the note issued.

                                                        PRO FORMA YEAR ENDED
                                                            DECEMBER 31,
                                                       ------------------------
                                                          1993         1992
                                                       -----------  -----------
                                                             (UNAUDITED)
   Revenues........................................... $25,962,000  $27,155,000
   Net loss...........................................  (1,043,000)  (7,489,000)
   Net loss per share................................. $     (0.18) $     (2.08)

4. EQUITY TRANSACTIONS

 Preferred Stock and Redeemable Preferred Stock

  The rights, restrictions and preferences of the Series A, B, C and D preferred shares are as follows:

  . Each Series A, B, C and D preferred share is convertible, at the option of the shareholder, into one share of common stock, subject to adjustments for events of certain dilutive transactions, as defined.

  . In the event of liquidation or merger, the Series A, B, C and D preferred shareholders are entitled to receive $4.00, $6.00, $7.00 and $2.54 per share, respectively, plus any declared and unpaid dividends prior to any distribution to holders of common shares.

  . Each share of Series A, B, C and D preferred stock is entitled to annual dividends of $.32, $.48, $.56 and $.40 per share, respectively, payable if and when declared. Such dividends are cumulative and are in preference to dividends on common shares. No cash dividends can be paid on the common shares unless an equal dividend (in addition to the preferential dividend) has first been paid on the preferred shares.

  . Each Series A, B, C and D preferred share has voting rights equal to the number of common shares into which it is convertible. In addition, as long as at least 281,250 shares of Series A or 281,250 shares of Series B preferred stock are outstanding, the respective shareholders shall vote as a separate class, each to elect a single director to the board of directors.

  . Without the approval of the holders of 50 percent of the combined outstanding Series A, B, C and D preferred shares, the Company cannot, among other things, alter the preferences of the preferred stock, create any class or series of stock having rights, preferences or privileges superior to or in parity with the preferred shares or merge into, consolidate with or sell substantially all of its assets to another corporation.

  The Articles of Incorporation provided for various redemption privileges and premiums for the Series A and B redeemable preferred stock. In November 1993, holders of 93,970 and 419,167 shares of Series A and

                 WAVEFRONT TECHNOLOGIES, INC. AND SUBSIDIARIES

B redeemable preferred stock exchanged their shares for 513,137 shares of common stock and non-interest bearing notes of $1,727,000 due in September 1995 (see Note 5). In February 1994, holders of 692,726 and 457,954 shares of Series A and B redeemable preferred stock (all remaning shares outstanding) exchanged their shares for a new class of preferred shares (Series 1-1 and 1-2, respectively) on a one for one ratio and received notes bearing interest at 5 percent totaling $3,193,000 due in September 1995.

  The Company has accounted for its redeemable preferred stock (Series A and B) by accreting redemption premiums over the term outstanding and recording any notes issued at their discounted present value (see Note 5).

  The amount reflected in the accompanying consolidated balance sheet at December 31, 1993 as redeemable preferred stock represents the Series A and B shares exchanged in February and March 1994 for new classes of preferred stock Series 1-1 and 1-2.

  The Series 1-1 and 1-2 shares issued in February and March 1994 have no redemption rights and have the same liquidation preferences as the related Series A and B shares. All preferred shares automatically convert to common stock in the event of an initial public offering with a per share price and net proceeds over certain thresholds.

  In connection with the Company's initial and secondary public offerings, the Series C, D, and 1-1 preferred stock of the Company were converted into 1,753,386 shares of common stock and 40,323 of Series 1-2 preferred stock converted to 40,323 shares of common stock (taking into account anti-dilution provisions affecting the conversion rate of certain shares of preferred stock under the Company's articles of incorporation). As of December 31, 1994, 417,631 shares of 1-2 preferred stock remained outstanding. In January 1995, the remaining 417,631 shares of Series 1-2 preferred stock converted to 417,631 shares of common stock.

  The authorized shares of preferred stock was increased to 5,417,631 upon the completion of the initial public offering.

 Common Stock

  On June 9, 1994, the Company completed an initial public offering of 2,075,000 newly issued shares of common stock, the net proceeds of which was approximately $10.0 million.

  On December 5, 1994, the Company completed a secondary public offering of 725,000 newly issued shares of common stock, the net proceeds of which were approximately $6.2 million.

 Employee Restricted Stock Purchase Plan

  Under the terms of the Company's Employee Restricted Stock Purchase Plan (the "Restricted Plan"), shares of the Company's common stock are issued to employees, directors, independent contractors and consultants in exchange for promissory notes or cash. The notes bear interest at 9 percent per annum, with four equal annual maturities, commencing one year after an employee's hire date. The issuance price is based on the fair value of the common stock as determined by the board of directors at the date of issuance. Ownership rights vest over a four-year period. Under the Restricted Plan, the Company has the right to repurchase unvested shares at the original issuance price. As of December 31, 1994, the Company has sold approximately 1,408,398 shares, net of repurchases, under the Restricted Plan, of which approximately 1,600 shares were subject to repurchase.

  The Company has approximately 197,602 shares available for future issuance under the Restricted Plan as of December 31, 1994.

                 WAVEFRONT TECHNOLOGIES, INC. AND SUBSIDIARIES

5. DEBT

 Long Term Debt

  Long Term debt consists of the following:

                                                           DECEMBER 31,
                                                      -----------------------
                                                         1994         1993
                                                      -----------  ----------
   Discounted (at 6 1/2 percent) present value of
    non-interest bearing notes issued to former
    holders of series A and B preferred stock, due
    September 1995..................................  $   867,000  $1,559,000
   Convertible note issued in connection with acqui-
    sition of TDI, quarterly payments are due based
    on revenue from certain products, through Sep-
    tember 30, 1995, bearing interest at 5 percent..    1,179,000   1,417,000
   Other............................................          --       68,000
                                                      -----------  ----------
                                                        2,046,000   3,044,000
   Current portion..................................   (2,046,000)   (160,000)
                                                      -----------  ----------
                                                      $       --   $2,884,000
                                                      ===========  ==========

  Notes payable to the former Series A and B preferred shareholders are secured by all tangible and intangible personal property of the Company. Upon completion of the initial public offering, approximately $3,820,000 of the proceeds were used to retire discounted notes payable issued to certain holders of Series A and B preferred stock, who converted their shares of Series A and B preferred stock into either common stock or Series 1-1 or 1-2 preferred stock (the "Former Series A and B Holders").

  The note to Thomson SA is convertible into Common Stock at a rate of $10.00 per share on September 30, 1995 or payable on that date at the option of Thomson SA.

 Credit Facilities

  In July 1994, the Company entered into a credit agreement with Wells Fargo Bank National Association, which allows the Company to borrow up to $1,000,000 under a line of credit for general working capital purposes bearing interest at 0.5% over the prime rate and up to $750,000 under a term commitment loan for the purchase of equipment bearing interest at 0.75% over the prime rate. If the Company borrows under the term commitment loan and meets certain conditions, the commitment will convert into a three-year term loan whereby payments will be made in 36 installments. As of December 31, 1994, no amounts are outstanding under these credit facilities. In addition, the Credit Agreement provides the Company with a foreign exchange facility to enter into foreign exchange con-tracts in amounts not to exceed an aggregate of $2,000,000. The Credit Agree-ment expires on June 1, 1995.

  During 1994, the Company implemented a foreign exchange policy whereby the Company enters into forward exchange contracts to hedge foreign currency transactions on a continuing basis for periods consistent with its committed exposures. Gains and losses on these positions are deferred and included in the basis of the transaction when it is completed. As a matter of policy, the Company does not hedge to protect the translated results of foreign operations or other economic exposures for which speculative accounting treatment of the hedging instruments would be required, nor does it engage in currency speculation. As of December 31, 1994, the Company had approximately $1,185,000 (which approximates fair market value) of outstanding foreign exchange contracts in which foreign currencies were purchased to hedge liabilities. The forward exchange contracts have varying maturities with none exceeding twelve months. The Company

                 WAVEFRONT TECHNOLOGIES, INC. AND SUBSIDIARIES makes net settlements for foreign exchange contracts at maturity, based on rates agreed to at inception of the contracts. As of December 31, 1993, the Company did not have any foreign exchange contracts.

6. 1990 STOCK OPTION PLAN

  The Company established a stock option plan ("Plan") for which it authorized the issuance of up to 1,300,000 shares of common stock. Under the Plan options are granted to certain employees, directors, independent contractors and consultants with an exercise price equal to fair market value, as determined by the board of directors at date of grant. The options generally vest over four years but must be exercised within 10 years from the date of the grant.

  A summary of activity under the Plan is as follows:

                                                       COMMON   OPTION PRICE PER
                                                       SHARES        SHARE
                                                      --------  ----------------
Outstanding at December 31, 1991.....................  363,826   $1.40 -$11.60
                                                      --------   -------------
  Granted............................................   59,625     2.00 - 4.00
  Exercised..........................................     (438)           4.00
  Canceled........................................... (185,433)   2.00 - 11.60
                                                      --------   -------------
Outstanding at December 31, 1992.....................  237,580    1.40 - 11.60
                                                      --------   -------------
  Granted............................................  574,937     2.00 - 5.00
  Exercised..........................................  (22,476)           2.00
  Canceled...........................................  (36,396)   1.40 - 11.60
                                                      --------   -------------
Outstanding at December 31, 1993.....................  753,645    2.00 - 11.60
                                                      --------   -------------
  Granted............................................  231,500    6.00 - 13.00
  Exercised..........................................  (61,366)    2.00 - 5.00
  Canceled...........................................  (10,222)    2.00 - 7.00
                                                      --------   -------------
Outstanding at December 31, 1994.....................  913,557   $2.00 -$13.00
                                                      ========   =============

7. JOINT VENTURE AND STOCK SALE

  In 1990, the Company entered into several agreements with a Japanese corporation which are summarized below.

 Joint Venture

  In November 1990, the Company entered into a joint venture agreement to manage the distribution of the Company's products in Japan. The Company invested 98 million Japanese yen (approximately $739,000) for a 49 percent ownership interest in the joint venture. Accordingly, this investment has been accounted for using the equity method of accounting. Sales to the joint venture were $1,012,000 $698,000 and $843,000,during 1994, 1993 and 1992, respectively.
Included in trade receivables from joint venture at December 31, 1993 and 1994 is $88,000 and $360,000 respectively. The Company's share of the earnings
(loss) of the venture, which were not material, are included in other income (expense) in the accompanying financial statements.

                 WAVEFRONT TECHNOLOGIES, INC. AND SUBSIDIARIES

 Stock Agreement

  In November 1990, the Japanese corporation obtained a 16.7 percent ownership interest in the Company through a combination of purchases of Company shares (437,500 shares) and selling shareholders (333,313 shares) for $11.60 per common share.

 Distributorship Agreement

  In September 1990, the Company entered into an exclusive distributorship agreement for certain of the Company's products in Japan. The agreement expired at the end of fiscal 1993. Approximately $0, $547,000 and $814,000 were recognized as royalty revenue during 1994, 1993 and 1992, respectively. There were no trade receivables due from the distributor at December 31, 1994 and 1993.

8. COMMITMENTS

 Leases

  As of December 31, 1994, the Company has the following minimum lease payments under operating leases for its headquarters, certain sales offices and other locations:

   Year ending December 31:
     1995............................................................ $1,017,000
     1996............................................................    928,000
     1997............................................................    384,000
     1998............................................................     91,000
     1999............................................................     72,000
     Thereafter......................................................    515,000
                                                                      ----------
                                                                      $3,007,000
                                                                      ==========

  Rent expense for the years ended December 31, 1994, 1993 and 1992 was approximately $1,182,000, $861,000 and $844,000 respectively.

  Included in the above minimum commitments is approximately $720,000 for a facility leased by TDI in the United Kingdom. With other charges and taxes the maximum commitment could approximate $1,000,000. The Company has abandoned this facility and currently is involved in ongoing discussions to negotiate a settlement and release from the lease. On September 30, 1993, a provision of $600,000 was recorded by TDI for potential losses related to this lease abandonment. The liability was assumed by Wavefront and recorded on Wavefront's balance sheet in connection with the acquisition. The reserve booked to the financial statements is based on the present value of the remaining liability on the lease at a discount rate of approximately 3 percent which approximates the U.S. treasury bill rate at the date of assumption. Management believes that it is probable that they will be able to negotiate a discounted settlement with the landlord and that the $600,000 reserve is adequate.

 Royalty Agreements

  The Company has entered into agreements to pay royalties for use of certain products. For the years ended December 31, 1994, 1993 and 1992 royalty expense was approximately $606,000, $208,000 and $235,000 respectively.

                 WAVEFRONT TECHNOLOGIES, INC. AND SUBSIDIARIES

 Employment Contracts

  Employment agreements with certain officers provide that upon a change in control, one-third of the unvested stock options held by each officer will accelerate and the officer shall have the right to exercise all or a portion of such stock options so vested. If the officer remains in the Company's employ for six months after the change in control, an additional one-third of the unvested portion of any stock options held by the officer will accelerate. The agreements also provide for certain severance arrangements if terminated involuntarily and all remaining unvested stock options held by the officer will automatically accelerate (subject to certain limitations). Each employment agreement terminates upon the earlier of the date that all obligations of the parties under such employment agreement have been satisfied, or 18 months after a change in control.

9. RELATED-PARTY TRANSACTIONS

  Included in employee and other receivables at December 31, 1994 and 1993, is approximately $59,000 and $55,000 respectively of a note receivable from an officer. The note bears interest at 9 percent per annum.

10. INCOME TAXES

  The company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes", under which deferred tax assets and liabilities are provided on differences between financial reporting and taxable income using the enacted tax rates. Prior to adoption of this new statement, income taxes were computed in accordance with Accounting Principles Board Opinion No. 11.

                 WAVEFRONT TECHNOLOGIES, INC. AND SUBSIDIARIES

  The provision for income taxes differed from the effective U.S. Federal tax rates calculated as follows:

                                                      DECEMBER 31,
                                                -----------------------------
                                                  1994       1993      1992
                                                --------   --------   -------
   Federal statutory tax rate.................      34.0 %     34.0 %    34.0 %
   State income taxes, net of federal tax ben-
    efit......................................       5.9        --        --
   Utilization of net operating loss..........     (37.5)       --      (34.0)
   Loss not benefited due to realization......       3.7      (34.0)      --
   Federal alternative minimum tax............       --         2.0       2.7
   Foreign Taxes..............................       0.9
   Other......................................       --         1.4       --
                                                --------   --------   -------
   Effective tax rate.........................       7.0 %      3.4 %     2.7 %
                                                ========   ========   =======
   The provision for income taxes consists of
    Current
     Federal..................................  $151,000    $35,000   $40,000
     State....................................   101,000     65,000     3,000
     Foreign..................................    39,000        --        --
                                                --------   --------   -------
                                                $291,000   $100,000   $43,000
                                                ========   ========   =======

  Under SFAS 109, deferred tax assets may be recognized for temporary differences that will result in deductible amounts in future periods. A valuation allowance is recognized if on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

  There is no assurance that the Company will continue to be profitable in future periods, therefore, a valuation allowance has been recognized for the full amount of the deferred tax asset at each period.

                               DECEMBER 31, DECEMBER 31, DECEMBER 31,
                                   1994         1993         1992
                               ------------ ------------ ------------
   Depreciation and amortiza-
    tion.....................   $  494,000   $  596,000   $  522,000
   Restructuring Reserve.....          --        21,000      155,000
   Capitalization of software
    costs....................      529,000        8,000      (79,000)
   Capitalized Research and
    Development..............      266,000      775,000      736,000
   Allowance for doubtful ac-
    counts...................       62,000       45,000      119,000
   Net operating loss
    carryforwards............      483,000    1,932,000    2,751,000
   Tax credits...............      977,000      595,000      608,000
   Other, net................      201,000      258,000      133,000
                                ----------   ----------   ----------
                                 3,012,000    4,230,000    4,945,000
   Valuation allowance.......   (3,012,000)  (4,230,000)  (4,945,000)
                                ----------   ----------   ----------
     Total deferred tax as-
      set....................   $      --    $      --    $      --
                                ==========   ==========   ==========

  The Company has available approximately $1,300,000 of federal net operating loss carryforwards that expire at various dates through 2006. The Tax Reform Act of 1986 contains provisions which limit the federal net operating loss carryforwards available that can be used in any given year in the event of certain occurrences, which include significant ownership changes.

11. SUPPLEMENTAL CASH FLOW INFORMATION

  The Company considers highly liquid investments with original maturities of 90 days or less to be cash equivalents for the purpose of the statements of cash flows.

                 WAVEFRONT TECHNOLOGIES, INC. AND SUBSIDIARIES

  The Company repurchased common stock, from employees for notes receivable of $15,000, $1,000 and $14,000 in 1994, 1993 and 1992, respectively. Mandatory redemption premiums of $117,000, $889,000 and $763,000 were accreted for preferred stock in 1994, 1993 and 1992, respectively. During 1993, the Company converted 513,137 shares of redeemable preferred stock into 513,137 shares of common stock and $1,727,000 of notes payable. The Company converted $580,000 of common stock (50,000 shares) into redeemable preferred stock during 1992. These noncash transactions have been excluded from the statements of cash flows.

  During 1994 the Company converted $3,011,000 of amounts due to preferred stockholders into notes payable to the holders of preferred stock, $5,507,000 of redeemable preferred stock into Convertible Series 1-1 and 1-2 preferred stock and $6,957,000 of preferred stock converted into common stock upon completion of the public offerings during 1994. These noncash transactions have been excluded from the statements of cash flows.

  The Company has paid taxes of $95,000, $71,000 and $28,000 for the years ended December 31, 1994, 1993 and 1992, respectively.

  The Company paid approximately $102,000, $19,000 and $0 in interest for the years ended December 31, 1994, 1993 and 1992, respectively.

12. PROFIT SHARING PLAN

  Effective November 1990, the Company adopted and implemented a 401(k) Profit Sharing Plan which allows employees to contribute part of their compensation to the Profit Sharing Plan, on a pre-tax basis. The Company is under no obligation to contribute to the Plan. For the years ended December 31, 1994, 1993 and 1992, the Company made contributions of $63,000, $42,000 and $0 respectively to the plan.

13. EMPLOYEE STOCK PURCHASE PLAN

  In October 1994, the board of directors approved the Employee Stock Purchase Plan (the Purchase Plan). Under the Purchase Plan, 200,000 shares of common stock are reserved for issuance upon exercise of purchase rights granted. Under the Purchase Plan, the employee is given the right to purchase shares at 85 percent of the lesser of fair market value of the stock on the first day or last day of a six month period. There have been no shares issued under this Purchase Plan as of December 31, 1994. The Purchase Plan will terminate in October 2004, unless ended sooner by the board of directors.

14. ALLOWANCE FOR DOUBTFUL ACCOUNTS

  The allowance for doubtful accounts for the fiscal years ending December 31, is as follows:

                                                  1994       1993       1992
                                                ---------  ---------  ---------
   Balance, beginning of period................ $ 344,000  $ 526,000  $ 684,000
     Provision for allowance...................   458,000    131,000    138,000
     Write-off of accounts receivable..........  (389,000)  (313,000)  (296,000)
                                                ---------  ---------  ---------
   Balance, end of period...................... $ 413,000  $ 344,000  $ 526,000
                                                =========  =========  =========

                 WAVEFRONT TECHNOLOGIES, INC. AND SUBSIDIARIES

15. SEGMENTS AND FOREIGN OPERATIONS

  The Company and its subsidiaries operate in one business segment--develops, markets and supports workstation-based animation software. The Company has foreign operations in Canada and Europe. Financial data by geographic area are presented below (in thousands):

                                                       ADJUSTMENTS
                              UNITED*                      AND
                              STATES   CANADA EUROPE   ELIMINATIONS CONSOLIDATED
                              -------  ------ -------  ------------ ------------
DECEMBER 31, 1992
Revenues:
  Customers.................. $11,285  $  --  $ 3,452    $    --      $14,737
  Intercompany...............   1,482     --      --       (1,482)        --
                              -------  ------ -------    --------     -------
Total revenues............... $12,767  $  --  $ 3,452    $ (1,482)     14,737
                              =======  ====== =======    ========     =======
Operating income (loss)...... $ 2,260  $   28 $  (800)   $    --      $ 1,488
                              =======  ====== =======    ========     =======
Identifiable assets.......... $14,775  $1,180 $ 1,659    $ (7,165)    $10,449
                              =======  ====== =======    ========     =======
DECEMBER 31, 1993
Revenues:
  Customers.................. $11,377  $  --  $ 6,481    $    --      $17,858
  Intercompany...............   2,250     --      511      (2,761)        --
                              -------  ------ -------    --------     -------
Total revenues............... $13,627  $  --  $ 6,992    $ (2,761)    $17,858
                              =======  ====== =======    ========     =======
Operating income (loss)...... $(2,869) $   25 $  (139)   $    --      $(2,983)
                              =======  ====== =======    ========     =======
Identifiable assets.......... $16,843  $1,654 $ 9,888    $(11,573)    $16,812
                              =======  ====== =======    ========     =======
DECEMBER 31, 1994
Revenues:
  Customers.................. $15,812     --  $11,902    $    --      $27,714
  Intercompany...............   4,130     --    3,284      (7,414)        --
                              -------  ------ -------    --------     -------
Total revenues............... $19,942     --  $15,186    $ (7,414)    $27,714
                              =======  ====== =======    ========     =======
Operating income............. $ 2,721  $   26 $ 1,110    $    --      $ 3,857
                              =======  ====== =======    ========     =======
Identifiable assets.......... $36,375  $2,210 $11,206    $(17,075)    $32,716
                              =======  ====== =======    ========     =======

- --------
* The revenues from Customers in the United States include $1,744,000 for 1992, $2,233,000 for 1993 and $4,650,000 for 1994 for Asia-Pacific and Latin America. There are no Intercompany revenues for Asia-Pacific or Latin America in any of these years.

  Adjustments and eliminations represent the elimination of intercompany investments, advances, interest charges and profit on transfers.

16. SUBSEQUENT EVENTS

  On February 7, 1995 the Company and Silicon Graphics, Inc. announced that they had entered into a definitive merger agreement. The merger is contemplated to be accounted for as a pooling of interests. Shareholders of the Company will receive 0.49 shares of Silicon Graphics common stock for each issued and outstanding share of the Company's common stock. Concurrently, Silicon Graphics, Inc. also announced that it had entered into a definitive acquisition agreement with Alias Research, Inc. The completion of each transaction is subject to customary conditions, including shareholder approval and clearance by governmental agencies. These transactions are expected to close by June 1995.

                                                                         ANNEX A


                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                            SILICON GRAPHICS, INC.,

                           S ACQUISITION CORPORATION

                                      AND

                          WAVEFRONT TECHNOLOGIES, INC.


                          DATED AS OF FEBRUARY 6, 1995

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                   ARTICLE I

                                  The Mergers

 Section 1.01. The Mergers................................................    1
 Section 1.02. Effective Time.............................................    2
 Section 1.03. Effect of the Merger.......................................    2
 Section 1.04. Articles of Incorporation; By-Laws.........................    2
 Section 1.05. Directors and Officers.....................................    2
 Section 1.06. Effect on Capital Stock....................................    2
 Section 1.07. Exchange of Certificates...................................    3
 Section 1.08. Stock Transfer Books.......................................    4
 Section 1.09. Dissenting Shares..........................................    4
 Section 1.10. No Further Ownership Rights in Company Common Stock........    5
 Section 1.11. Lost, Stolen or Destroyed Certificates.....................    5
 Section 1.12. Tax and Accounting Consequences............................    5
 Section 1.13. Taking of Necessary Action; Further Action.................    5
 Section 1.14. Material Adverse Effect....................................    5

                                   ARTICLE II

                 Representations and Warranties of the Company

 Section 2.01. Organization and Qualification; Subsidiaries...............    6
 Section 2.02. Articles of Incorporation and By-Laws......................    6
 Section 2.03. Capitalization.............................................    6
 Section 2.04. Authority Relative to this Agreement.......................    7
 Section 2.05. No Conflict; Required Filings and Consents.................    7
 Section 2.06. Compliance; Permits........................................    8
 Section 2.07. SEC Filings; Financial Statements..........................    8
 Section 2.08. Absence of Certain Changes or Events.......................    9
 Section 2.09. No Undisclosed Liabilities.................................    9
 Section 2.10. Absence of Litigation......................................    9
 Section 2.11. Employee Benefit Plans; Employment Agreements..............    9
 Section 2.12. Labor Matters..............................................   11
 Section 2.13. Registration Statement; Proxy Statement....................   11
 Section 2.14. Restrictions on Business Activities........................   11
 Section 2.15. Title to Property..........................................   11
 Section 2.16. Taxes......................................................   12
 Section 2.17. Environmental Matters......................................   13
 Section 2.18. Brokers....................................................   14
 Section 2.19. Full Disclosure............................................   14
 Section 2.20. Intellectual Property......................................   14
 Section 2.21. Interested Party Transactions..............................   15
 Section 2.22. Insurance..................................................   15
 Section 2.23. Option Plan................................................   15

                                                                            PAGE
                                                                            ----
 Section 2.24. Vote Required..............................................   15
 Section 2.25. Pooling Matters............................................   15
 Section 2.26. Opinion of Financial Advisor...............................   16

                                  ARTICLE III

            Representations and Warranties of Parent and Merger Sub

 Section 3.01. Organization and Qualification.............................   16
 Section 3.02. Authority Relative to this Agreement.......................   16
 Section 3.03. No Conflict; Required Filings and Consents.................   16
 Section 3.04. Certificate of Incorporation and By-Laws...................   17
 Section 3.05. Capitalization.............................................   17
 Section 3.06. Compliance; Permits........................................   17
 Section 3.07. SEC Filings; Financial Statements..........................   17
 Section 3.08. Absence of Certain Changes or Events.......................   18
 Section 3.09. Restrictions on Business Activities........................   18
 Section 3.10. Title to Property..........................................   18
 Section 3.11. Full Disclosure............................................   18
 Section 3.12. No Undisclosed Liabilities.................................   19
 Section 3.13. Absence of Litigation......................................   19
 Section 3.14. Insurance..................................................   19
 Section 3.15. Registration Statement; Proxy Statement/Prospectus.........   19
 Section 3.16. Taxes......................................................   19
 Section 3.17. Brokers....................................................   20
 Section 3.18. Opinion of Financial Advisor...............................   20
 Section 3.19. Pooling Matters............................................   20
 Section 3.20. No Stockholder Vote........................................   20

                                   ARTICLE IV

                     Conduct of Business Pending the Merger

 Section 4.01. Conduct of Business by the Company Pending the Merger......   20
 Section 4.02. No Solicitation............................................   22
 Section 4.03. Conduct of Business by Parent Pending the Merger...........   23

                                   ARTICLE V

                             Additional Agreements

 Section 5.01. Proxy Statement/Prospectus; Registration Statement.........   23
 Section 5.02. Stockholders' Meeting......................................   24
 Section 5.03. Access to Information; Confidentiality.....................   24
 Section 5.04. Consents; Approvals........................................   24
 Section 5.05. Stock Options..............................................   24
 Section 5.06. Company Employee Stock Purchase Plan.......................   25
 Section 5.07. Agreements of Affiliates...................................   25
 Section 5.08. Indemnification and Insurance..............................   25

                                                                           PAGE
                                                                           ----
 Section 5.09. Notification of Certain Matters...........................   26
 Section 5.10. Further Action/Tax Treatment..............................   26
 Section 5.11. Public Announcements......................................   26
 Section 5.12. Listing of Parent Common Shares...........................   26
 Section 5.13. Conveyance Taxes..........................................   26
 Section 5.14. Accountants' Letters......................................   27
 Section 5.15. Pooling Accounting Treatment..............................   27
 Section 5.16. Other Merger..............................................   27
 Section 5.17. Other Merger Exchange Ratio...............................   27

                                   ARTICLE VI

                            Conditions to the Merger

 Section 6.01. Conditions to Obligation of Each Party to Effect the
                Merger...................................................   27
 Section 6.02. Additional Conditions to Obligations of Parent and Merger
                Sub......................................................   27
 Section 6.03. Additional Conditions to Obligation of the Company........   28

                                  ARTICLE VII

                                  Termination

 Section 7.01. Termination...............................................   29
 Section 7.02. Effect of Termination.....................................   30
 Section 7.03. Fees and Expenses.........................................   30

                                  ARTICLE VIII

                               General Provisions

 Section 8.01. Effectiveness of Representations, Warranties and
                Agreements...............................................   31
 Section 8.02. Notices...................................................   31
 Section 8.03. Certain Definitions.......................................   32
 Section 8.04. Amendment.................................................   32
 Section 8.05. Waiver....................................................   32
 Section 8.06. Headings..................................................   33
 Section 8.07. Severability..............................................   33
 Section 8.08. Entire Agreement..........................................   33
 Section 8.09. Assignment, Merger Sub....................................   33
 Section 8.10. Parties in Interest.......................................   33
 Section 8.11. Failure or Indulgence Not Waiver; Remedies Cumulative.....   33
 Section 8.12. Governing Law.............................................   33
 Section 8.13. Counterparts..............................................   33
 Section 8.14. Waiver of Jury Trial......................................   33

Exhibits:

Exhibit A: Form of Affiliate Agreement

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

  Agreement and Plan of Merger and Reorganization, dated as of February 6, 1995 (this "Agreement"), among Silicon Graphics, Inc., a Delaware corporation ("Parent"), S Acquisition Corporation, a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Wavefront Technologies, Inc., a California corporation (the "Company"),

                                  Witnesseth:

  Whereas, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

  Whereas, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law ("Delaware Law") and the California Corporations Code ("California Law"), and upon the terms and subject to the conditions set forth herein;

  Whereas, pursuant to the Merger, each outstanding share (a "Share") of the Company's common stock, no par value (the "Company Common Stock"), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.07(b)), upon the terms and subject to the conditions set forth herein;

  Whereas, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and to cause the Merger and the Upstream Merger (as defined in Section 1.01(b)) to qualify as a reorganization under the provisions of Section 368(a) of the Code;

  Whereas, for accounting purposes, it is intended that the transactions contemplated hereby shall be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP");

  Whereas, concurrently herewith, Parent, Silicon Graphics Manufacturing S.A., a subsidiary of Parent, 1103707 Ontario Inc., an Ontario corporation and a wholly owned subsidiary of Parent, and Alias Research Inc., an Ontario corporation ("Alias"), have executed an Agreement and Plan of Arrangement, dated as of February 6, 1995 (the "Other Merger Agreement"), pursuant to which Parent will acquire Alias as provided for therein (the "Other Merger"); and

  Whereas, the exchange ratio set forth in the Other Merger Agreement is 0.90 (the "Other Exchange Ratio");

  Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                  The Mergers

  Section 1.01. The Mergers. (a) Effective Time. At the Effective Time (as defined in Section 1.02), and subject to and upon the terms and conditions of this Agreement and California Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

  (b) Upstream Merger. As soon as reasonably practicable after the Effective Time (as defined in Section 1.02), Parent shall cause the Surviving Corporation to be merged with and into Parent (the "Upstream Merger" and, together with the Merger, the "Mergers"), and Parent shall continue as the surviving corporation after the Upstream Merger.

  (c) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section
7.01 and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Shearman & Sterling, 555 California Street, Suite 2000, San Francisco, California, unless another date, time or place is agreed to in writing by the parties hereto.

  Section 1.02. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing articles of merger as contemplated by Section 1103 of California Law (the "Articles of Merger"), together with any required related certificates, with the Secretary of State of the State of California, in such form as required by, and executed in accordance with the relevant provisions of, California Law (the time of such filing being the "Effective Time").

  Section 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

  Section 1.04. Articles of Incorporation; By-Laws. (a) Articles of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by California Law and such Articles of Incorporation; provided, however, that
Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "FIRST: The name of the corporation is Wavefront Technologies, Inc."

  (b) By-Laws. The By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by California Law, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

  Section 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

  Section 1.06. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

  (a) Conversion of Securities. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.06(b) and any Dissenting Shares (as defined in Section 1.09)) shall be converted, subject to Section 1.06(f), into the right to receive 0.49 shares (the "Exchange Ratio") of validly issued, fully paid and nonassessable shares of common stock of Parent, $0.001 par value ("Parent Common Shares").

  (b) Cancellation. Each Share held in the treasury of the Company and each Share owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

  (c) Assumption of Stock Options and Stock Purchase Rights. All options to purchase Company Common Stock then outstanding under the Company's 1990 Stock Option Plan shall be assumed by Parent in accordance with Section 5.05. Immediately prior to the Effective Time, all rights to purchase Company Common Stock then outstanding under the Company's Employee Stock Purchase Plan shall be converted into shares of Company Common Stock in accordance with Section 5.06.

  (d) Capital Stock of Merger Sub. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

  (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Shares or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Shares or Company Common Stock occurring after the date hereof and prior to the Effective Time.

  (f) Fractional Shares. No fraction of a share of Parent Common Shares will be issued, but in lieu thereof each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Shares (after aggregating all fractional shares of Parent Common Shares to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average of the closing price for trades of Parent Common Shares as of each of the thirty (30) consecutive trading days immediately preceding the Effective Time as quoted in the Wall Street Journal or other reliable financial newspaper or publication. For the purposes of the preceding sentence, a "trading day" means a day on which trading generally takes place on the New York Stock Exchange (the "NYSE") and on which trading in Parent Common Shares has occurred.

  Section 1.07. Exchange of Certificates. (a) Exchange Agent. Parent shall supply, or shall cause to be supplied, to or for the account of a bank or trust company designated by Parent (the "Exchange Agent"), in trust for the benefit of the holders of Company Common Stock (other than Dissenting Shares), for exchange in accordance with this Section 1.07, through the Exchange Agent, certificates evidencing the Parent Common Shares issuable pursuant to Section
1.06 in exchange for outstanding Shares.

  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding Shares (other than Dissenting Shares) (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of Parent Common Shares and, in lieu of any fractional shares thereof, cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole Parent Common Shares which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.07(c), and (C) cash in lieu of fractional Parent Common Shares to which such holder is entitled pursuant to
Section 1.06(f) (the Parent Common Shares, dividends, distributions and cash described in this clause (C) being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, Parent Common Shares and cash may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this
Section 1.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of the Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Shares into which such shares of the Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.06.

  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Shares.

  (d) Transfers of Ownership. If any certificate for shares of Parent Common Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Shares in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

  (e) No Liability. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

  (f) Withholding Rights. Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

  Section 1.08. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Company Common Stock thereafter on the records of the Company.

  Section 1.09. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, any shares of capital stock of the Company held by a holder who has exercised dissenters' rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Merger Consideration pursuant to Section 1.06, but the holder thereof shall only be entitled to such rights as are granted by California Law.

  (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the certificate or certificates representing such Dissenting Shares.

  (c) The Company shall give Parent (i) prompt notice of any written demands received by the Company to require the Company to purchase shares of capital stock of the Company pursuant to Chapter 13 of California Law, withdrawals of such demands, and any other instruments served pursuant to California Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

  (d) Prior to the consummation of the Upstream Merger, the Company shall establish an escrow account with a financial institution selected by the Company and reasonably satisfactory to Parent and shall fund such escrow account with cash or cash equivalents in an amount sufficient to make all payments to holders of Dissenting Shares. Such escrow account shall survive the Mergers. All payments to holders of Dissenting Shares shall be made out of such escrow account, and no such payments shall be made or otherwise funded by Parent.

  Section 1.10. No Further Ownership Rights in Company Common Stock. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

  Section 1.11. Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Parent Common Shares as may be required pursuant to Section 1.06; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

  Section 1.12. Tax and Accounting Consequences. It is intended by the parties hereto that the Mergers shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests under GAAP. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

  Section 1.13. Taking of Necessary Action; Further Action. Each of Parent, Merger Sub and the Company in good faith will take all such commercially reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

  Section 1.14. Material Adverse Effect. When used in connection with the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, the term "Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, in each case taken as a whole. For the purposes of determining whether a Material Adverse Effect has occurred with respect to the Company under Sections 6.02(a) and 6.02(e), any material decline in the Company's consolidated gross sales revenues after the date hereof shall not be considered a Material Adverse Effect with respect to the Company, if (i) such decline can most reasonably be directly attributable to (a) a decrease in sales associated with customers delaying orders or purchases pending completion of the Merger and the Other Merger or (b) a significant price reduction by any major competitor of the Company, (ii) the Company has complied with its obligations under Section 4.01 hereof and (iii) the Company has continued to develop, market, supply and service its products in accordance with past practice.

                                   ARTICLE II

                 Representations and Warranties of the Company

  The Company hereby represents and warrants to Parent and Merger Sub that:

  Section 2.01. Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not have a Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary, is set forth in Section 2.01 of the written disclosure schedule previously delivered by the Company to Parent (the "Company Disclosure Schedule"), except as is noted therein. Except as set forth in Section 2.01 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

  Section 2.02. Articles of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of its Articles of Incorporation and By-Laws, as amended to date, and, except as is set forth in
Section 2.02 of the Company Disclosure Schedule, equivalent organizational documents of each of its subsidiaries. Such Articles of Incorporation, By-Laws and equivalent organizational documents of each of its subsidiaries are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or By-Laws or equivalent organizational documents.

  Section 2.03. Capitalization. The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 5,000,000 shares of the Company's preferred stock, no par value (the "Company Preferred Stock"), none of which have been designated. As of February 1, 1995, (i) 8,431,542 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock were held by subsidiaries of the Company, (iii) 1,300,000 shares of Company Common Stock were reserved for future issuance pursuant to option grants under the Company's 1990 Stock Option Plan, (iv) 200,000 shares of Company Common Stock were reserved for future issuance pursuant to option grants under the Company's Employee Stock Purchase Plan, and (v) no shares of Company Preferred Stock were issued and outstanding. No material change in such capitalization has occurred between February 1, 1995 and the date hereof. Except as set forth in this Section 2.03 or Section 2.11 hereof or in Section 2.03 or Section 2.11 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company capital stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and, other than directors' qualifying shares, all such shares are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

  Section 2.04. Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of the Merger by the holders of at least a majority of the outstanding shares of the Company Common Stock entitled to vote in accordance with California Law and the Company's Articles of Incorporation and By-Laws). The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into a business combination with Parent upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, constitutes the legal, valid and binding obligation of the Company.

  Section 2.05. No Conflict; Required Filings and Consents. (a) Section 2.05(a) of the Company Disclosure Schedule includes a list of (i) all material contracts of the Company and its subsidiaries and (ii) all agreements which, as of the date hereof, will be required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the SEC's rules thereunder (collectively, the "Exchange Act") as "material contracts" ((i) and (ii) being, collectively, the "Material Contracts") of the Company and its subsidiaries.

  (b) Except as set forth in Section 2.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or By-Laws or equivalent organizational documents of the Company or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected.

  (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, state securities laws ("Blue Sky Laws") and the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation of appropriate merger or other documents as required by California Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay the Company from performing its obligations under this Agreement, or would not otherwise have a Material Adverse Effect.

  Section 2.06. Compliance; Permits. (a) Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not have a Material Adverse Effect.

  (b) The Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole (collectively, the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not have a Material Adverse Effect.

  Section 2.07. SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed with the SEC since June 2, 1994 and has made available to Parent (i) its Quarterly Reports on Form 10-Q for the periods June 30, 1994 and September 30, 1994, respectively, (ii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since June 2, 1994, (iii) all other reports or registration statements filed by the Company with the SEC (other than Reports on Form 10-Q, Reports on Forms 3, 4 and 5 and Schedule 13G filed on behalf of affiliates of the Company) since June 2, 1994, and (iv) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC (collectively, the "Company SEC Reports"). The Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Section 2.07 of the Company Disclosure Schedule sets forth certain discrepancies known by the Company in the SEC Reports. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and each fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

  (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

  (d) The unaudited balance sheet of the Company as of December 31, 1994 and the related unaudited consolidated income statement of the Company for the fiscal year ended December 31, 1994 previously provided by the Company to Parent will not deviate in any material respect from the audited balance sheet of the Company as of December 31, 1994 and the related audited consolidated income statement of the Company for the fiscal year ended December 31, 1994.

  Section 2.08. Absence of Certain Changes or Events. Except as set forth in
Section 2.08 of the Company Disclosure Schedule and the Company SEC Reports, since December 31, 1993, the Company has conducted its business in the ordinary course and there has not occurred: (i) any amendments or changes in the Articles of Incorporation or Bylaws of the Company; (ii) any damage to, destruction or loss of any assets of the Company (whether or not covered by insurance) that had a Material Adverse Effect; (iii) any change by the Company in its accounting methods, principles or practices; (iv) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized software or inventory, or writing off notes or accounts receivable other than in the ordinary course of business; or (v) any sale of a material amount of property of the Company, except for the sale of inventory in the ordinary course of business.

  Section 2.09. No Undisclosed Liabilities. Except as is disclosed in Section
2.09 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of the Company and its subsidiaries taken as a whole, except liabilities (a) adequately provided for in the Company's audited balance sheet (including any related notes thereto) for the fiscal year ended December 31, 1993 included in the Company SEC Reports (the "1993 Balance Sheet"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the Balance Sheet, or (c) incurred since December 31, 1993 in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with this Agreement.

  Section 2.10. Absence of Litigation. Except as set forth in the Company SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that could have a Material Adverse Effect.

  Section 2.11. Employee Benefit Plans; Employment Agreements. (a) Section 2.11(a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), regardless of whether ERISA is applicable thereto, all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or termination pay, medical or life insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plans, agreements or arrangements and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any subsidiary of the Company, to which the Company, an ERISA Affiliate, or any Subsidiary is a party, with respect to which the Company, an ERISA Affiliate, or any Subsidiary has or could have any obligation, as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability if such plan has been or were terminated (together, the "Employee Plans"), and a copy of each such written Employee Plan has been made available to Parent.

  (b) Except as set forth in Section 2.11(b) of the Company Disclosure Schedule, (i) none of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person and none of the Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA;
(ii) there has been no transaction or failure to act with respect to any Employee Plan, which could result in any material liability of the Company or any of its subsidiaries; (iii) all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes, orders, or governmental rules and regulations currently in effect with respect thereto, and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans except as to which such non-compliance, non-performance or default would not result in a Material Adverse Effect; (iv) each Employee Plan intended to qualify under
Section 401(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made to any Employee Plan, or the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; (vi) with respect to each Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to
Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation arising in the ordinary course).

  (c) Each Employee Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority, has been so qualified, registered or approved by the appropriate governmental agency or authority, and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause the appropriate governmental agency or authority to revoke, such qualification, registration or approval.

  (d) All contributions (including premiums) required by law or contract to have been made or approved by the Company under or with respect to Employee Plans have been paid or accrued by the Company. Except as disclosed in Section 2.11(d) of the Company Disclosure Schedule, without limiting the foregoing, there are no material unfunded liabilities under any Employee Plan.

  (e) There are no pending or, to the knowledge of the Company, threatened investigations, litigation or other enforcement actions against the Company with respect to any of the Employee Plans.

  (f) There are no actions, suits or claims pending or, to the best knowledge of the Company, threatened by former or present employees of the Company (or their beneficiaries) with respect to Employee Plans or the assets or fiduciaries thereof (other than routine claims for benefits).

  (g) No condition or event has occurred with respect to the Employee Plans which has or could reasonably be expected to result in a material liability to the Company.

  (h) Section 2.11(h) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the date of grant of such option, the extent to which such option is vested, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option. Section 2.11(h) of the Company Disclosure Schedule also sets forth the total number of such ISOs and such nonqualified options.

  (i) The Company has made available to Parent (i) copies of all employment agreements with officers of the Company; (ii) copies of all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $100,000; (iii) a schedule listing all officers of the Company who have executed a non-competition agreement with the Company;
(iv) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions; and (vi) the form of standard employment agreement, if any, of the Company for its non-executive employees.

  Section 2.12. Labor Matters. There are no controversies pending or, to the knowledge of the Company or any of its subsidiaries, threatened, between the Company or any of its subsidiaries and any of their respective employees, which controversies have or may have a Material Adverse Effect; neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

  Section 2.13. Registration Statement; Proxy Statement. None of the information supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Shares in the Merger (the "Registration Statement") or (ii) the proxy statement relating to the meeting of the Company's stockholders (the "Company Stockholders' Meeting") to be held in connection with the Merger (the "Proxy Statement" and, together with the Registration Statement, the "Proxy Statement/Prospectus") will, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement/Prospectus, at the date it or any amendments or supplements thereto are mailed to stockholders, at the time of the Company Stockholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder, and the Registration Statement will comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

  Section 2.14. Restrictions on Business Activities. Except for this Agreement, there is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any material business practice of the Company or any of its subsidiaries, acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted or as proposed to be conducted by the Company.

  Section 2.15. Title to Property. The Company owns no real property. Section 2.15(b) of the Company Disclosure Statement sets forth a true and complete list of all real property leased by the Company or any of its subsidiaries requiring annual lease payments of more than $50,000, and the aggregate monthly rental or other fee payable under such lease. The Company and each of its subsidiaries have good, marketable and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not have a Material Adverse Effect; and all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not have a Material Adverse Effect. All the facilities of the Company and its subsidiaries, except such as may be under construction, are in good operating condition and repair, except where the failure of such plants, structures and equipment to be in such good operating condition and repair would not, individually or in the aggregate, have a Material Adverse Effect.

  Section 2.16. Taxes. (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, provincial, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service (the "IRS") or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

  (b) Other than as disclosed on Section 2.16(b) of the Company Disclosure Schedule, the Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its subsidiaries is or has been a member, have filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them or any of them, and have paid and discharged all Taxes shown therein to be due and there are no other Taxes that would be due if asserted by a taxing authority, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) or with respect to which the Company is maintaining reserves in accordance with GAAP in its financial statements to the extent currently required in all material respects adequate for their payment, except, in each instance, to the extent the failure to do so would not have a Material Adverse Effect. Neither the IRS nor any other taxing authority or agency is now asserting or, to the best of the Company's knowledge, threatening to assert against the Company or any of its subsidiaries any deficiency or claim for additional Taxes other than additional Taxes with respect to which the Company is maintaining reserves in accordance with GAAP in its financial statements which are in all material respects adequate for their payment, except, in each instance, to the extent the failure to do so would not have a Material Adverse Effect. No Tax Return of either the Company or any of its subsidiaries is currently being audited by any taxing authority. No material tax claim has become a lien on any assets of the Company or any subsidiary thereof and neither the Company nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. Neither the Company nor any of its subsidiaries is required to include in income (i) any material items in respect of any change in accounting principles or any deferred intercompany transactions, or (ii) any installment sale gain where, in each case, the inclusion in income would result in a tax liability materially in excess of the reserves therefor.

  (c) The Company on behalf of itself and all its subsidiaries hereby represents that, other than as disclosed on Section 2.16(c) of the Company Disclosure Schedule, and other than with respect to items the inaccuracy of which would not have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is a party to any agreement, contract or arrangement that may result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, determined without regard to Section 280G(b)(4) of the Code; (ii) neither the Company nor any of its subsidiaries has been subject to any accumulated earning tax or personal holding company tax; neither the Company nor any of its subsidiaries owns stock in a passive foreign investment company within the meaning of Section 1296 of the Code; (iv) neither the Company nor any of its subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for United States federal or state income tax purposes could be affected by the transactions contemplated hereunder; (v) neither the Company nor any of its subsidiaries has entered into any deferred intercompany transaction within the meaning of section 1.1502-13(a)(2) of the United States Treasury Regulations as to which material items of deferred gain or loss have not been restored; and (vi) no material excess loss account within the meaning of section 1.1502-31T(a)(2)(v) of the United States Treasury Regulations exists with respect to the stock of any of the Company's subsidiaries.

  (d) No power of attorney has been granted by the Company or any of its subsidiaries with respect to any matter relating to Taxes which is currently in force.

  (e) Except as set forth in Section 2.16(e) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement or arrangement (written or oral) providing for the allocation or sharing of Taxes.

  (f) The Company and each of its subsidiaries have withheld from each payment made to any of their respective past or present employees, officers or directors the amount of all Taxes and other deductions required to be withheld therefrom and paid the same to the proper tax or other receiving officers within the time required by law, except to the extent that any failure to do so would not have a Material Adverse Effect.

  (g) Except as set forth in Section 2.16(g) of the Company Disclosure Schedule, the Company has remitted to the appropriate Tax authority when required by law to do so all amounts collected by it on account of all retail sales Tax.

  (h) Except as disclosed in Section 2.16(b) of the Company Disclosure Schedule, there has been no material debt to a third party of the Company or any of its subsidiaries which has been forgiven and which has given rise to (or is expected to give rise to) "cancellation of indebtedness income" under the provisions of the Code.

  Section 2.17. Environmental Matters. Except in all cases, in the aggregate, as have not had and could not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries to the best of the Company's knowledge (i) have obtained all applicable permits, licenses and other authorizations which are required under federal, state, provincial or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from the Company's or any of its subsidiary's (or any of their respective agent's) manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of federal, state or local laws, rules or regulations to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

  Section 2.18. Brokers. No broker, finder or investment banker (other than Volpe, Welty & Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Volpe, Welty & Company pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

  Section 2.19. Full Disclosure. No statement contained in any certificate or schedule furnished or to be furnished by the Company or its subsidiaries to Parent or Merger Sub in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, to make the statements herein or therein not misleading.

  Section 2.20. Intellectual Property. (a) The Company owns, or is licensed or otherwise possesses legally sufficient rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications (in both source code and object code form) and tangible or intangible proprietary information or material that are used or proposed to be used in the business of the Company as currently conducted in any material respect. Section 2.20(a) of the Company Disclosure Schedule lists all current and past (lapsed, expired, abandoned or cancelled) patents, registered and material unregistered trademarks and service marks, registered and material unregistered copyrights, trade names and any applications therefor owned by the Company (the "Company Intellectual Property Rights"), and specifies the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all of the Company's currently marketed software products and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered. Section 2.20(a) of the Company Disclosure Schedule includes and specifically identifies all third-party patents, trademarks or copyrights (including software) (the "Third Party Intellectual Property Rights"), to the knowledge of the Company, which are incorporated in, are, or form a part of, any Company product. Section 2.20(a) of the Company Disclosure Schedule lists
(i) any requests the Company has received to make any registration of the type referred to in the penultimate sentence prior hereto, including the identity of the requestor and the item requested to be so registered, and the jurisdiction for which such request has been made; (ii) except for object code license agreements for the Company's products executed in the ordinary course of business and in accordance with the Company's past practices, all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Company Intellectual Property Right, or any trade secret material to the Company; and (iii) all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any Third Party Intellectual Property Rights, or other trade secret of a third party in or as any product, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

  (b) Except as set forth in Section 2.20(b) of the Company Disclosure Schedule, the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described in Section 2.20(a) of the Company Disclosure Schedule. No claims with respect to the Company Intellectual Property Rights, any trade secret material to the Company, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through the Company, are currently pending or, to the knowledge of the Company, are threatened by any person, nor does the Company know of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (iv) challenging the Company's license or legally enforceable right to use of the Third Party Intellectual Rights. To the Company's knowledge, after reasonable investigation, all patents, registered trademarks, maskworks and copyrights held by the Company are valid and subsisting. Except as set forth in Section 2.20(b) of the Company Disclosure Schedule, to the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee or former employee of the Company or any of its subsidiaries. Except as set forth in Section 2.20(b) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks, maskworks or copyrights and which has not been finally terminated prior to the date hereof or been informed or notified by any third party that the Company may be engaged in such infringement or (ii) has knowledge of any infringement liability with respect to, or infringement by, the Company or any of its subsidiaries of any trade secret, patent, trademark, service mark, maskwork or copyright of another.

  (c) Each employee of the Company has executed a confidentiality and invention agreement in the forms previously delivered to Parent.

  Section 2.21. Interested Party Transactions. Except as set forth in Section
2.21 of the Company Disclosure Schedule or in the Company SEC Reports, since December 5, 1994, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

  Section 2.22. Insurance. Section 2.22 of the Company Disclosure Schedule lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its subsidiaries. There is no claim by the Company or any of its subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company and its subsidiaries are otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company and its subsidiaries. The Company does not know of any threatened termination of, or material premium increase with respect to, any of such policies.

  Section 2.23. Option Plans. Except as set forth in Section 2.23 of the Company Disclosure Schedule, the Board of Directors of the Company has taken all necessary action (or refrained from taking action, where appropriate) under the Company Stock Option Plan (as defined in Section 5.05) so that no Stock Options (or any portion thereof) will be accelerated or entitled to receive cash or other property as a result of the consummation of the transactions contemplated hereby, but instead shall be assumed as provided in Section 1.06(c) hereof.

  Section 2.24. Vote Required. The affirmative vote of the holders of at least a majority of the outstanding shares of the Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

  Section 2.25. Pooling Matters. Neither the Company nor any of its affiliates, to the Company's knowledge and based upon consultation with its independent accountants, is aware of any facts or has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Parent or any of its affiliates) would affect the ability of Parent to account for the business combination to be effected by the Mergers as a pooling of interests.

  Section 2.26. Opinion of Financial Advisor. The Company has been advised by its financial advisor, Volpe, Welty & Company, that in its opinion, as of the date hereof, the terms of the Merger are fair to the stockholders of the Company from a financial point of view, and has delivered a written copy of such opinion to Parent.

                                  ARTICLE III

            Representations and Warranties of Parent and Merger Sub

  Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

  Section 3.01. Organization and Qualification. Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not have a Material Adverse Effect. Parent and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect.

  Section 3.02. Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. The Board of Directors of Parent has determined that it is advisable and in the best interest of Parent's stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub.

  Section 3.03. No Conflict; Required Filings and Consents. (a) Section 3.03(a) of the written disclosure schedule previously delivered by Parent and Merger Sub to the Company (the "Parent Disclosure Schedule") includes a list of all Material Contracts of Parent and its subsidiaries.

  (b) Except as set forth in Section 3.03(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Parent or the Articles of Incorporation or By-Laws of Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of it subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in any such case for any such breaches, defaults or other occurrences that would not have a Material Adverse Effect.

  (c) The execution and delivery of this Agreement by Parent and Merger Sub will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws and the pre-merger notification requirements of the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement, and would not have a Material Adverse Effect.

  Section 3.04. Certificate of Incorporation and By-Laws. Parent has heretofore furnished to the Company a complete and correct copy of its Certificate of Incorporation and the By-Laws, as amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

  Section 3.05. Capitalization. As of January 31, 1995, the authorized capital stock of Parent consisted of (i) 500,000,000 shares of Parent Common Shares of which: 143,485,318 shares were issued and outstanding, no shares were held in treasury, 28,839,039 shares were reserved for issuance pursuant to outstanding options under Parent's stock option plans, 3,202,649 were reserved for future issuance under Parent's employee purchase plan, 7,402,395 shares were reserved for future issuance with respect to Parent's outstanding Zero Coupon Convertible Subordinated Debentures due 2013, and an indefinite number of shares were reserved for future issuance with respect to Parent's outstanding Series A Convertible Preferred Stock; and (ii) 2,000,000 shares of Preferred Stock, $0.001 par value ("Parent Preferred Stock"), 35,000 shares of Series A Convertible Preferred Stock of which were issued and outstanding. Other than the grant by Parent on February 1, 1995 of options to purchase 2,230,600 shares of Parent Common Shares, no material change in such capitalization has occurred between January 31, 1995 and the date hereof. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, 100 shares of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Parent's and Merger Sub's respective capital stock have been duly authorized and validly existing and are fully paid and nonassessable. Parent owns all of the capital stock of Merger Sub.

  Section 3.06. Compliance; Permits. (a) Neither Parent nor any of its subsidiaries is in conflict with, in default with respect to or in violation of
(i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries is or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not have a Material Adverse Effect.

  (b) Parent and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "Parent Permits"). Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to so comply would not have a Material Adverse Effect.

  Section 3.07. SEC Filings; Financial Statements. (a) Parent has filed all forms, reports and documents required to be filed with the SEC since June 30, 1992, and has heretofore delivered to the Company, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended June 30, 1994, 1993 and 1992, and its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1994, (ii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since June 30, 1992, (iii) all other reports or registration statements (other than Reports on Form 10-Q and Reports on Form 3, 4 or 5 filed on behalf of affiliates of the Parent) filed by Parent with the SEC since June 30, 1992 and
(iv) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

  (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

  Section 3.08. Absence of Certain Changes or Events. Except as set forth in
Section 3.08 of the Parent Disclosure Schedule, since June 30, 1994, Parent has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect; (ii) any amendments or changes in the Certificate of Incorporation or By-Laws of Parent; (iii) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that could have a Material Adverse Effect; (iv) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (v) except as disclosed in Section 3.08 of the Parent Disclosure Schedule, any other action or event that would have required the consent of the Company pursuant to Section 4.03 had such action or event occurred after the date of this Agreement.

  Section 3.09. Restrictions on Business Activities. Except for this Agreement, there is no material agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its subsidiaries, any acquisition of property by Parent or any of its subsidiaries or the conduct of business by Parent or any of its subsidiaries as currently conducted or as proposed to be conducted by Parent.

  Section 3.10. Title to Property. Parent and each of its subsidiaries have good, marketable and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not have a Material Adverse Effect; and, to Parent's knowledge, all leases pursuant to which Parent or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Parent, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a material default and in respect of which Parent or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not have a Material Adverse Effect.

  Section 3.11. Full Disclosure. No statement contained in any certificate or schedule furnished or to be furnished by Parent or Merger Sub to the Company in, or pursuant to the provisions of, this Agreement contains or will contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in the light of the circumstances under which it was made, to make the statements herein or therein not misleading.

  Section 3.12. No Undisclosed Liabilities. (a) Except as is disclosed in
Section 3.12 of the Parent Disclosure Schedule or the Parent SEC Reports, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, in the aggregate, material to the business, operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities (i) adequately provided for in Parent's balance sheet (including any related notes thereto) as of June 30, 1994 included in the Parent SEC Reports (the "June 30 Balance Sheet"), (ii) incurred in the ordinary course of business and not required under GAAP to be reflected on the June 30 Balance Sheet, or (iii) incurred since June 30, 1994 in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with this Agreement.

  (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

  Section 3.13. Absence of Litigation. Except as set forth in Section 3.13 of the Parent Disclosure Schedule or as reflected in the Parent SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that could have a Material Adverse Effect.

  Section 3.14. Insurance. Parent and its subsidiaries maintain fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance that Parent believes to be reasonably prudent for its business.

  Section 3.15. Registration Statement; Proxy Statement/Prospectus. Subject to the accuracy of the representations of the Company in Section 2.13, the Registration Statement pursuant to which the Parent Common Shares to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. Subject to the accuracy of the representations of the Company in
Section 2.13, the information supplied by Parent for inclusion in the Proxy Statement/Prospectus will not, on the date the Proxy Statement/Prospectus is first mailed to stockholders, at the time of the Company Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/ Prospectus, Parent or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in, or furnished in connection with the preparation of, any of the foregoing.

  Section 3.16. Taxes. Other than as disclosed on Section 3.16 of the Parent Disclosure Schedule, Parent and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Parent or any of its subsidiaries is or has been a member, have filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them or any of them, and have paid and discharged all Taxes shown therein to be due and there are no other Taxes that would be due if asserted by a taxing authority, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) or with respect to which Parent is maintaining reserves in accordance with GAAP in its financial statements to the extent currently required in all material respects adequate for their payment, except, in each instance, to the extent the failure to do so would not have a Material Adverse Effect. Neither the IRS nor any other taxing authority or agency is now asserting or, to the best of Parent's knowledge, threatening to assert against Parent or any of its subsidiaries any deficiency or claim for additional Taxes other than additional Taxes with respect to which Parent is maintaining reserves in accordance with GAAP in its financial statements which are in all material respects adequate for their payment, except, in each instance, to the extent that the failure to do so would not have a Material Adverse Effect. Except as set forth in Section 3.16 of the Parent Disclosure Schedule, no Tax Return of either Parent or any of its subsidiaries is currently being audited by any taxing authority except as would not have a Material Adverse Effect. Except as set forth in Section 3.16 of the Parent Disclosure Schedule, no material tax claim has become a lien on any assets of Parent or any subsidiary thereof and neither Parent nor any of its subsidiaries has, except as would not have a Material Adverse Effect, granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

  Section 3.17. Brokers. No broker, finder or investment banker (other than Morgan Stanley & Co. Incorporated and Unterberg Harris L.P.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

  Section 3.18. Opinion of Financial Advisor. Parent has been advised by its financial advisor, Morgan Stanley & Co. Incorporated, that in its opinion, as of the date hereof, the Exchange Ratio is fair from a financial point of view to Parent, and has delivered a copy of such opinion to the Company.

  Section 3.19. Pooling Matters. Neither Parent nor any of its affiliates, to its knowledge and based upon consultation with its independent accountants, is aware of any fact or has taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by the Company or any of its affiliates) would affect the ability of Parent to account for the business combination to be effected by the Mergers as a pooling of interests.

  Section 3.20. No Stockholder Vote. No vote of the stockholders of Parent is necessary to approve the Merger or the issuance of Parent Common Shares therein.

                                   ARTICLE IV

                     Conduct of Business Pending the Merger

  Section 4.01. Conduct of Business by the Company Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company covenants and agrees that, unless Parent shall otherwise agree in writing, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries, to take all reasonable action in the ordinary course of business and in a manner consistent with past practice necessary to prevent the loss, cancellation, abandonment, forfeiture or expiration of any Company Intellectual Property, and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

    (a) amend or otherwise change the Company's Articles of Incorporation or By-Laws;

    (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company, any of its subsidiaries or affiliates (except for the issuance of shares of the Company Common Stock issuable pursuant to employee stock options under the Company Stock Option Plans (as defined in Section 5.05) or pursuant to rights to purchase such shares under the Company Stock Purchase Plan (as defined in Section 5.06), which options or rights, as the case may be, are outstanding on the date hereof);

    (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice and (ii) dispositions of obsolete or worthless assets);

    (d) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Employee Plans (including the Company Stock Option Plan) or authorize cash payments in exchange for any options granted under any of such plans;

    (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent,
  (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing;

    (f) sell, transfer, license, sublicense or otherwise dispose of any Company Intellectual Property, or amend or modify any existing agreements with respect to any Company Intellectual Property or Third Party Intellectual Property Rights, other than nonexclusive object and source code licenses in the ordinary course of business consistent with past practice;

    (g) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of the Company's subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) enter into or amend any contract or agreement other than in the ordinary course of business; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $1,000,000 for the Company and its subsidiaries, taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.01(g);

    (h) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries who are not officers of the Company in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer (except for officers who are terminated on an involuntary basis) or other employee of the Company or any of its subsidiaries, or establish, adopt, enter into or amend any Employee Plan;

    (i) take any action, other than as required by GAAP, to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, capitalization of software development costs, payments of accounts payable and collection of accounts receivable);

    (j) make any material Tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations for any assessment of any Tax, except to the extent the amount of any such settlement has been reserved for on the Company's most recent SEC Report;

    (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

    (l) except as may be required by law, take any action to terminate or amend any of its Employee Plans other than in connection with the Merger;

    (m) take or allow to be taken or fail to take any act or omission which would jeopardize the treatment of the Mergers as a pooling of interests for accounting purposes under GAAP; or

    (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (m) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

  Section 4.02. No Solicitation. (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or encourage (including by way of furnishing information) the initiation of any inquiries or proposals regarding any merger, amalgamation, take-over bid, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"); provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of the Company from referring any third party to this Section 4.02(a). Nothing contained in this
Section 4.02(a) or any other provision of this Agreement shall prevent the Board of Directors of the Company from considering, negotiating, approving and recommending to the stockholders of the Company an unsolicited bona fide written Acquisition Proposal which the Board of Directors of the Company determines in good faith (after consultation with its financial advisors, and after receiving a written opinion of outside counsel, or the advice of outside counsel that is reflected in the minutes of the Board of Directors of the Company, to the effect that the Board of Directors is required to do so in order to discharge properly its fiduciary duties) would result in a transaction more favorable to the Company's stockholders than the transaction contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "Superior Proposal").

  (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

  (c) If the Board of Directors of the Company receives a request for material nonpublic information by a party who makes a bone fide Acquisition Proposal and the Board of Directors of the Company determines that such proposal, if consummated pursuant to its terms, would be a Superior Proposal, then, and only in such case, the Company may, subject to the execution of a confidentiality and standstill agreement substantially similar to that then in effect between the Company and Parent, provide such party with access to information regarding the Company.

  (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from any confidentiality or standstill agreement to which the Company is a party.

  (e) The Company shall ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section, and shall be responsible for any breach of this Section 4.02 by such bankers, advisors and representatives.

  Section 4.03. Conduct of Business by Parent Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, unless the Company shall otherwise agree in writing, Parent shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business and consistent with past practice, other than actions taken by Parent or its subsidiaries in contemplation of the Merger and the Other Merger, and shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

    (a) amend or otherwise change Parent's Articles of Incorporation, or amend the terms of the Parent Common Shares, except for the filing of the certificate of designation referred to in the Other Merger Agreement;

    (b) except for the Other Merger, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, which, in each case, would materially delay or prevent the consummation of the transactions contemplated by this Agreement;

    (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Parent may declare and pay a dividend to its parent;

    (d) sell, transfer, license, sublicense or otherwise dispose of any material assets; or

    (e) take or agree in writing or otherwise to take any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder.

                                   ARTICLE V

                             Additional Agreements

  Section 5.01. Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement of the Company and the Registration Statement of Parent with respect to the Parent Common Shares to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, the Company and Parent shall file with the SEC a combined proxy and registration statement on Form S-4 (or on such other form as shall be appropriate) relating to the approval of the Merger and the transactions contemplated hereby by the stockholders of the Company and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger, subject to the second sentence of Section 4.02.

  Section 5.02. Stockholders' Meeting. The Company shall in accordance with California Law and the Company's Articles of Incorporation and Bylaws call and hold the Company Stockholders' Meeting as promptly as practicable for the purpose of voting upon the approval of the Merger. The Company shall use its reasonable best efforts to hold the Company Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective or, if requested by Parent, the date on which the Other Merger is consummated provided the Other Merger is consummated after the effective date of the Registration Statement. The Company shall use its reasonable best efforts to solicit from their respective stockholders proxies in favor of the approval of the Merger, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by California Law to obtain such approvals.

  Section 5.03. Access to Information; Confidentiality. (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject, the Company and Parent shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either party may reasonably request. Each party shall keep such information confidential in accordance with the terms of the currently effective confidentiality agreement (the "Confidentiality Agreement") between Parent and the Company.

  (b) The Company shall provide to Parent promptly as available drafts and printers' proofs of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and the Company's proxy statement related to its 1995 annual meeting of shareholders, and Parent shall provide to the Company, promptly as available, drafts and printers' proofs of Parent's Form 10-Q for the quarter ended December 31, 1994.

  Section 5.04. Consents; Approvals. The Company and Parent shall each use their best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby. The Company and Parent shall furnish all information required to be included in the Proxy Statement and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States, Canadian or foreign governmental body in connection with the transactions contemplated by this Agreement.

  Section 5.05. Stock Options. (a) At the Effective Time, the Company's obligations with respect to each outstanding option to purchase shares of Company Common Stock (each, a "Company Option") under the Company's 1990 Stock Option Plan (the "Company Stock Option Plan"), whether vested or unvested, will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plan and agreement pursuant to which such Company Option was issued as in effect immediately prior to the Effective Time, except that (i) such Company Option will be exercisable for that number of Parent Common Shares equal to the product of the number of shares of Company Common Stock that were purchasable under such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded up to the nearest whole number of shares of Parent Common Shares, and
(ii) the per share exercise price for the shares of Parent Common Shares issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

  (b) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in the Code ("ISO's") to the extent the Company Options qualified as ISO's prior to the Effective Time.

  (c) After the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption by Parent.

  Section 5.06. Company Employee Stock Purchase Plan. (a) The Company shall take such actions as are necessary to cause the exercise date (as such term is used in the Company's Employee Stock Purchase Plan (the "Company Stock Purchase Plan")) applicable to the then current offering period (as such term is used in the Company Stock Purchase Plan) to be the last trading day on which the Parent Common Shares are traded on the New York Stock Exchange immediately prior to the Effective Time (the "Final Company Purchase Date"); provided, that, such change in the Purchase Date shall be conditioned upon the consummation of the Merger. On the Final Company Purchase Date, the Company shall apply the funds credited as of such date under the Company Stock Purchase Plan within each participant's payroll withholdings account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company Stock Purchase Plan. The cost to each participant in the Company Stock Purchase Plan for shares of Company Common Stock shall be the lower of 85% of the closing sale price of Company Common Stock on the Nasdaq National Market on (i) the first day of the then current offering period or (ii) the Final Company Purchase Date.

  (b) Employees of the Company as of the Effective Time shall be permitted to participate in Parent's Employee Stock Purchase Plan commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan (with employees receiving credit, for purposes of such eligibility provisions, for service with the Company).

  Section 5.07. Agreements of Affiliates. The Company shall deliver to Parent, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "Affiliate Letter") identifying all persons who are, or may deemed to be, at the time of the Company Stockholders' Meetings, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, prior to the Effective Time, a written agreement (an "Affiliate Agreement") in substantially the form of Exhibit A hereto.

  Section 5.08. Indemnification and Insurance. (a) The Articles of Incorporation of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

  (b) The Company shall, to the fullest extent permitted under applicable law or under the Company's Articles of Incorporation or By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and after the Effective Time, the Surviving Corporation and Parent shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's and Parent's, as the case may be, Articles of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) for a period of six years after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation and Parent, (ii) after the Effective Time, the Surviving Corporation and Parent shall pay the reasonable fees and expenses of such counsel, and (iii) the Surviving Corporation and Parent will cooperate in the defense of any such matter; provided, however, that neither the Surviving Corporation nor Parent shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

  Section 5.09. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (iii) any termination of the Other Agreement; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided, further, that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.02(a) and 6.03(a) unless the failure to give such notice results in material prejudice to the other party.

  Section 5.10. Further Action/Tax Treatment. Upon the terms and subject to the conditions hereof, each of the parties hereto in good faith shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Each of Parent, Merger Sub and the Company shall use its best efforts to cause the Mergers to qualify, and will not (both before and after consummation of the Mergers) take any actions which could prevent the Mergers from qualifying as a reorganization under the provisions of Section 368 of the Code. Each of Parent, Merger Sub and the Company shall report the Mergers as a reorganization under the provisions of
Section 368 of the Code and, to the extent permitted, on all state and local Tax returns, filed after the Effective Time of the Mergers.

  Section 5.11. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law, the National Association of Securities Dealers or the NYSE if it has used all reasonable efforts to consult with the other party.

  Section 5.12. Listing of Parent Common Shares. Parent shall use its reasonable best efforts to cause the shares of Parent Common Shares to be issued in the Merger to be approved for listing on the New York Stock Exchange.

  Section 5.13. Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

  Section 5.14. Accountants' Letters. Upon reasonable notice from Parent, the Company shall use its best efforts to cause Arthur Andersen & Company LLP to deliver to Parent a letter covering such matters as are requested by Parent and as are customarily addressed in accountant's "comfort" letters.

  Section 5.15. Pooling Accounting Treatment. Each of Parent and the Company agree not to take any action that would adversely affect the ability of Parent to treat the Mergers as a pooling of interests under GAAP.

  Section 5.16. Other Merger. Parent will not close the Other Merger unless the Merger closes substantially contemporaneously therewith.

  Section 5.17. Other Merger Exchange Ratio. Parent shall not increase the Other Merger Exchange Ratio, other than increasing such ratio in response to an Acquisition Proposal with respect to Alias, without proportionately increasing the Exchange Ratio.

                                   ARTICLE VI

                            Conditions to the Merger

  Section 6.01. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC;

    (b) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company;

    (c) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

    (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal;

    (e) Tax Opinions. Parent and the Company shall have received substantially identical written opinions of Shearman & Sterling and Wilson, Sonsini, Goodrich & Rosati, respectively, in form and substance reasonably satisfactory to them to the effect that the Mergers will constitute a reorganization within the meaning of Section 368 of the Code, and such opinions shall not have been withdrawn. In rendering such opinions, counsel shall be entitled to rely upon representations of Parent, Merger Sub and the Company and certain affiliates and shareholders of the Company;

    (f) NYSE Listing. The Parent Common Shares shall have been approved for listing, subject to notice of issuance, on the NYSE; and

    (g) Other Merger. The Other Merger shall have been closed.

  Section 6.02. Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

    (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (together with the Company Disclosure Schedule) shall be true and correct in all respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement,
  (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and
  (iii) instances where the failure to be true and correct would not have a Material Adverse Effect on the Company, with the same force and effect as if made on and as of the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Vice President--Finance and Administration of the Company;

    (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and Vice President-- Finance and Administration of the Company;

    (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company;

    (d) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent or any of its subsidiaries, or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries, as a result of the Merger or the transactions contemplated by this Agreement;

    (e) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of the Company or any subsidiary of the Company having or reasonably likely to have a Material Adverse Effect;

    (f) Accountants' Pooling Letters. Each of the parties to the Agreement shall have received letters dated as of the Effective Date, from Ernst & Young LLP and Arthur Andersen & Company LLP regarding the appropriateness of pooling of interests accounting treatment for the Merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement; and

    (g) Affiliate Agreements. Parent shall have received from each person who is identified in the Affiliate Letter as an "affiliate" of the Company an Affiliate Agreement, and each such Affiliate Agreement shall be in full force and effect.

  Section 6.03. Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

    (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement (together with the Parent Disclosure Schedule) shall be true and correct in all respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement,
  (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and
  (iii) failures to be true and correct that would not have a Material Adverse Effect on Parent and Merger Sub, with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed by the President and Chief Executive Officer of Parent;

    (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the President and Chief Financial Officer of Parent;

    (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub; and

    (d) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of Parent or any subsidiary of Parent having or reasonably likely to have a Material Adverse Effect.

                                  ARTICLE VII

                                  Termination

  Section 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

    (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

    (b) by either Parent or the Company if the Merger shall not have been consummated by August 31, 1995 (provided that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

    (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

    (d) by Parent or the Company, if, at the Company Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of the Company shall not have been obtained; or

    (e) by Parent, if (i) the Board of Directors of the Company shall withdraw, modify or change its recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do so; or
  (ii) the Board of Directors of the Company shall have taken a "neutral" position with respect to (or shall have failed to reject as inadequate or failed to have reaffirmed its recommendation of this Agreement and the Merger within 10 business days after the public announcement or commencement of) an Alternative Transaction (as defined in Section 7.03(d)); or

    (f) by Parent or the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the Company or Parent and Merger Sub, respectively, set forth in this Agreement or if any representation or warranty of the Company or Parent and Merger Sub, respectively, shall have become untrue, in either case, such that the conditions set forth in Section 6.02(a) or 6.02(b), or Section 6.03(a) or 6.03(b), would not be satisfied (a "Terminating Breach"), provided that, if such Terminating Breach is curable prior to the expiration of 30 days from its occurrence (but in no event later than August 31, 1995) by Parent or the Company, as the case may be, through the exercise of its reasonable best efforts and for so long as Parent or the Company, as the case may be, continues to exercise such reasonable best efforts, neither the Company nor Parent, respectively, may terminate this Agreement under this Section 7.01(f) unless such 30-day period expires without such Terminating Breach having been cured; or

    (g) by the Company or Parent, if the Board of Directors of the Company shall have resolved to accept, or accepted, a Superior Proposal; or

    (h) by the Company, at any time after the tenth business day following termination of the Other Merger Agreement; or

    (i) by the Parent, at any time after the tenth business day following termination of the Other Merger Agreement.

  Section 7.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in
Section 7.03 and Section 8.01 hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof (provided that any fee paid pursuant to Section 7.03(b) or (c) shall be credited towards any such liability of the paying party). If the Board of Directors of the Company, in good faith, after receiving the advice of outside counsel, concludes that it would be in violation of its fiduciary duties if it did not take or omit to take the actions enumerated in Section 7.01(e) as giving rise to a right of termination by Parent, then any such action or omission shall not be considered a breach of this Agreement.

  Section 7.03. Fees and Expenses. (a) Except as set forth in this Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

  (b) The Company shall pay Parent a fee of $6,000,000 upon the earliest to occur of the following events:

    (i) the termination of this Agreement by Parent pursuant to Section 7.01(e); or

    (ii) the termination of this Agreement by Parent pursuant to Section 7.01(f) after a willful and material breach by the Company of this Agreement; or

    (iii) the termination of this Agreement by Parent or the Company pursuant to Section 7.01(g); or

    (iv) the termination of this Agreement by the Company or Parent pursuant to Section 7.01(d) if, at the time of termination (and on the day of the vote referred to in Section 7.01(d)), an Alternative Transaction shall be outstanding or a proxy statement recommending the implementation of such Alternative Transaction shall have been published or sent or given to the holders of the Shares.

  (c) (i) The Company shall pay Parent a fee of $5,000,000 upon the Company's termination of this Agreement pursuant to Section 7.01(h); provided, that, no such fee shall be payable unless (A) the Other Merger Agreement has been terminated as a result of a Third Party (as defined in Section 7.03(d)) having engaged in, or having entered into a contract to engage in, an Alternative Transaction (as defined in the Other Merger Agreement) with Alias, (B) prior to the expiration of the ten business day period referred to in Section 7.01(h), Parent has delivered to the Company Parent's written waiver of the condition specified in Section 6.01(g) and (C) prior to the expiration of the ten business day period referred to in Section 7.01(h), the Company has not delivered to Parent the Company's written waiver of the condition specified in
Section 6.01(g).

  (ii) Parent shall pay the Company a fee of $5,000,000 upon Parent's termination of this Agreement pursuant to Section 7.01(i); provided, that, no such fee shall be payable unless (A) the Other Merger Agreement has been terminated as a result of a Third Party having engaged in, or having entered into a contract to engage in, an Alternative Transaction (as defined in the Other Merger Agreement) with Alias, (B) prior to the expiration of the ten business day period referred to in Section 7.01(i), the Company has delivered to Parent the Company's written waiver of the condition specified in Section 6.01(g) and (C) prior to the expiration of the ten business day period referred to in Section 7.01(i), Parent has not delivered to the Company Parent's written waiver of the condition specified in Section 6.01(g).

  (d) As used herein, "Alternative Transaction" means (i) a transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "Third Party") acquires (or publicly proposes to acquire) more than 50 percent of the outstanding Shares, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires (or publicly proposes to acquire) more than 50 percent of the outstanding equity securities of the Company or the entity surviving such merger or business combination or (iii) any other transaction pursuant to which any Third Party acquires (or publicly proposes to acquire) control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company, and the entity surviving any merger or business combination including any of them) of the Company and its subsidiaries having a fair market value equal to more than 50 percent of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction (or proposal).

  (e) The fee payable pursuant to Section 7.03(b)(i), (ii) and (iii) shall be paid within one business day after the first to occur of the events described in Section 7.03(b)(i), (ii) and (iii). The fee payable pursuant to Section 7.03(c)(i) and (ii) shall be paid within one business day after the dates of termination referred to therein. The fee payable pursuant to Section 7.03(b)(iv) shall be paid on the date of the closing of the Alternative Transaction giving rise to such termination, provided, however, that if such Alternative Transaction is not closed within twelve months of such termination, the fee shall not be payable. In no event shall the Company or Parent be required to pay any fee pursuant to Section 7.03(b) or (c) if, immediately prior to the termination of the Agreement, the party to whom the fee is due was in material breach of its obligations under this Agreement.

                                  ARTICLE VIII

                               General Provisions

  Section 8.01. Effectiveness of Representations, Warranties and Agreements. Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. Any disclosure made with reference to one or more sections of the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided such relevance is reasonably apparent. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 7.01, as the case may be, except that the agreements set forth in Sections 5.05 and 5.06 shall survive the Effective Time indefinitely and those set forth in Sections 5.03 and 7.03 shall survive termination indefinitely. The Confidentiality Agreement shall survive termination of this Agreement as provided therein.

  Section 8.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally, three days after being sent by registered or certified mail (postage prepaid, return receipt requested), one day after dispatch by recognized overnight courier (provided delivery is confirmed by the carrier) and upon transmission by telecopy, confirmed received, to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address):

    (a) If to Parent or Merger Sub:

      Silicon Graphics, Inc.
      2011 N. Shoreline Blvd.
      Mail Stop 710
      Mountain View, CA 94043-1389
      Telecopier No.: (415) 965-1586
      Attention: Legal Services

    With a copy to:

      Shearman & Sterling
      555 California Street, Suite 2000
      San Francisco, CA 94104
      Telecopier No.: (415) 616-1199
      Attention: Michael J. Kennedy, Esq.

    (b) If to the Company:

      Wavefront Technologies, Inc.
      530 East Montecito Street
      Santa Barbara, CA 93103
      Telecopier No.: (805) 963-0410
      Attention: Michael S. Noling

    With a copy to:

      Wilson, Sonsini, Goodrich & Rosati
      650 Page Mill Road
      Palo Alto, CA 94304-1050
      Telecopier No: (415) 493-6811
      Attention: Alan K. Austin, Esq.

  Section 8.03. Certain Definitions. For purposes of this Agreement, the term:

    (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person, including, without limitation, any partnership or joint venture in which the Company (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10 percent or more;

    (b) "business day" means any day other than a day on which banks in San Francisco are required or authorized to be closed;

    (c) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

    (d) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

  Section 8.04. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto; provided, however, that, prior to the Effective Time, Parent may, by an instrument signed only by Parent, amend this Agreement solely to cause the Mergers to be effected as a forward merger of the Company with and into Parent.

  Section 8.05. Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

  Section 8.06. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 8.07. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

  Section 8.08. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

  Section 8.09. Assignment, Merger Sub. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder. Parent guarantees the full and punctual performance by Merger Sub of all of the obligations hereunder of Merger Sub.

  Section 8.10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.08 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

  Section 8.11. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

  SECTION 8.12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS EXECUTED AND FULLY PERFORMED WITHIN THE STATE OF CALIFORNIA.

  Section 8.13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

  SECTION 8.14. WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

  In Witness Whereof, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                          Silicon Graphics, Inc.

                                                /s/ THOMAS A. JERMOLUK
                                          By___________________________________
                                            Name: Thomas A. Jermoluk
                                            Title: President and Chief
                                             Operating Officer

                                          S Acquisition Corporation

                                                 /s/ WILLIAM M. KELLY
                                          By___________________________________
                                            Name: William M. Kelly
                                            Title: President

                                          Wavefront Technologies, Inc.

                                                 /s/ MICHAEL S. NOLING
                                          By___________________________________
                                            Name: Michael S. Noling
                                            Title: President and Chief
                                             Executive Officer

                                                                       EXHIBIT A

                          FORM OF AFFILIATE AGREEMENT

                                                                          , 1995

Silicon Graphics, Inc.
2011 N. Shoreline Blvd.
Mail Stop 710
Mountain View, CA 94043-1389
Attention: Legal Services

Ladies and Gentlemen:

  Pursuant to the terms of the Agreement and Plan of Merger dated as of February 6, 1995 (the "Agreement"), among Silicon Graphics, Inc., a Delaware corporation ("Parent"), S Acquisition Corporation, a California corporation and wholly owned subsidiary of Parent ("Merger Sub"), and Wavefront Technologies, Inc., a California corporation (the "Company"), Parent will acquire the Company through the merger of Merger Sub with and into the Company (the "Merger"). Subject to the terms and conditions of the Agreement, at the Effective Time (as defined in the Agreement), outstanding shares of the common stock, no par value, of the Company (the "Company Common Stock") will be converted into the right to receive shares of the common stock, par value $0.001 per share, of Parent (the "Parent Common Stock"), on the basis described in the Agreement.

  The undersigned has been advised that as of the date hereof it may be deemed to be an "affiliate" of the Company, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or
(ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, and Staff Accounting Bulletins 65 and 76 of the Commission.

  The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, stockholders of Parent, the Company, other shareholders of the Company and their respective counsel and accountants.

  The undersigned represents and warrants to and agrees with Parent that:

    1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform its obligations hereunder.

    2. The undersigned has carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent the undersigned felt necessary, with its counsel or counsel for the Company.

    3. The undersigned shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Act or the Rules and Regulations.

    4. The undersigned has been advised that the issuance of shares of Parent Common Stock to the undersigned in connection with the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was submitted for a vote of the shareholders of the Company the undersigned may be deemed to have been an affiliate of the Company and the distribution by the undersigned of any Parent Common Stock has not been registered, and is not exempt, under the Act, the undersigned may not sell, transfer or otherwise dispose of Parent Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule

  145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

    5. Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by the undersigned or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

    6. Stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock and that there will be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED
              , 1995 BETWEEN THE REGISTERED HOLDER HEREOF AND SILICON GRAPHICS, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF SILICON GRAPHICS, INC."

    7. Unless the transfer by the undersigned of its Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued any transferee of the undersigned:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

    8. The legends set forth in paragraphs 6 and 7 above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

    9. The undersigned is the beneficial owner of (i.e. has sole or shared voting or investment power with respect to) all the shares of Company Common Stock and options to purchase Company Common Stock indicated on the last page hereof (the "Company Securities"). Except for the Company Securities, the undersigned does not beneficially own any shares of Company Common Stock or any other equity securities of the Company or any options, warrants or other rights to acquire any equity securities of the Company.

    10. Notwithstanding any other provision hereof to the contrary, the undersigned has not at any time since February 6, 1995 or in contemplation of the Merger engaged, and will not, after the Effective Time (as defined in the Agreement) and until such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations, engage, in any sale, exchange, transfer, pledge, disposition of or grant of any option, the establishment of any "short" or put-equivalent position with respect to or the entry into any similar transaction intended to reduce the risk of the undersigned's risk of ownership of or investment in, any of the following (other then sales of shares of Company Common Stock in the Company's registered offering pursuant to its final prospectus dated December 5, 1994):

      (a) any shares of Parent Common Stock which the undersigned may acquire in connection with the Merger, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities;

      (b) any Company Securities; or

      (c) any shares of Company Common Stock or other Company equity securities which the undersigned purchases or otherwise acquires after the execution of this Affiliate Agreement.

    11. As promptly as practicable following the Merger, Parent shall publish results covering at least 30 days of combined operations of the Company and Parent in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations; provided, however, that Parent shall be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Parent.

    12. The undersigned intends to vote all Company Common Stock held by him in favor of the Merger.

    13. The undersigned will not exercise dissenters' rights in connection with the Merger.

                    NUMBER OF SHARES OF COMPANY COMMON STOCK
                     BENEFICIALLY OWNED BY THE UNDERSIGNED:

                               ----------------

                    NUMBER OF SHARES OF COMPANY COMMON STOCK
                               SUBJECT TO OPTIONS
                     BENEFICIALLY OWNED BY THE UNDERSIGNED:

                               ----------------

                                          Very truly yours,

                                          -------------------------------------
                                          (print name of shareholder above)

                                          By: _________________________________
                                             Name:
                                             Title:
                                             (if applicable)

Accepted this      day of
            , 1995, by

Silicon Graphics, Inc.

By: _________________________________
  Name:
  Title:

                              AMENDMENT AGREEMENT

  AMENDMENT AGREEMENT, dated as of May 9, 1995 (this "Amendment"), by and among SILICON GRAPHICS, INC., a Delaware corporation ("Parent"), S ACQUISITION CORPORATION, a California corporation and wholly owned subsidiary of Parent ("Merger Sub"), and WAVEFRONT TECHNOLOGIES, INC., a California corporation (the "Company" and together with Parent and Merger Sub, the "Parties"),

                                  WITNESSETH:

  Whereas, the Parties have entered into an Agreement and Plan of Merger and Reorganization dated as of February 6, 1995 (the "Agreement"; the terms defined in the Agreement being used in this Amendment as so defined unless otherwise defined herein);

  Whereas, the Parties desire to supplement and amend the Agreement to provide for certain agreements among the Parties;

  Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

 Section 1. Amendment to the Agreement. The Agreement is, effective as of the date of this Amendment, amended as follows:

    (a) The fourth whereas clause of the Agreement is hereby amended by deleting the phrase "and the Upstream Merger (as defined in Section 1.01
  (b))" therefrom;

    (b) Section 1.01 of the Agreement is hereby amended by deleting subsection (b) therefrom and by denoting subsection (c) thereof as subsection (b) thereof;

    (c) Section 1.09(d) of the Agreement is amended by deleting the phrase "Prior to the consummation of the Upstream Merger," therefrom; and

    (d) The Agreement is amended by substituting for the word "Mergers" the word "Merger" throughout the Agreement including, without limitation, in the table of contents of the Agreement and in Sections 1.01, 1.09(d), 1.12, 2.25, 3.19, 4.01(m), 5.10, 5.15 and 6.01(e) thereof.

  Section 2. Reference to and Effect on the Agreement. (a) Upon the effectiveness of Section 1 of this Amendment, on and after the date of this Amendment each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein," and words of like import shall mean and be a reference to the Agreement as amended by Section 1 of this Amendment.

  (b) Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

  Section 3. Execution in Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

  SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS EXECUTED AND FULLY PERFORMED WITHIN THE STATE OF CALIFORNIA.

  In Witness Whereof, each of the Parties has executed this Amendment as of the day and year first above written.

                                      Silicon Graphics, Inc.

                                      By:    /s/ THOMAS A. JERMOLUK
                                         ------------------------------
                                         Name: Thomas A. Jermoluk
                                         Title: President and Chief Operating
                                         Officer


                                      S Acquisition Corporation

                                      By:     /s/ WILLIAM M. KELLY
                                         --------------------------------
                                         Name: William M. Kelly
                                         Title: President

                                      Wavefront Technologies, Inc.

                                      By:    /s/ MICHAEL S. NOLING
                                         -----------------------------
                                         Name: Michael S. Noling
                                         Title: President and Chief Executive
                                         Officer

                                                                         ANNEX B

                          WAVEFRONT TECHNOLOGIES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

  The following constitute the provisions of the Employee Stock Purchase Plan of Wavefront Technologies, Inc.

  1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

  2. Definitions.

    (a) "Board" shall mean the Board of Directors of the company.

    (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (c) "Common Stock" shall mean the Common Stock of the Company.

    (d) "Company" shall mean Wavefront Technologies, Inc. and any Designated Subsidiary of the Company.

    (e) "Compensation" shall mean all base straight time gross earnings and sales commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

    (f) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

    (g) "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

    (h) "Enrollment Date" shall mean the first day of each Offering Period.

    (i) "Exercise Date" shall mean the last day of each Offering Period.

    (j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

      (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

      (2) If the Common Stock is quoted on the NASDAQ system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

      (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

    (k) "Offering Period" shall mean a period of approximately six (6) months, commencing on the first Trading Day on or after December 1 and terminating on the last Trading Day in the period ending the following May 31, or commencing on the first Trading Day on or after June 1 and terminating on the last Trading Day in the period ending the following November 30, during which an option granted pursuant to the Plan may be exercised. The duration of Offering Periods may be changed pursuant to
  Section 4 of this Plan.

    (l) "Plan" shall mean this Employee Stock Purchase Plan.

    (m) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

    (n) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

    (o) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

    (p) "Trading Day" shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

  3. Eligibility.

    (a) Any Employee (as defined in Section 2(g)), who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

    (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the
  Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Eleven Thousand Seven Hundred Sixty-Five Dollars ($11,765) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

  4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after June 1 and December 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with
Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

  5. Participation.

    (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office at least five (5) days prior to the applicable Enrollment Date.

    (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

  6. Payroll Deductions.

    (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

    (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

    (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

    (d) Notwithstanding the foregoing, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $10,000. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

    (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provisions for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

  7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of Shares determined by dividing $5,000 by the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in
Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

  8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable

Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant' s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

  9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

  10. Withdrawal; Termination of Employment.

    (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

    (b) Upon a participant's ceasing to be an Employee (as defined in Section 2(g) hereof) for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant's option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

    (c) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

  11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

  12. Stock.

    (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 200,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

    (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

    (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

  13. Administration.

    (a) Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

    (b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection
  (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be administered only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

  14. Designation of Beneficiary.

    (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

    (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

  15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

  16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

  17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

  18. Adjustments Upon Changes in Capitalization.

    (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

    (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

    (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date") or to cancel each outstanding right to purchase and refund all sums collected from participants during the Offering Period then in progress. If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

    The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

  19. Amendment or Termination.

    (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under
  Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

    (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

  20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

  21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

  As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

  22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

                                                                       EXHIBIT A

                          WAVEFRONT TECHNOLOGIES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT

      Original Application             Enrollment Date:
      Change in Payroll Deduction Rate
      Change of Beneficiary(ies)

  1. hereby elects to participate in the Wavefront Technologies, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

  2. I hereby authorize payroll deductions from each paycheck in the amount of % of my Compensation on each payday (not to exceed 10% or an aggregate maximum of $10,000 per year) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

  3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

  4. I have received a copy of the complete "Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that the grant of the option by the Company under this Subscription Agreement is subject to obtaining shareholder approval of the Employee Stock Purchase Plan.

  5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse
Only):

  6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

  7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

  8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please
print)
                        (First)           (Middle)             (Last)

- -------------------------------  ------------------------------------------
Relationship
                                 ------------------------------------------
                                                 (Address)

NAME: (Please
print)
                        (First)           (Middle)             (Last)

- -------------------------------  ------------------------------------------
Relationship
                                 ------------------------------------------
                                                 (Address)

Employee's Social
Security Number:                 ------------------------------------------

Employee's Address:              ------------------------------------------
                                 ------------------------------------------
                                 ------------------------------------------

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated: ________________________  ------------------------------------------
                                             Signature of Employee

                                 ------------------------------------------
                                     Spouse's Signature (If beneficiary
                                               other than spouse)

                                                                       EXHIBIT B

                          WAVEFRONT TECHNOLOGIES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

  The undersigned participant in the Offering Period of the Wavefront
Technologies, Inc. Employee Stock Purchase Plan which began on             19
(the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

                                          Name and Address of Participant:
                                          _____________________________________
                                          _____________________________________
                                          _____________________________________

                                          Signature:
                                          _____________________________________

                                          Date: _______________________________

                                                                         ANNEX C

                       [ON VOLPE, WELTY & CO. LETTERHEAD]

                                                                February 6, 1995

The Board of Directors
Wavefront Technologies, Inc.
530 East Montecito Street
Santa Barbara, CA 93103

Dear Directors:

  You have requested our opinion as to the fairness, from a financial point of view, to the holders (the "Shareholders") of common stock, no par value ("Company Common Stock"), of Wavefront Technologies, Inc. (the "Company"), of the consideration to be received by the Shareholders from Silicon Graphics, Inc. ("SGI") in a proposed merger (the "Wavefront Merger") of a subsidiary of SGI with and into the Company pursuant to the Agreement and Plan of Merger, dated as of February 6, 1995 (the "Merger Agreement"), by and among SGI, such subsidiary and the Company.

  In the event the Wavefront Merger is consummated, each issued and outstanding share of Company Common Stock, other than shares of Company Common Stock to be canceled pursuant to the Merger Agreement, would be converted into the right to receive 0.49 shares of SGI Common Stock ("SGI Shares"). The terms and conditions of the Wavefront Merger are more fully set forth in the Merger Agreement.

  The consummation of the Wavefront Merger is conditioned upon the consummation of an acquisition transaction (the "Alias Merger") involving Alias Research Inc. ("Alias") and SGI pursuant to which shareholders of Alias would receive SGI Shares. In rendering our opinion, we have assumed, with your permission, that the Alias Merger will be consummated contemporaneously with the consummation of the Wavefront Merger and that in the Alias Merger each issued and outstanding share of common stock of Alias will be converted into the right to receive no more than 0.90 SGI Shares in a pooling of interests transaction.

  Volpe, Welty & Company has acted as financial advisor to the Board of Directors of the Company in connection with the Wavefront Merger and we will receive a fee for our services in rendering this opinion. We were not authorized to solicit, and did not solicit, interest from any party other than SGI with respect to an acquisition of the Company. In addition, we have performed investment banking services for, and received compensation from, the Company from time to time.

  In arriving at our opinion we have reviewed the Merger Agreement and certain business and financial information relating to the Company and its subsidiaries, including certain financial projections, estimates and analyses provided to us by the Company, and have reviewed and discussed the businesses and prospects of the Company and its subsidiaries with representatives of the Company's management. We have considered certain financial and stock market data of the Company and have compared that information to similar data for certain other publicly-held companies in businesses similar to that of the Company.

  We have also reviewed certain business and financial information relating to SGI, including certain financial projections, estimates and analyses provided to us by SGI, and have had discussions with certain representatives of management of SGI. We have considered certain financial and stock market data of SGI and have compared that information to similar data for certain other publicly-held companies in businesses similar to that of SGI.

  We have also reviewed certain publicly available business and financial information relating to Alias. However, we have not reviewed or been provided with any non-public projections, estimates, analyses or other information relating to Alias and we have not had any discussions with representatives of Alias' management.

  In arriving at our opinion, we have also considered the financial terms of certain other mergers and acquisitions which we believe to be generally comparable to the Wavefront Merger and have considered such other information, financial studies and analyses, and financial, economic and market criteria as we deemed relevant.

  In connection with our review, we have not assumed responsibility for verification of any of the foregoing information and have relied on its being complete and accurate in all respects. We have not made an independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of the Company, SGI or Alias or any of their respective subsidiaries, nor have we been furnished with any such evaluation or appraisal that has not been publicly disclosed. With respect to the financial projections, estimates and analyses provided to us by the Company and by SGI, we have assumed, with your permission, that such information was reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and of SGI, respectively, as to future financial performance. We have also relied on, without assuming responsibility for verification of, estimates by the managements of SGI and the Company of potential cost savings that may be achieved if the Wavefront Merger and the Alias Merger are consummated. Our opinion is based on economic, monetary, market and other conditions existing on the date hereof.

  In rendering this opinion, we are not making any recommendation to the Shareholders in respect of the advisability of disposing of or retaining SGI Shares received pursuant to the Wavefront Merger. In the ordinary course of business, we have traded and may trade the securities of the Company, SGI and Alias for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

  It is understood that this letter is for the information of the Board of Directors of the Company only and may not be used for any other purpose without our prior written consent.

  Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the consideration to be received by the Shareholders in the Wavefront Merger is fair, from a financial point of view, to the Shareholders.

                                          Very truly yours,

                                          Volpe, Welty & Company

                                                  /s/ BRIAN H. DAVIS
                                          By: _________________________________
                                                      Brian H. Davis
                                                      General Partner

                                                                         ANNEX D

                                   CHAPTER 13

                               DISSENTERS' RIGHTS

Section 1300. Right to Require Purchase--"Dissenting Shares" and "Dissenting Shareholder" Defined.

  (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

  (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

    (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
  (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

    (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
  (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
  (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

    (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

    (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

  (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

Section 1301. Demand for Purchase.

  (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision
(b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

  (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in subparagraph (A) or (B) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

  (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

Section 1302. Endorsement of Shares.

  Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

Section 1303. Agreed Price--Time for Payment.

  (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

  (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

Section 1304. Dissenter's Action to Enforce Payment.

  (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

  (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

  (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

Section 1305. Appraisers' Report--Payment Costs.

  (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

  (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

  (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

  (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

  (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301).

Section 1306. Dissenting Shareholder's Status as Creditor.

  To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

Section 1307. Dividends Paid as Credit Against Payment.

  Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

Section 1308. Continuing Rights and Privileges of Dissenting Shareholders.

  Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

Section 1309. Termination of Dissenting Shareholder Status.

  Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

    (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

    (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

    (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the share, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months alter the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision
  (i) of Section 1110 was mailed to the shareholder.

    (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

Section 1310. Suspension of Proceedings for Payment Pending Litigation.

  If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

Section 1311. Exempt Shares.

  This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

Section 1312. Attacking Validity of Reorganization or Merger.

  (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except for an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

  (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to a shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter, but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

  (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that this transaction is just and reasonable as to the shareholders of any party so controlled.

P R O X Y

                          WAVEFRONT TECHNOLOGIES, INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned shareholder of WAVEFRONT TECHNOLOGIES, INC., a California corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated May 10, 1995, and hereby appoints Michael S. Noling and Martin H. Plaehn, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of WAVEFRONT TECHNOLOGIES, INC. to be held on June 12, 1995 at 10:00 a.m., Pacific Standard Time, at the Red Lion, 633 East Cabrillo Boulevard, Santa Barbara, California 93103, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

  1. Proposal to approve and adopt the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and among Silicon Graphics, Inc., S Acquisition Corporation and Wavefront Technologies, Inc. ("Wavefront"), dated February 6, 1995, as amended, and to approve all transactions contemplated by the Merger Agreement.
                       [_] FOR   [_] AGAINST   [_] ABSTAIN

  2. Proposal to approve and adopt Wavefront's Employee Stock Purchase Plan.
                       [_] FOR   [_] AGAINST   [_] ABSTAIN

  3. To vote or otherwise represent the shares on any and all such other business which may properly come before the meeting or any adjournment thereof, according to their discretion and in their discretion.
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

                                       Signature: _________  Date: ____________
                                       Signature: _________  Date: ____________
                                       PLEASE SIGN EXACTLY AS NAME APPEARS ON
                                       YOUR STOCK CERTIFICATE. IF THE STOCK IS
                                       HELD BY JOINT TENANTS OR AS COMMUNITY
                                       PROPERTY, BOTH SHOULD SIGN. EXECUTORS,
                                       ADMINISTRATORS, TRUSTEES, GUARDIANS,
                                       ATTORNEYS AND CORPORATE OFFICERS SHOULD
                                       INSERT THEIR TITLES.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Registrant's Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its executive officers and directors. The Registrant has also purchased and maintains insurance for its officers, directors, employees or agents against liabilities which an officer, a director, an employee or an agent may incur in his capacity as such.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

  The following exhibits are filed herewith or incorporated herein by reference.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  2.1    --Agreement and Plan of Merger and Reorganization, dated as of
          February 6, 1995, by and among the Registrant, S Acquisition
          Corporation and Wavefront Technologies, Inc. (incorporated by reference to Annex A to the Proxy Statement/Prospectus included as part of this Registration Statement).
  2.2    --Amendment Agreement, dated May 9, 1995, by and among the Registrant,
          S Acquisition Corporation and Wavefront Technologies, Inc.
          (incorporated by reference to Annex A to the Proxy
          Statement/Prospectus included as part of this Registration
          Statement).
  2.3    --Agreement and Plan of Acquisition and Arrangement, dated as of
          February 6, 1995, by and among the Registrant, 1103707 Ontario Inc.,
          Silicon Graphics Manufacturing S.A. and Alias Research Inc.
          (incorporated by reference from the Registrant's Current Report on
          Form 8-K, dated February 13, 1995).
  5.1*   --Opinion of Shearman & Sterling as to the legality of the
          Registrant's Common Stock being registered hereby.
  8.1*   --Tax opinion of Shearman & Sterling.
  8.2*   --Tax opinion of Wilson, Sonsini, Goodrich & Rosati.
 23.1*   --Consent of Shearman & Sterling with respect to the legality of securities being registered (contained in Exhibit 5.1).
 23.2*   --Consent of Shearman & Sterling with respect to certain tax matters
          (contained in Exhibit 8.1).
 23.3*   --Consent of Wilson, Sonsini, Goodrich & Rosati with respect to certain tax matters (contained in Exhibit 8.2).
 23.4*   --Consent of Ernst & Young, LLP, independent auditors with respect to financial statements of the Registrant.
 23.5*   --Consent of Arthur Andersen, LLP, independent auditors with respect to financial statements of Wavefront Technologies, Inc.
 23.6*   --Consent of KPMG Peat Marwick Thorne, independent auditors with respect to financial statements of Alias Research Inc.
 23.7*   --Consent of Deloitte & Touche, independent auditors with respect to financial statements of Alias Research Inc.
 23.8*   --Consent of Volpe, Welty & Company with respect to its fairness opinion.
 24.1*   --Power of Attorney (included on pages II-4 and II-5).

- --------
* Filed herewith.

  (b) Financial Statement Schedules

SILICON GRAPHICS, INC.

  The following schedules are incorporated by reference to Item 14 of SGI's Annual Report on Form 10-K for the fiscal year ended June 30, 1994:

   SCHEDULE   DESCRIPTION
   --------   -----------
          I   --Marketable Securities
         II   --Amounts Receivable from Related Parties and Underwriters,
                Promoters and Employees Other Than Related Parties
       VIII   --Valuations and Qualifying Accounts
          X   --Supplementary Income Statement Information

ALIAS RESEARCH INC.

  The following schedule is incorporated by reference to Item 14 of Alias' Annual Report on Form 10-K for the fiscal year ended January 31, 1995:

   SCHEDULE   DESCRIPTION
   --------   -----------
         II   --Valuations and Qualifying Accounts

  Other financial statement schedules have been omitted since they are either not required, not applicable, or the required information is shown in the consolidated financial statements or notes thereto.

  (c) Reports, Opinions and Appraisals

  The opinion of Volpe, Welty & Company (attached as Annex C to the Proxy Statement/Prospectus filed as a part of this Registration Statement).

ITEM 22. UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of the Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (d) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MOUNTAIN VIEW, STATE OF CALIFORNIA, ON THE 10TH DAY OF MAY, 1995.

                                          Silicon Graphics, Inc.

                                                  /s/ EDWARD R. MCCRACKEN
                                          By__________________________________
                                             EDWARD R. MCCRACKEN CHAIRMAN AND
                                                  CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stanley J. Meresman and William M. Kelly, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities to sign any amendments to the Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                         TITLE                DATE

       /s/ EDWARD R. MCCRACKEN          Chairman, Chief          May 10, 1995
- -------------------------------------    Executive Officer
         EDWARD R. MCCRACKEN             and Director
                                         (Principal
                                         Executive Officer)

       /s/ THOMAS A. JERMOLUK           President, Chief         May 10, 1995
- -------------------------------------    Operating Officer
         THOMAS A. JERMOLUK              and Director

        /s/ ROBERT R. BISHOP            President, Silicon       May 10, 1995
- -------------------------------------    Graphics World
          ROBERT R. BISHOP               Trade Corporation,
                                         and Director

       /s/ STANLEY J. MERESMAN          Senior Vice              May 10, 1995
- -------------------------------------    President, Finance
         STANLEY J. MERESMAN             and Chief Financial
                                         Officer (Principal
                                         Financial Officer)

        /s/ THOMAS J. OSWOLD            Vice President,          May 10, 1995
- -------------------------------------    Finance and
          THOMAS J. OSWOLD               Treasurer

        /s/ DENNIS P. MCBRIDE           Vice President,          May 10, 1995
- -------------------------------------    Controller
          DENNIS P. MCBRIDE              (Principal
                                         Accounting Officer)

              SIGNATURE                         TITLE                DATE

        /s/ ALLEN F. JACOBSON           Director                 May 10, 1995
- -------------------------------------
          ALLEN F. JACOBSON

       /s/ C. RICHARD KRAMLICH          Director                 May 10, 1995
- -------------------------------------
         C. RICHARD KRAMLICH

        /s/ JAMES A. MCDIVITT           Director                 May 10, 1995
- -------------------------------------
          JAMES A. MCDIVITT

          /s/ MARK W. PERRY             Director                 May 10, 1995
- -------------------------------------
            MARK W. PERRY

         /s/ LUCILLE SHAPIRO            Director                 May 10, 1995
- -------------------------------------
           LUCILLE SHAPIRO

        /s/ JAMES G. TREYBIG            Director                 May 10, 1995
- -------------------------------------
          JAMES G. TREYBIG